Exhibit 10.3

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as of July 24, 2026, by and among Cartesian Growth Corporation II, a Cayman Islands exempted company (“CGC”), InoBat AS, a private limited company (aksjeselskap) organized under the Laws of Norway (the “Target”), CGC II Sponsor LLC, a Cayman Islands limited liability company and sponsor of the Company (the “Sponsor”) and the purchaser identified on the signature pages hereto (including its successors and assigns, the “Purchaser”).

WHEREAS, promptly after the date of this Agreement, the Target will form InoBat B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) to be incorporated and existing under the laws of the Netherlands (the “Company”), and the Company will become a party to this Agreement;

WHEREAS, the Target, CGC, and InoBat Cayman Merger Sub, a Cayman Islands exempted company and a wholly-owned subsidiary of the Target (“Merger Sub”), entered into a Business Combination Agreement, dated as of July 24, 2026 (as it may be amended, modified, supplemented or otherwise modified from time to time in accordance with its terms, the “Business Combination Agreement,” and the transactions contemplated by the Business Combination Agreement, the “Business Combination”), pursuant to which, among other things,

(a)  the Target will form the Company;

(b)  the Company will convert into a naamloze vennootschap organized under the laws of the Netherlands;

(c)  certain shareholders of the Target holding at least 90% of the Target Equity Securities (as defined below) will contribute such Target Equity Securities to the Company, in exchange for a number of Common Shares equal to the Exchange Ratio (as defined in the Business Combination Agreement in effect as of the date hereof) (the “Exchange”);

(d)  certain shareholders of the Target will enter into an Undertaking (as defined in the Business Combination Agreement) and effect the Exchange (as defined in the Business Combination Agreement); and

(e)  Merger Sub shall merge with and into CGC (the “CGC Merger”), with CGC surviving the Merger as a direct wholly-owned subsidiary of the Company, as a result of which, CGC will become a direct, wholly owned subsidiary of the Company;

WHEREAS, in connection with the Business Combination, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(a)(2) of the Securities Act (as defined below), the Company desires to issue and sell to the Purchaser, and the Purchaser desires to purchase from the Company, securities of the Company as more fully described in this Agreement.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company, the Target and the Purchaser agree as follows:

ARTICLE 1

DEFINITIONS

1.1 Definitions. In addition to the terms defined elsewhere in this Agreement: (a) capitalized terms that are not otherwise defined herein have the meanings given to such terms in the Articles (as defined herein), and (b) the following terms have the meanings set forth in this Section 1.1:

“Action” means any action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the applicable party, threatened against or affecting the applicable party or any of its properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign).

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act.

“Articles” means the Amended and Restated Articles of Association of the Company, to be effective as of the Closing, in the form of Exhibit A attached hereto.

“Beneficial Ownership Letter Agreement” means the Beneficial Ownership Letter Agreement in the form of Annex A-2 attached hereto.

“Board of Directors” means the board of directors of the Company.

“Business Combination” shall have the meaning ascribed to such term in the recitals.

“Business Combination Agreement” shall have the meaning ascribed to such term in the recitals.

“Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York, United States; Amsterdam, the Netherlands; or Bratislava, Slovakia are authorized or required by law to remain closed; provided, however, for clarification, commercial banks shall not be deemed to be authorized or required by law to remain closed due to “stay at home,” “shelter-in-place,” “non-essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems (including for wire transfers) of commercial banks in The City of New York are generally are open for use by customers on such day.

“CGC Material Adverse Effect” means any change, event, effect or occurrence that, individually or in the aggregate with any other change, event, effect or occurrence, has had or would reasonably be expected to have a material adverse effect on the ability of CGC to consummate the CGC Merger in accordance with the terms of the Business Combination Agreement or consummate the transactions contemplated hereby in accordance with the terms of this Agreement; provided, however, that none of the following shall be taken into account in determining whether a CGC Material Adverse Effect has occurred or is reasonably likely to occur: any adverse change, event, effect or occurrence arising after the date of the Business Combination Agreement from or related to (i) general business or economic conditions in or affecting Europe, or changes therein, or the global economy generally, (ii) any national or international political or social conditions in Europe or any other country, including the engagement by Europe or any other country in hostilities, whether or not pursuant to the declaration of a national emergency or war, or the occurrence in any place of any military or terrorist attack, sabotage or cyberterrorism, (iii) changes in conditions of the financial, banking, capital or securities markets generally in Europe or any other country or region in the world, or changes therein, including changes in interest rates in Europe or any other country and changes in exchange rates for the currencies of any countries, (iv) changes in any applicable Laws, (v) any change, event, effect or occurrence that is generally applicable to the industries or markets in which CGC operates, or (vi) the execution or public announcement of the Business Combination Agreement or the pendency or consummation of the transactions contemplated by the Business Combination Agreement, including the impact thereof on the relationships, contractual or otherwise, of CGC with investors, contractors, lenders, suppliers, vendors, partners, licensors, licensees, payors or other third parties related thereto.

“Class A Ordinary Shares” means the Class A ordinary shares of CGC, par value $0.0001 per share.

“Closing” means the closing of the purchase and sale of the Securities pursuant to Section 2.1.

“Closing Date” means the Trading Day on which all of the Transaction Documents have been executed and delivered by the applicable parties thereto, and all conditions precedent to (i) the Purchaser’s obligations to pay the Subscription Amount and (ii) the Company’s obligations to deliver the Securities, in each case, have been satisfied or waived.

“Code” means the U.S. Internal Revenue Code of 1986, as amended, and any successor statute thereto, as amended.

“Commission” means the United States Securities and Exchange Commission.

“Common Shares” means the Common Shares of the Company, par value EUR 0.01 per share, and any other class of securities into which such securities may hereafter be reclassified or changed.

“Common Share Equivalents” means any securities that would entitle the holder thereof to acquire at any time a share of capital stock, including, without limitation, any debt, preferred stock, rights, options or other instrument that is at any time convertible into or exchangeable for, or otherwise entitles the holder thereof to receive, shares of capital stock.

“Company Party” means the Company and its directors, officers, shareholders, members, partners, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, agents, members, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling persons.

“Consent” means any consent, approval, waiver, authorization or Permit of, or notice to or declaration or filing with any Governmental Authority or any other Person.

“Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any Indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto.

“Contracts” means all legally binding contracts, contracts, agreements, binding arrangements, bonds, notes, indentures, mortgages, debt instruments, purchase order, licenses (and all other contracts, agreements or binding arrangements concerning Intellectual Property), franchises, leases and other instruments or obligations of any kind, written or oral (including any amendments and other modifications thereto).

“Conversion Shares” means the Common Shares issued or issuable upon conversion of the Preference Shares purchased pursuant to this Agreement in accordance with the terms of the Articles.

“COVID-19” means SARS-CoV-2 or COVID-19, and any evolutions or mutations thereof or related or associated epidemics, pandemic or disease outbreaks.

“Disqualification Event” shall have the meaning ascribed to such term in Section 3.1(i).

“Effective Date” means the first date on which (a) the initial Registration Statement has been declared effective by the Commission registering the resale of all of the Underlying Shares or (b) all of the Underlying Shares have been sold pursuant to Rule 144 or may be sold pursuant to Rule 144 (but with no volume or other restrictions or limitations including as to manner or timing of sale or current public information requirements).

“Environmental Laws” means any federal, state, local, municipal, foreign, international, or multinational law, regulation, or other applicable requirement, policy, guidance or treaty relating to (a) releases or threatened release of Hazardous Substance; (b) pollution or protection of employee health or safety, public health or the environment; or (c) the manufacture, handling, transport, use, treatment, storage, or disposal of Hazardous Substances.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Governmental Authority” means any federal, state, local, foreign government or other governmental, quasi-governmental, regulatory or administrative authority, body, instrumentality, department, board, bureau or agency or any court, tribunal, administrative hearing body, arbitration panel, commission, or other similar dispute-resolving panel or body (private or public).

“Government Contract” means any Contract, grant, basic ordering agreement, letter contract, or order between a Target Company, on the one hand, and (i) any Governmental Authority, (ii) another Person under such other Person’s prime contract with a Governmental Authority, or (iii) any higher tier subcontractor of a Governmental Authority in its capacity as a subcontractor, on the other hand, for which the period of performance has not expired or terminated, or final payment has not been received, or which remain open to audit as of the date of this Agreement. Unless otherwise indicated, a task, purchase or delivery order under a Government Contract will not constitute a separate Government Contract, for purposes of this definition, but will be part of the Government Contract under which it was issued.

“Hazardous Substance” means any pollutant, contaminant or toxic or hazardous material, substance or waste or petroleum, or any fraction thereof.

“IFRS” means the International Financial Reporting Standards as issued by the International Accounting Standards Board.

“Indebtedness” of any Person means, without duplication (A) all indebtedness for borrowed money, (B) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (including, without limitation, “capital leases” in accordance with IFRS) (other than trade payables entered into in the ordinary course of business consistent with past practice), (C) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (D) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (E) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (F) all monetary obligations under any leasing or similar arrangement which, in connection with IFRS, consistently applied for the periods covered thereby, is classified as a capital lease, (G) all indebtedness referred to in clauses (A) through (F) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (H) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (A) through (G) above.

“Intellectual Property” means any and all intellectual or proprietary property and all rights, title, and interest therein or thereto arising anywhere in the world, including: (i) all United States and foreign patents and patent applications, patent disclosures and inventions, (whether patentable or unpatentable and whether or not reduced to practice), including any continuations, divisions, continuations in part, renewals, divisionals, extensions, reissues or foreign counterparts of any of the foregoing; (ii) all United States, international and foreign trade names, trade dress, trademarks, service marks, logos or internet domain name registrations, social media usernames, handles, and similar identifiers, including all goodwill associated therewith, together with all registrations and applications relating thereto (“Trademarks”); (iii) all United States, international, and foreign copyrights (whether registered or unregistered), original works of authorship (including Software and all rights therein), copyrightable works, together with all registrations and applications relating thereto (“Copyright”); (iv) all proprietary databases and data; (v) all industrial designs and any registrations and applications therefor throughout the world; (vi) Trade Secrets, (vii) Software and data, databases, compilations, and any other electronic data files, including any and all collections of data, whether machine readable or otherwise; (viii) rights to sue or recover and retain damages and costs and attorneys’ fees for the past, present or future infringement, dilution, misappropriation, or other violation of any of the foregoing anywhere in the world; (ix) any and all other intellectual or industrial property rights protectable by applicable law in any jurisdiction; and (x) all issuances, renewals, registrations and applications of or for any of the foregoing.

“Law” means any federal, state, local, municipal, foreign or other law, statute, legislation, principle of common law, ordinance, code, edict, decree, proclamation, treaty, convention, rule, regulation, directive, requirement, writ, injunction, settlement, Order or Consent that is or has been issued, enacted, adopted, passed, approved, promulgated, made, implemented or otherwise put into effect by or under the authority of any Governmental Authority.

“Lead Purchaser” means Alyeska Master Fund, L.P.

“Legal Proceeding” means any notice of noncompliance or violation, or any claim, demand, charge, action, suit, litigation, audit, settlement, complaint, stipulation, assessment or arbitration, or any request (including any request for information), inquiry, hearing, proceeding or investigation, by or before any Governmental Authority.

“Liabilities” means any and all liabilities, Indebtedness, Legal Proceedings or obligations of any nature (whether absolute, accrued, contingent or otherwise, whether known or unknown, whether direct or indirect, whether matured or unmatured, whether due or to become due and whether or not required to be recorded or reflected on a balance sheet under IFRS or other applicable accounting standards).

“Lien” means any mortgage, pledge, security interest, attachment, right of first refusal, option, proxy, voting trust, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof), restriction (whether on voting, sale, transfer, disposition or otherwise), any subordination arrangement in favor of another Person, or any filing or agreement to file a financing statement as debtor under the Uniform Commercial Code or any similar Law.

“Liens” means a lien, charge, pledge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

“Losses” means losses, liabilities, obligations, claims, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation.

“Off-the-Shelf Software” means any Software that is made generally and widely available to the public on a commercial basis and is licensed to any of the Target Companies on a non-exclusive basis under standard terms and conditions for a one-time license fee of less than $100,000 per license or an ongoing licensee fee of less than $50,000 per year.

“Order” means any order, decree, ruling, judgment, injunction, writ, determination, binding decision, verdict, judicial award or other action that is or has been made, entered, rendered, or otherwise put into effect by or under the authority of any Governmental Authority.

“Organizational Documents” means, with respect to any Person that is an entity, its certificate of incorporation or formation, bylaws, operating agreement, memorandum and articles of association or similar organizational documents, in each case, as amended.

“Other SPAs” means this Agreement together with the other securities purchase agreements, dated as of the date hereof for the Purchaser and the investors named in such other agreements to purchase 12.0% Series A Cumulative Convertible Preference Shares or Series B Convertible Preference Shares.

“PCAOB” means the Public Company Accounting Oversight Board.

“Permits” means all federal, state, local or foreign or other third-party permits, grants, easements, consents, approvals, authorizations, exemptions, licenses, franchises, concessions, ratifications, permissions, clearances, confirmations, endorsements, waivers, certifications, designations, ratings, registrations, qualifications or orders of any Governmental Authority or any other Person.

“Permitted Liens” means (a) Liens for Taxes or assessments and similar governmental charges or levies, which either are (i) not yet due and payable or (ii) being contested in good faith and by appropriate proceedings, and adequate reserves have been established with respect thereto in accordance with IFRS, (b) other Liens imposed by operation of Law arising in the ordinary course of business for amounts which are not due and payable and as would not in the aggregate materially adversely affect the value of, or materially adversely interfere with the use of, the property subject thereto, (c) Liens incurred or deposits made in the ordinary course of business in connection with social security, (d) Liens on goods in transit incurred pursuant to documentary letters of credit, in each case arising in the ordinary course of business, (e) Liens arising under any Transaction Document or (f) non-exclusive licenses of owned Intellectual Property granted in the ordinary course of business.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Preference Shares” means the [12.0% Series A Cumulative Convertible Preference Shares]1 [Series B Convertible Preference Shares]2 of the Company having the rights, preferences and privileges set forth in the Articles, in the form of Exhibit A hereto.

“Proceeding” means an action, claim, suit, investigation or proceeding, whether commenced or threatened.

“Prohibited Financing Arrangement” means any agreement, arrangement, commitment or transaction (whether entered into directly or indirectly through the Sponsor, any Affiliate or any other Person) that constitutes, or that has the economic effect of, any forward purchase agreement, forward sale agreement, equity forward, contingent capital or contingent forward arrangement, non-redemption agreement or non-redemption incentive arrangement, redemption recapture, redemption reversal or redemption backstop facility or any other similar agreement, arrangement or transaction, in each case that (i) provides for, or has the effect of, the payment or transfer of cash or other consideration to CGC, the Company or any of their respective Subsidiaries (including any amount released or to be released from the trust account established by CGC) prior to, or calculated by reference to, the sale, resale, redemption or non-redemption of any equity securities of CGC or the Company; (ii) is entered into for the purpose of, or that has the effect of, reducing, reversing, offsetting, funding or discouraging the exercise of redemption rights by holders of ordinary shares of CGC or the Company; or (iii) obligates CGC, the Company or any of their respective Subsidiaries to purchase, repurchase, redeem or make any payment or share issuance in respect of any equity securities determined by reference to a future price, reset price, volume-weighted average price or valuation or measurement period; provided that “Prohibited Financing Arrangement” shall not include (A) this Agreement, the other Transaction Agreements and the transactions expressly contemplated hereby and thereby or (B) the issuance and sale of Securities pursuant to this Agreement and the Other SPAs.

“Purchaser Party” means the Purchaser and the Purchaser’s directors, officers, shareholders, members, partners, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls the Purchaser (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, agents, members, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling persons.

“Real Property Leases” means all leases, sub-leases, licenses or other agreements, in each case, pursuant to which any Target Company leases or sub-leases any real property.

“Redemption” shall have the meaning ascribed to such term in the Business Combination Agreement.

“Registration Rights Agreement” means the Amended and Restated Registration Rights Agreement among the Company, the Purchaser and the other parties thereto, in the form of Exhibit B attached hereto.

1 For anchor investor.

2 For other investors.

“Registration Statement” means a registration statement meeting the requirements set forth in the Registration Rights Agreement and covering the resale of the Underlying Shares by the Purchaser as provided for in the Registration Rights Agreement.

“Required Minimum” means, as of any date, the maximum aggregate number of Common Shares then issued or potentially issuable in the future pursuant to the Transaction Documents, including any Underlying Shares issuable upon exercise in full of all Warrants (assuming for this purpose, an exercise price equal to the Floor Price) and conversion in full of all Preference Shares (assuming for this purpose, a conversion price equal to the Floor Price and taking into account PIK Dividends for a period of at least three years following the Closing Date), ignoring any conversion or exercise limits set forth therein.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such rule.

“Rule 424” means Rule 424 promulgated by the Commission pursuant to the Securities Act, as such rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such rule.

“SEC” means the United States Securities and Exchange Commission.

“SEC Reports” shall have the meaning ascribed to such term in Section 3.1(m).

“Securities” means the Preference Shares, the Warrants and the Underlying Shares.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Short Sales” shall include, without limitation, all “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act and all types of direct and indirect stock pledges (other than pledges in the ordinary course of business as part of prime brokerage arrangements), forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis), and sales and other transactions through non-U.S. broker dealers or foreign regulated brokers.

“Software” means any and all (i) computer software, firmware and computer programs and applications, including all source code, object code, middleware, utilities, computer programs, application programming interfaces, algorithms, plugins, libraries, subroutines, tools, drivers, microcode, scripts, batch files, instruction sets and macros, models, and methodologies, in each case of the foregoing whether in source code, executable or object code form, documentation related thereto including user manuals, related to any of the foregoing and all software modules, tools and databases; and (ii) deep learning, machine learning, and other artificial intelligence technologies (collectively, “AI/ML”).

“Stated Value” means $120.00 per Preference Share.

“Stock Exchange” means either The Nasdaq Stock Market LLC or the New York Stock Exchange (or any successors to any of the foregoing).

“Subscription Amount” shall mean the aggregate amount to be paid for the Preference Shares and the Warrants purchased hereunder pursuant to the terms of this Agreement as set forth across from the Purchaser’s name on Schedule A hereto in U.S. dollars and in immediately available funds.

“Subsidiary” means, with respect to any Person, any corporation, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a partnership, association or other business entity, a majority of the partnership or other similar ownership interests thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons will be deemed to have a majority ownership interest in a partnership, association or other business entity if such Person or Persons will be allocated a majority of partnership, association or other business entity gains or losses or will be or control the managing director, managing member, general partner or other managing Person of such partnership, association or other business entity. A Subsidiary of a Person will also include any variable interest entity which is consolidated with such Person under applicable accounting rules.

“Target Benefit Plans” means any and all deferred compensation, executive compensation, incentive compensation, equity purchase or other equity-based compensation plan, employment or consulting, severance or termination pay, holiday, vacation or other bonus plan or practice, hospitalization or other medical, life or other insurance, supplemental unemployment benefits, profit sharing, pension, or retirement plan, program, agreement, commitment or arrangement, and each other Target Benefit Plan, program, agreement or arrangement, including each “Target Benefit Plan” as such term is defined under Section 3(3) of ERISA, maintained or contributed to or required to be contributed to by the Target or any Subsidiary of the Target for the benefit of any current or former employee or other individual service provider of the Target or any Subsidiary of the Company, or with respect to which the Target or any Subsidiary of the Target has any Liability, whether direct or indirect, whether actual or contingent, whether formal or informal, and whether legally binding or not (other than a multiemployer plan within the meaning of Section 3(37) of ERISA or any plan or program that is sponsored solely by a Governmental Authority and to which the Target or any Subsidiary of the Target is required to contribute pursuant to applicable Law).

“Target Companies” means the Target and its Subsidiaries, including the Company and Merger Sub.

“Target Licensed Intellectual Property” means Intellectual Property owned by any Person (other than a Target Company) that is licensed to any Target Company.

“Target Material Adverse Effect” means any change, event, effect or occurrence that, individually or in the aggregate with any other change, event, effect or occurrence, has had or would reasonably be expected to have a material adverse effect on (a) the business, results of operations or financial condition of the Target Companies, taken as a whole, or (b) the ability of the Target to consummate the Exchange in accordance with the terms of this Agreement or consummate the transactions contemplated hereby in accordance with the terms of this Agreement; provided, however, that, in the case of clause (a), none of the following shall be taken into account in determining whether a Target Material Adverse Effect has occurred or is reasonably likely to occur: any adverse change, event, effect or occurrence arising after the date of this Agreement from or related to (i) general business or economic conditions in or affecting Europe, or changes therein, or the global economy generally, (ii) any national or international political or social conditions in Europe or any other country, including the engagement by Europe or any other country in hostilities, whether or not pursuant to the declaration of a national emergency or war, or the occurrence in any place of any military or terrorist attack, sabotage or cyberterrorism, (iii) changes in conditions of the financial, banking, capital or securities markets generally in Europe or any other country or region in the world, or changes therein, including changes in interest rates in Europe or any other country and changes in exchange rates for the currencies of any countries, (iv) changes in any applicable Laws or the interpretation or enforcement thereof by any Governmental Authority, (v) any change, event, effect or occurrence that is generally applicable to the industries or markets in which any Target Company operates, (vi) the execution or public announcement of this Agreement or the pendency or consummation of the transactions contemplated by this Agreement, including the impact thereof on the relationships, contractual or otherwise, of any Target Company with employees, customers, investors, contractors, lenders, suppliers, vendors, partners, licensors, licensees, payors or other third parties related thereto (provided that the exception in this clause (vi) shall not apply to the representations and warranties set forth in Section 3.3(d)(ii) to the extent that its purpose is to address the consequences resulting from the public announcement or pendency or consummation of the transactions contemplated by this Agreement), (vii) any failure by any Target Company to meet, or changes to, any internal or published budgets, projections, forecasts, estimates or predictions (although the underlying facts and circumstances resulting in such failure may be taken into account to the extent not otherwise excluded from this definition pursuant to clauses (i) through (vi) or (viii)), or (viii) any hurricane, tornado, flood, earthquake, tsunami, natural disaster, mudslides, wild fires, epidemics, pandemics or quarantines, acts of God or other natural disasters or comparable events in Europe or any other country or region in the world, or any escalation of the foregoing, (ix) any actions taken or omitted to be taken by any Target Companies at the written request or with the written consent of CGC, (x) any changes in IFRS or other applicable accounting standards or the interpretation thereof, (xi) any loss of employees, customers, suppliers, distributors, licensors, licensees or other business partners to the extent resulting from the public announcement or pendency of the transactions contemplated by this Agreement, or (xii) any litigation arising from or relating to this Agreement or the transactions contemplated hereby; provided, however, that any change, event, effect or occurrence resulting from a matter described in any of the foregoing clauses (i) through (v) or (viii) through (xii) may be taken into account in determining whether a Target Material Adverse Effect has occurred or is reasonably likely to occur to the extent such change, event, effect or occurrence has had or would reasonably be expected to have a disproportionate adverse effect on the Target Companies, taken as a whole, relative to other participants operating in the industries or markets in which the Target Companies operate.

“Target Options” means, as of any determination time, each option to purchase Target Shares that is outstanding and unexercised, whether granted under a Target Benefit Plan or otherwise.

“Target Party” means each Target Company and each of their respective directors, officers, shareholders, members, partners, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls any Target Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, agents, members, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling persons.

“Target Shares” means the shares, par value NOK 0.01 per share, of the Target.

“Taxes” means all direct or indirect federal, state, local, foreign and other net income, gross income, gross receipts, sales, use, value-added, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, social security and related contributions due in relation to the payment of compensation to employees, excise, severance, stamp, occupation, premium, property, windfall profits, alternative minimum, estimated, customs, duties or other taxes, fees, assessments or charges in the nature of a tax, together with any interest and any penalties, additions to tax or additional amounts with respect thereto imposed by a Governmental Authority.

“Tax Authority” means any Governmental Authority responsible for the collection or administration of Taxes or Tax Returns.

“Tax Return” means any return, form, declaration, election, disclosure, report, claim for refund, information return or other documents (including any related or supporting schedules, statements or information) filed or required to be filed in connection with the determination, assessment or collection of any Taxes or the administration of any Laws or administrative requirements relating to any Taxes.

“Trade Secrets” means any trade secrets, confidential business information, concepts, ideas, designs, research or development information, processes, procedures, techniques, technical information, specifications, operating and maintenance manuals, engineering drawings, methods, know-how, data, mask works, discoveries, inventions, modifications, extensions, improvements, and other proprietary rights (whether or not patentable or subject to Copyright, Trademark, or trade secret protection).

“Trading Day” means a day on which the principal Trading Market is open for trading.

“Trading Market” means any of the following markets or exchanges on which the Common Shares is listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market or the New York Stock Exchange (or any successors to any of the foregoing).

“Transaction Documents” means this Agreement, the Articles, the Warrants, the Registration Rights Agreement, and all exhibits and schedules thereto.

“Transactions” means each of the transactions contemplated by this Agreement and the other Transaction Documents.

“Transfer Agent” means Continental Stock Transfer & Trust Company, the current transfer agent of the Company, and any successor transfer agent of the Company.

“Underlying Shares” means the Conversion Shares and the Warrant Shares.

“Warrants” means, collectively, the Common Share purchase warrants of the Company delivered to the Purchaser at the Closing in accordance with Section 2.2(a) hereof, which Warrants shall be exercisable immediately and have a term of exercise equal to 5 years, in the form of Exhibit C attached hereto.

“Warrant Shares” means the Common Shares issuable upon exercise of the Warrants.

ARTICLE 2

PURCHASE AND SALE

2.1 Closing. On the Closing Date, upon the terms and subject to the conditions set forth herein, the Company agrees to sell, and the Purchaser agrees to purchase, a number of Preference Shares equal to the Subscription Amount set forth opposite the Purchaser’s name on Schedule A hereto divided by $102.00, and Warrants as determined pursuant to Section 2.2(a). Not later than 10:00 am Eastern Time on the date two business days prior to the date on which the Closing will occur (and the conditions thereto will be satisfied) (the “Closing Date”), the Company shall provide written notice on signed Company letterhead (which may be via email) to the Purchaser (the “Closing Notice”) that (i) all closing conditions pursuant to the Business Combination Agreement (as determined by the parties to the Business Combination Agreement) or waived in writing by the Person(s) with the authority to make such waiver (other than those conditions which, by their nature, are to be satisfied at the closing of the Business Combination pursuant to the Business Combination Agreement including to the extent that any such condition precedent is, or is dependent upon, the consummation of the transactions contemplated hereby) and (ii) this Agreement (as determined by the parties to this Agreement) or waived in writing by the Person(s) with the authority to make such waiver (other than those conditions which, by their nature, are to be satisfied at the Closing pursuant to this Agreement including to the extent that any such condition precedent is, or is dependent upon, the consummation of the Business Combination), have been met and that such date is the Closing Date, which Closing Notice shall contain the Flow of Funds Letter (as defined below) with the Company’s wire instructions for the Company’s operating account.2.2 Deliveries.

(a) On or prior to the Closing Date, the Company shall deliver or cause to be delivered to the Purchaser the following:

(i) the Beneficial Ownership Letter Agreement duly executed by the Company;

(ii) a certificate evidencing (or reasonable evidence of issuance by book entry, as applicable, of) a number of Preference Shares with an aggregate Stated Value as set forth opposite the Purchaser’s name on Schedule A hereto, registered in the name of the Purchaser and evidence of the filing and acceptance of the Articles from the Dutch Trade Register;

(iii) a Warrant registered in the name of the Purchaser to purchase up to a number of Common Shares equal to [100%]3 [75%]4 of the total number of Common Shares into which the Purchaser’s Preference Shares are convertible on the date of Closing, with an exercise price equal to $12.00, subject to adjustment as set forth therein; and

(iv) the Registration Rights Agreement duly executed by the Company.

(b) On or prior to the Closing Date, the Purchaser shall deliver or cause to be delivered to the Company, the following:

(i) the Beneficial Ownership Letter Agreement duly executed by the Purchaser;

(ii) the Registration Rights Agreement duly executed by the Purchaser;

(iii) the Purchaser’s counter-signature to the Warrant described in Section 2.2(a)(ii); and

(iv) the Purchaser’s Subscription Amount.

3 For anchor investor.

4 For other investors.

2.3 Closing Conditions.

(a) The Closing shall be subject to the satisfaction, or valid waiver in writing by each of the parties hereto, of the conditions that, on the Closing Date:

(i) all conditions precedent to the closing of the Business Combination set forth in Article VII of the Business Combination Agreement shall have been satisfied (as determined by the parties to the Business Combination Agreement) or waived in writing by the Person(s) with the authority to make such waiver (other than those conditions which, by their nature, are to be satisfied at the closing of the Business Combination pursuant to the Business Combination Agreement including to the extent that any such condition precedent is, or is dependent upon, the consummation of the transactions contemplated hereby), and the closing of the Business Combination shall be scheduled to occur concurrently with the Closing; and

(ii) no governmental authority shall have enacted, issued, promulgated, enforced or entered any judgment, order, law, rule or regulation which is then in effect and has the effect of making the consummation of the transactions contemplated hereby illegal or otherwise restraining or prohibiting consummation of the transactions contemplated hereby.

(b) The obligation of the Company to consummate the Closing shall be subject to the satisfaction or valid waiver in writing by the Company of the additional conditions that, on the Closing Date:

(i) except as otherwise provided under Section 2.3(b)(ii), all representations and warranties of the Purchaser contained in this Agreement shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality or material adverse effect, which representations and warranties shall be true and correct in all respects) at and as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality or material adverse effect, which representations and warranties shall be true and correct in all respects) as of such earlier date), and consummation of the Closing shall constitute a reaffirmation by the Purchaser of each of the representations, warranties and agreements of the Purchaser contained in this Agreement as of the Closing Date, but without giving effect to consummation of the Business Combination, or as of such earlier date, as applicable;

(ii) the representations and warranties of the Purchaser contained in Section 3.2(q) of this Agreement shall be true and correct at all times on or prior to the Closing Date, and consummation of the Closing shall constitute a reaffirmation by the Purchaser of such representations and warranties;

(iii) the Purchaser shall have performed, satisfied and complied with in all material respects all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by it at or prior to the Closing; and

(iv) the delivery by the Purchaser of the items set forth in Section 2.2(b) of this Agreement.

(c) The obligation of the Purchaser to consummate the Closing shall be subject to the satisfaction or valid waiver in writing by the Purchaser of the additional conditions that, on the Closing Date:

(i) all representations and warranties of the Company, the Target, and CGC contained in this Agreement shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality, CGC Material Adverse Effect or Target Material Adverse Effect, as applicable, which representations and warranties shall be true and correct in all respects) at and as of the Closing Date (except to the extent that any such representation or warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality, CGC Material Adverse Effect or Target Material Adverse Effect, as applicable, which representations and warranties shall be true and correct in all respects) as of such earlier date), and consummation of the Closing shall constitute a reaffirmation by the Company, the Target and CGC of each of their respective representations, warranties and agreements contained in this Agreement as of the Closing Date, but without giving effect to the consummation of the Business Combination, or as of such earlier date, as applicable;

(ii) the Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by it at or prior to the Closing;

(iii) the delivery by the Company of the items set forth in Section 2.2(a) of this Agreement;

(iv) no CGC Material Adverse Effect or Target Material Adverse Effect shall have occurred;

(v) the transactions contemplated by the Other SPAs shall be consummated concurrently with the Closing;

(vi) the Company shall have been duly formed and joined to this Agreement as contemplated hereby;

(vii) all conditions to the listing of the Common Shares on the Stock Exchange shall have been satisfied and the listing of the Common Shares shall have occurred prior to or be scheduled to occur concurrently with the Closing; and

(viii) the delivery by the Sponsor of the Sponsor Accommodation Shares as set forth in Section 4.14 of this Agreement.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES

3.1 Representations and Warranties of the Company. Upon its joinder to this Agreement, the Company will represent and warrant to the Purchaser, as of the date of such joinder to this Agreement and as of the Closing Date (or, if such representations and warranties are made with respect to a specified date, as of such date):

(a) The Company (i) is validly existing and in good standing under the laws of the jurisdiction of incorporation, (ii) has the requisite power and authority to own, lease and operate its properties, to carry on its business as it is now being conducted and to enter into and perform its obligations under this Agreement and the other Transaction Documents, and (iii) is duly licensed or qualified to conduct its business and, if applicable, is in good standing under the laws of each jurisdiction (other than its jurisdiction of incorporation) in which the conduct of its business or the ownership of its properties or assets requires such license or qualification, except, with respect to the foregoing clause (iii), where the failure to be in good standing would not reasonably be expected to have a Target Material Adverse Effect.

(b) As of the Closing Date, the Securities will be duly authorized and, when issued, paid for and delivered in accordance with the applicable Transaction Documents, will be validly issued, fully paid and non-assessable, free and clear of all liens or other restrictions (other than those arising under the Transaction Documents, the Organizational Documents of the Company or applicable securities laws), and will not have been issued in violation of any preemptive or similar rights created under the Company’s Organizational Documents (as adopted on the Closing Date) or the laws of its jurisdiction of incorporation.

(c) This Agreement and the other Transaction Documents has been duly authorized, validly executed and delivered by the Company, and assuming the due authorization, execution and delivery of the same by the Target and the Purchaser of this Agreement and the other Transaction Documents to which they are a party and the due authorization, execution and delivery of the same by all other parties to any Transaction Document, this Agreement and the other Transaction Documents shall constitute the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent that enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization and moratorium laws and other laws of general application affecting the enforcement of creditors’ rights generally or by any applicable statute of limitation or by any valid defense of set-off or counterclaim, and the fact that equitable remedies or relief (including the remedy of specific performance) are subject to the discretion of the court from which such relief may be sought (collectively, the “Enforceability Exceptions”).

(d) Assuming the accuracy of the representations and warranties of the Purchaser set forth in Section 3.2 of this Agreement, the execution and delivery of this Agreement and the other Transaction Documents, the issuance and sale of the Securities hereunder, the compliance by the Company with all of the provisions hereof and thereof and the consummation of the transactions contemplated herein and therein will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Company pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject, (ii) the Organizational Documents of the Company, or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Company or any of its properties that, in the case of clauses (i) and (iii), would reasonably be expected to have a Target Material Adverse Effect.

(e) Assuming the accuracy of the representations and warranties of the Purchaser set forth in Section 3.2 of this Agreement, the Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization or other person in connection with the execution, delivery and performance of this Agreement or the other Transaction Documents (including, without limitation, the issuance of the Securities), other than (i) filings required by applicable state securities laws, (ii) the filing of the Registration Statement pursuant to the Registration Rights Agreement, (iii) filings required by the Commission, (iv) filings required by the Stock Exchange, including with respect to obtaining shareholder approval, (v) filings and approvals required to consummate the Business Combination as provided under the Business Combination Agreement, (vi) the filing of notification under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, if applicable, and (vii) those filings, the failure of which to obtain would not have a Target Material Adverse Effect.

(f) Except for such matters as have not had and would not have a Target Material Adverse Effect, there is no (i) Action, Proceeding or arbitration before a governmental authority or arbitrator pending, or, to the knowledge of the Company, threatened in writing against the Company or (ii) judgment, decree, injunction, ruling or order of any governmental authority or arbitrator outstanding against the Company.

(g) Assuming the accuracy of the Purchaser’s representations and warranties set forth in Section 3.2 of this Agreement, no registration under the Securities Act or any state securities (or Blue Sky) laws is required for the offer and sale of the Securities by the Company to the Purchaser.

(h) Neither the Company nor any person acting on its behalf has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the Securities. The Securities are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act or any state securities laws. Neither the Company nor any person acting on the Company’s behalf has, directly or indirectly, at any time within the past six (6) months, made any offer or sale of any security or solicitation of any offer to buy any security under circumstances that would cause the offering of the Securities pursuant to this Agreement to be integrated with prior offerings by the Company for purposes of the Securities Act or any applicable shareholder approval provisions. Neither the Company nor any person acting on the Company’s behalf has offered or sold any securities, or has taken any other action, which would reasonably be expected to subject the offer, issuance or sale of the Securities, as contemplated hereby, to the registration provisions of the Securities Act.

(i) No “bad actor” disqualifying event described in Rule 506(d)(1)(i)-(viii) of the Securities Act (a “Disqualification Event”) is applicable to the Company, except for a Disqualification Event as to which Rule 506(d)(2)(ii–iv) or (d)(3) is applicable.

(j) Except as would not reasonably be expected to be material to the Company, the Company is in all material respects in compliance with applicable provisions of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations thereunder.

(k) As of the Closing Date, the Common Shares will be eligible for clearing through The Depository Trust Company (“DTC”), through its Deposit/Withdrawal At Custodian (DWAC) system, and the Company is eligible and participating in the Direct Registration System (DRS) of DTC with respect to the Common Shares. The Company’s Transfer Agent is a participant in DTC’s Fast Automated Securities Transfer Program.

(l) It is the intent of the Company that it be deemed a “successor issuer” of CGC in accordance with Rule 12g-3 under the Exchange Act of 1934, as amended (the “Exchange Act”), solely for purposes of the Exchange Act, and in accordance with Rule 414 under the Securities Act, solely for purposes of the Securities Act, and, as of the Closing Date, the Company represents and warrants as set forth in Section 3.4(l).

(m) As of the Closing Date, the Company has (i) converted into a naamloze vennootschap incorporated under the laws of the Netherlands, (ii) adopted the Articles in the form of Exhibit A, and (iii) has authorized the maximum amount of share capital permissible under Dutch law.

(n) As of the Closing Date, the Company has issued, pursuant to this Agreement and the Other SPAs, (i) 490,196 12.0% Series A Cumulative Convertible Preference Shares, each having a par value of twelve eurocents (EUR 0.12); (ii) 269,608 Series B Convertible Preference Shares, each having a par value of twelve eurocents (EUR 0.12), and (iii) 7,598,039 Warrants.

(o) Following the Business Combination and immediately after the issuance of the Common Shares pursuant to this Agreement, the Common Shares are expected to be registered under the Exchange Act and listed for trading on the Stock Exchange.

(p) To the knowledge of the Company, the Company is not, and immediately after receipt of payment for the Securities and consummation of the Business Combination, will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(q) Neither the Company nor, to the knowledge of the Company, any agent or other person acting on behalf of the Company has (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company (or made by any person acting on its behalf of which the Company is aware) which is in violation of law or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.

(r) The Company’s accounting firm is Ernst & Young (EY). To the knowledge and belief of the Company, such accounting firm is a registered public accounting firm as required by the Exchange Act.

(s) There are no disagreements of any kind presently existing, or reasonably anticipated by the Company to arise, between the Company and the accountants and lawyers formerly or presently employed by the Company and the Company is current with respect to any fees owed to its accountants and lawyers which could affect the Company’s ability to perform any of its obligations under any of the Transaction Documents.

(t) The Company acknowledges and agrees that the Purchaser is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated thereby. The Company further acknowledges that the Purchaser is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated thereby and any advice given by the Purchaser or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated thereby is merely incidental to the Purchaser’s purchase of the Securities. The Company further represents to the Purchaser that the Company’s decision to enter into this Agreement and the other Transaction Documents has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

(u) The Company has not, and to its knowledge no one acting on its behalf has, taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities.

[(v) The Company has not entered into, and will not enter into, any other agreement or any definitive transaction document, side letter, undertaking letter, or other similar agreement or instrument with the Purchaser or any other purchaser of Securities in connection with the transactions contemplated hereby or by the Other SPAs with terms and conditions that are more favorable than the terms and conditions provided to the Purchaser under this Agreement.]5

(w) Except as provided in this Section 3.1, none of the Company nor any of its Affiliates, nor any of their respective directors, managers, officers, employees, equityholders, partners, members or representatives has made, or is making, any representation or warranty whatsoever to any other party hereto or any other Person and no such party shall be liable in respect of the accuracy or completeness of any information provided to any other party hereto or any other Person.

3.2 Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants as of the date of this Agreement and as of the Closing Date (or, if such representations and warranties are made with respect to a specified date, as of such date):

(a) The Purchaser is either an individual or an entity duly incorporated or formed, validly existing and in good standing under the laws of its jurisdiction of formation or incorporation with the requisite power and authority to enter into and perform its obligations under the Transaction Documents.

5 For anchor investor

(b) Each Transaction Document to which it is a party has been duly authorized, executed and delivered by the Purchaser, and assuming the due authorization, execution and delivery of the same by the Company, each Transaction Document to which the Purchaser is a party shall constitute the valid and legally binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, subject to the Enforceability Exceptions.

(c) The execution, delivery and performance of the Transaction Documents, including the purchase of the Securities hereunder, the compliance by the Purchaser with all of the provisions of the Transaction Documents and the consummation of the transactions contemplated herein will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Purchaser pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which the Purchaser is a party or by which the Purchaser is bound or to which any of the property or assets of the Purchaser is subject; (ii) the Organizational Documents of the Purchaser; or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Purchaser or any of its properties that in the case of clauses (i) and (iii), would reasonably be expected to have a material adverse effect on the Purchaser’s ability to consummate the transactions contemplated by the Transaction Documents, including the purchase of the Securities.

(d) At the time the Purchaser was offered the Securities, it was, and as of the date hereof it is, and on each date on which it exercises any Warrants or converts any Preference Shares, it will be, an “accredited investor” (within the meaning of Rule 501(a) under the Securities Act), satisfying the applicable requirements set forth on Annex A-1 hereto, (ii) acquiring the Securities only for its own account and not for the account of others, or if the Purchaser is subscribing for the Securities as a fiduciary or agent for one or more investor accounts, each owner of such account is an “accredited investor” (within the meaning of Rule 501(a) under the Securities Act) and the Purchaser has full investment discretion with respect to each such account, and the full power and authority to make the acknowledgements, representations and agreements herein on behalf of each owner of each such account, and (iii) not acquiring the Securities with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act (and has provided the Company with the requested information on Annex A-1 following the signature page hereto).

(e) The Purchaser acknowledges and agrees that the Securities are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the Securities have not been registered under the Securities Act or the securities laws of any state in the United States or other jurisdiction and that the Company is not required to register the Securities except as set forth in the Registration Rights Agreement. The Purchaser acknowledges and agrees that the Securities may not be offered, resold, transferred, pledged or otherwise disposed of by the Purchaser absent an effective registration statement under the Securities Act, except (i) to the Company or a Subsidiary thereof, (ii) pursuant to an applicable exemption from the registration requirements of the Securities Act (including without limitation a private resale pursuant to so called “Section 4(a)1½”), or (iii) an ordinary course pledge such as a broker lien over account property generally, and, in each of clauses (i)-(iii), in accordance with any applicable securities laws of the states and other jurisdictions of the United States, and that any certificates or account entries representing the Securities shall contain a restrictive legend to such effect. The Purchaser acknowledges and agrees that the Securities will be subject to these securities law transfer restrictions, and as a result of these transfer restrictions, the Purchaser may not be able to readily offer, resell, transfer, pledge or otherwise dispose of the Securities and may be required to bear the financial risk of an investment in the Securities for an indefinite period of time. The Purchaser acknowledges and agrees that the Securities will not be immediately eligible for offer, resale, transfer, pledge or disposition pursuant to Rule 144 promulgated under the Securities Act until at least one year following the filing of certain required information with the Commission after the Closing Date. The Purchaser acknowledges and agrees that it has been advised to consult legal counsel prior to making any offer, resale, pledge or transfer of any of the Securities.

(f) The Purchaser understands and agrees that it is purchasing the Securities directly from the Company. The Purchaser further acknowledges that there have not been, and the Purchaser hereby agrees that it is not relying on, any representations, warranties, covenants or agreements made to the Purchaser by the Company, the Target, the Sponsor, any of their respective Affiliates or any control persons, officers, directors, employees, partners, agents or representatives, any other party to the Business Combination or any other person or entity, expressly or by implication, other than those representations, warranties, covenants and agreements of the Company and the Target set forth in this Agreement. The Purchaser agrees that none of (i) any other Purchaser (including the controlling persons, members, officers, directors, partners, agents, or employees of any such other Purchaser), (ii) the Sponsor, its Affiliates (other than the Company), or any of its or its’ Affiliates respective control persons, officers, directors or employees or (iii) any other party to the Business Combination Agreement, including any such party’s representatives, Affiliates or any of its or their control persons, officers, directors or employees, that is not a party hereto, shall be liable to the Purchaser pursuant to this Agreement for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase of the Securities.

(g) In making its decision to purchase the Securities, the Purchaser has relied solely upon independent investigation made by the Purchaser of the Company’s and the Target’s representations in Sections 3.1 and 3.3, respectively, of this Agreement. The Purchaser acknowledges and agrees that the Purchaser has received such information as the Purchaser deems necessary in order to make an investment decision with respect to the Securities, including with respect to the Company, the Target Companies and the Business Combination, and made its own assessment and is satisfied concerning the relevant financial, tax and other economic considerations relevant to the Purchaser’s investment in the Securities. Without limiting the generality of the foregoing, the Purchaser acknowledges that it has reviewed the Company’s filings with the Commission. The Purchaser represents and agrees that the Purchaser and the Purchaser’s professional advisor(s), if any, have had the full opportunity to ask such questions, receive such answers and obtain such information as the Purchaser and the Purchaser’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Securities. The Purchaser acknowledges that certain information provided by the Company and the Target was based on projections, and such projections were prepared based on assumptions and estimates that are inherently uncertain and are subject to a wide variety of significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the projections. The Purchaser further acknowledges that the information provided to the Purchaser was preliminary and subject to change, including in the registration statement and the proxy statement and/or prospectus that the Company intends to file with the Commission in connection with the Business Combination (which will include substantial additional information about the Company, the Target Companies and the Business Combination and will update and supersede the information previously provided to the Purchaser). The Purchaser acknowledges and agrees that none of the Sponsor or any of its Affiliates or any of such Person’s or its Affiliate’s control persons, officers, directors, employees or other representatives, legal counsel, financial advisors, accountants or agents (collectively, “Representatives”) has provided the Purchaser with any information, recommendation or advice with respect to the Securities nor is such information, recommendation or advice necessary or desired. None of the Sponsor or any of its respective Affiliates or Representatives has made or makes any representation as to the Company or the Target Companies or the quality or value of the Securities. In addition, the Company, the Target, the Sponsor and their respective Affiliates or Representatives may have acquired non-public information with respect to the Company or the Target Companies which the Purchaser agrees need not be provided to it. In connection with the issuance of the Securities to the Purchaser, none of the Company, the Target, the Sponsor or any of their respective Affiliates or Representatives has acted as a financial advisor or fiduciary to the Purchaser.

(h) The Purchaser became aware of this offering of the Securities solely by means of direct contact between the Purchaser and the Company or its Affiliates, by means of direct contact between the Purchaser and the Target or its Affiliates, and Securities were offered to the Purchaser solely by direct contact between the Purchaser and the Company or its Affiliates. The Purchaser did not become aware of this offering of the Securities, nor were the Securities offered to the Purchaser, by any other means. The Purchaser acknowledges that the Company represents and warrants that the Securities (i) were not offered by any form of general solicitation or general advertising (within the meaning of Regulation D of the Securities Act) and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws.

(i) The Purchaser acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Securities, including those set forth in the SEC Reports. The Purchaser has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Securities, and the Purchaser has had an opportunity to seek, and has sought, such accounting, legal, business and tax advice as the Purchaser has considered necessary to make an informed investment decision. The Purchaser (i) is an institutional account as defined in FINRA Rule 4512(c), (ii) is a sophisticated investor, experienced in investing in private equity transactions and capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities, and (iii) has exercised independent judgment in evaluating its participation in the purchase of the Securities. The Purchaser understands and acknowledges that the purchase and sale of the Securities hereunder meets (i) the exemptions from filing under FINRA Rule 5123(b)(1)(A) and (ii) the institutional customer exemption under FINRA Rule 2111(b).

(j) The Purchaser has adequately analyzed and fully considered the risks of an investment in the Securities and determined that the Securities are a suitable investment for the Purchaser and that the Purchaser is able at this time and in the foreseeable future to bear the economic risk of a total loss of the Purchaser’s investment in the Company. The Purchaser acknowledges specifically that a possibility of total loss exists.

(k) The Purchaser understands and agrees that no federal or state agency has passed upon or endorsed the merits of the offering of the Securities or made any findings or determination as to the fairness of this investment.

(l) The Purchaser is not (i) a person or entity named on the List of Specially Designated Nationals and Blocked Persons (“SDN List”) administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) or in any Executive Order issued by the President of the United States and administered by OFAC (“OFAC List”), or a person or entity prohibited by any OFAC sanctions program, (ii) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515, or (iii) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank. The Purchaser agrees to provide law enforcement agencies, if requested thereby, such records as required by applicable law, provided that the Purchaser is permitted to do so under applicable law. If the Purchaser is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.), as amended by the USA PATRIOT Act of 2001, and its implementing regulations (collectively, the “BSA/PATRIOT Act”), the Purchaser maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. To the extent required, the Purchaser maintains policies and procedures reasonably designed for the screening of its investors against the OFAC sanctions programs, including the OFAC List. To the extent required, the Purchaser maintains policies and procedures reasonably designed to ensure that the funds held by the Purchaser and used to purchase the Securities were legally derived.

(m) No foreign person (as defined in 31 C.F.R. Part 800.224) in which the national or subnational governments of a single foreign state have a substantial interest (as defined in 31 C.F.R. Part 800.244) will acquire a substantial interest in the Company as a result of the purchase and sale of Securities hereunder such that a declaration to the Committee on Foreign Investment in the United States would be mandatory under 31 C.F.R. Part 800.401, and no foreign person will have control (as defined in 31 C.F.R. Part 800.208) over the Company from and after the Closing as a result of the purchase and sale of Securities hereunder.

(n) The Purchaser will have sufficient funds to pay the Subscription Amount pursuant to Section 2.2(b)(iv) of this Agreement and any expenses incurred by the Purchaser in connection with the transactions contemplated by or in connection with the Transaction Documents; (ii) has the resources and capabilities (financial or otherwise) to perform its obligations under the Transaction Documents; and (iii) has not incurred any obligation, commitment, restriction or liability of any kind, absolute or contingent, present or future, which would impair or adversely affect its ability to perform its obligations under the Transaction Documents.

(o) The Purchaser acknowledges that it is not relying upon, and has not relied upon, any statement, representation or warranty made by any person, firm or corporation (including, without limitation, the Company, the Target, the Sponsor or any of their respective Affiliates or any of their respective or their respective Affiliates’ control persons, officers, directors, employees, agents or representatives), other than the representations and warranties of the Company and the Target contained in Sections 3.1 and 3.3, respectively, of this Agreement, in making its investment or decision to invest in the Company. The Purchaser agrees that none of (i) any other Purchaser or any other Person participating in any other private placement of Common Shares (including the controlling persons, officers, directors, partners, agents or employees of any such other Person), (ii) the Company, its Affiliates or any of its or their respective Affiliates’ control persons, officers, directors, partners, agents, employees or representatives, nor (iii) the Sponsor, its Affiliates or any of its or their respective Affiliates’ control persons, officers, directors, partners, agents, employees or representatives shall be liable to the Purchaser or any other Purchaser pursuant to the Transaction Documents or any other agreement related to a private placement of Securities for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase of the Securities hereunder or thereunder.

(p) No broker or finder is entitled to any brokerage or finder’s fee or commission to be paid by the Purchaser solely in connection with the sale of the Securities to the Purchaser.

(q) At all times on or prior to the Closing Date, the Purchaser has no binding commitment to dispose of, or otherwise transfer (directly or indirectly), any of the Securities.

(r) The Purchaser hereby agrees that neither it, nor any person or entity acting on its behalf or pursuant to any understanding with the Purchaser, shall, directly or indirectly, engage in any hedging activities or execute any Short Sales with respect to the securities of the Company from the date hereof until the Closing or the earlier termination of this Agreement in accordance with its terms.

(s) Except as expressly disclosed in a Schedule 13D or Schedule 13G (or amendments thereto) filed by the Purchaser with the Commission with respect to the beneficial ownership of the Company’s outstanding securities prior to the date hereof, the Purchaser is not currently (and at all times through Closing will refrain from being or becoming) a member of a “group” (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of equity securities of the Company (within the meaning of Rule 13d-5(b)(1) under the Exchange Act).

(t) The Purchaser acknowledges that (i) the Company, the Target Companies, the Sponsor and any of their respective Affiliates, control persons, officers, directors, employees, agents or representatives may later come into possession of, information regarding the Company and the Target Companies that is not known to the Purchaser and that may be material to a decision to purchase the Securities, (ii) the Purchaser has determined to purchase the Securities notwithstanding its lack of knowledge of such information, and (iii) none of the Company, the Target Companies, the Sponsor or any of their respective Affiliates, control persons, officers, directors, employees, agents or representatives shall have liability to the Purchaser, and the Purchaser hereby, to the extent permitted by law, waives and releases any claims it may have against the Company, the Target Companies, the Sponsor and their respective Affiliates, control persons, officers, directors, employees, agents or representatives, with respect to the nondisclosure of such information.

(u) The Purchaser acknowledges its obligations under applicable securities laws with respect to the treatment of non-public information relating to the Company.

(v) Except as provided in this Section 3.2, none of the Purchaser nor any of its Affiliates, nor any of their respective directors, managers, officers, employees, equityholders, partners, members or representatives has made, or is making, any representation or warranty whatsoever to any other party hereto or any other Person and no such party shall be liable in respect of the accuracy or completeness of any information provided to any other party hereto or any other Person.

3.3 Representations and Warranties of the Target. Except as set forth in the disclosure letter dated as of the date of this Agreement delivered by the Target to the Purchaser (the “Target Disclosure Letter”) prior to or in connection with the execution and delivery of this Agreement, the Target hereby represents and warrants to the Purchaser, as of the date hereof and as of the Closing Date, as follows:

(a) Organization and Qualification.

(i)             Each Target Company is a corporation, limited liability company or other applicable business entity duly organized, incorporated or formed, as applicable, validly existing and in good standing (or the equivalent thereof, if applicable, in each case, with respect to the jurisdictions that recognize the concept of good standing or any equivalent thereof) under the Laws of its jurisdiction of organization, incorporation or formation (as applicable) and in each jurisdiction in which the property and assets owned, leased or operated by it, or the nature of the business conducted by it, makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing would not have a Target Material Adverse Effect. Section 3.3(a)(i) of the Target Disclosure Letter sets forth the jurisdiction of organization, incorporation or formation (as applicable) for each Target Company. Each Target Company has the requisite corporate, limited liability company or other applicable business entity power and authority to own, lease and operate its properties and to carry on its businesses as presently conducted, except where the failure to have such power or authority would not have a Target Material Adverse Effect.

(ii)            True and complete copies of the Organizational Documents of the Target Companies have been made available to the Purchaser, in each case, as amended and in effect as of the date of this Agreement. The Organizational Documents of the Target Companies are in full force and effect, and the Target Companies are not in breach or violation of any provision set forth in their respective Organizational Documents.

(b) Capitalization of the Target Companies.

(i)             Section 3.3(b)(i) of the Target Disclosure Letter sets forth a true and complete statement as of the date of this Agreement of (A) the number and class or series (as applicable) of all of the equity securities of the Target (“Target Equity Securities”) issued and outstanding, (B) the identity of the Persons that are the record and beneficial owners thereof, and (C) with respect to each equity award set forth on set forth on Section 3.3(b)(i) of the Target Disclosure Letter (each, a “Target Equity Award”), (1) the date of grant, (2) any applicable exercise (or similar) price, (3) the expiration date, and (4) any applicable vesting schedule (including acceleration provisions), and (D) with respect to the convertible notes set forth on Section 3.3(b)(i) of the Target Disclosure Letter (the “Target Convertible Notes”), (1) the original principal amount, (2) the applicable interest rate, (3) the maturity date, and (4) the current outstanding balance. All of the Target Equity Securities have been duly authorized and validly issued. All of the outstanding Target Shares are fully paid and non-assessable. The Target Equity Securities (1) were not issued in violation of the Organizational Documents of the Target or any other Contract to which the Target is party or bound, (2) were not issued in violation of any preemptive rights, call option, right of first refusal or first offer, subscription rights, transfer restrictions or similar rights of any Person and (3) have been offered, sold and issued in all material respects in compliance with applicable Law, including Securities Laws. Except for the Target Options and Target Convertible Notes set forth on 3.3(b)(i) of the Target Disclosure Letter or the Target Options either permitted by Section 5.1(b) of the Business Combination Agreement or issued, granted or entered into in accordance with Section 5.1(b) of the Business Combination Agreement, the Target has no outstanding (x) equity appreciation, phantom equity or profit participation rights or (y) options, restricted share units, phantom shares, warrants, purchase rights, subscription rights, conversion rights, exchange rights, calls, puts, rights of first refusal or first offer or other Contracts that could require the Target to issue, sell or otherwise cause to become outstanding or to acquire, repurchase or redeem any Target Equity Securities or securities convertible into or exchangeable for Target Equity Securities.

(ii)            The Target Equity Securities are free and clear of all Liens (other than transfer restrictions under applicable securities Laws). There are no shareholder agreements, voting trusts, proxies or other Contracts to which the Target is a party with respect to the voting or transfer of the Target’s Equity Securities.

(iii)            Section 3.3(b)(iii) of the Target Disclosure Letter sets forth a true and complete statement of (A) the number and class or series (as applicable) of all of the equity securities of each Subsidiary of the Target issued and outstanding and (B) the identity of the Persons that are the record and beneficial owners thereof. There are no outstanding (1) equity appreciation, phantom equity or profit participation rights or (2) options, restricted shares, restricted share units, phantom shares, warrants, purchase rights, subscription rights, conversion rights, exchange rights, calls, puts, rights of first refusal or first offer or other Contracts that could require any Subsidiary of the Target to issue, sell or otherwise cause to become outstanding or to acquire, repurchase or redeem any Equity Securities or securities convertible into or exchangeable for equity securities of the Subsidiaries of the Target. There are no voting trusts, proxies or other Contracts with respect to the voting or transfer of any equity securities of any Subsidiary of the Target. There are no outstanding bonds, debentures, notes or other indebtedness of the Target having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matter for which holders of Target Shares may vote.

(iv)           Except as set forth on Section 3.2(b)(iv) of the Target Disclosure Letter, there are no voting trusts, proxies or other Contracts with respect to the voting or transfer of the Target’s Equity Securities between the Target and any other Person.

(v)            Except as set forth on Section 3.2(b)(v) of the Target Disclosure Letter, none of the Target Companies owns or holds (of record, beneficially, legally or otherwise), directly or indirectly, any equity in any other Person or the right to acquire any such equity security, and none of the Target Companies are a partner or member of any partnership, limited liability company or joint venture.

(vi)          No Target Company has provided any legally binding guarantee pursuant to which such Target Company is obligated to pay or discharge the liabilities or obligations of any direct or indirect holder of equity securities of Target or any other Person that is not a Target Company, except as otherwise disclosed in Section 3.3(b)(vi) of the Target Disclosure Letter.

(vii)          Section 3.3(b)(vii) of the Target Disclosure Letter sets forth a list of all Indebtedness of the Target Companies as of the date of this Agreement, including the principal amount of such Indebtedness, the outstanding balance as of the date of this Agreement, and the debtor and the creditor thereof.

(viii)         Section 3.3(b)(viii) of the Target Disclosure Letter sets forth a list of all Change of Control Payments (as defined in the Business Combination Agreement in effect as of the date hereof) of the Target Companies.

(ix)             Other than the Target Convertible Notes, there are no debt instruments outstanding convertible into or otherwise entitling the holder thereof to any of the Target’s Equity Securities.

(x)            (i) No triggering event for the weighted-average anti-dilution right contained in Article 7.1(xiv) of each convertible loan agreement entered into with Avanea Investment Holding a.s. (the “AIH Anti-Dilution Right”) has occurred prior to the date of this Agreement; and (ii) to the knowledge of the Target, no facts, matters or circumstances exist as at the date of this Agreement that would reasonably be expected to result in the occurrence of a triggering event for the AIH Anti-Dilution Right prior to or upon Closing.

(xi)             The Target has, prior to the execution of this Agreement, provided a copy of this Agreement to each of the equityholders of Target.

(c)             Authority.

(i)             The Target has the requisite corporate power and authority to execute and deliver this Agreement and each Transaction Document to which it is or will be a party, to perform its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement, the Transaction Documents to which the Target is or will be a party, the performance of the Target’s obligations hereby and thereby and the consummation of the transactions contemplated hereby and thereby have been (or, in the case of any Transaction Document entered into after the date of this Agreement, will be upon execution thereof) duly authorized by all necessary corporate (or other similar) action on the part of the Target. This Agreement and each Transaction Document to which the Target is or is contemplated to be a party has been or will be, upon execution thereof, as applicable, duly and validly executed and delivered by the Target and constitutes or will constitute, upon execution and delivery thereof, as applicable, a valid, legal and binding agreement of the Target (assuming that this Agreement and the Transaction Documents to which the Target is or will be a party are or will be upon execution thereof, as applicable, duly authorized, executed and delivered by the other Persons party thereto), enforceable against the Target in accordance with their respective terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium or other Laws affecting generally the enforcement of creditors’ rights and subject to general principles of equity). Execution of the Undertaking signed by the equityholders of the Target party thereto is the only action of the holders of any class or series of shares of the Target required to approve and adopt this Agreement, the Transaction Documents to which the Target is or is contemplated to be a party, the performance of the Target’s obligations hereunder and thereunder and the consummation of the transactions contemplated hereby and thereby.

(ii)            The board of directors of the Target unanimously and duly adopted resolutions (A) determining that entry into this Agreement and the other Transaction Documents to which the Target is party, and the consummation of the transactions contemplated hereby and thereby, are advisable and fair to, and in the best interest of, the Target and its shareholders, and (B) approving this Agreement, such other Transaction Documents and the consummation of the transactions contemplated hereby and thereby, including the Exchange, which resolutions have not been subsequently withdrawn or modified in a manner adverse to CGC..

(d)             Financial Statements; Undisclosed Liabilities.

(i)             Each of the unaudited consolidated balance sheets of the Target Companies as of December 31, 2024 and December 31, 2025 and the related unaudited consolidated statements of operations and comprehensive loss and shareholders’ deficit of the Target Companies for each of the periods ended on December 31, 2024 and December 31, 2025 (including the notes thereto) (A) was prepared in accordance with local accounting standards applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto), (B) fairly presents, in all material respects, the financial position and results of operations of the Target Companies as at the date thereof and for the period indicated therein, except as otherwise specifically noted therein, and (C) are undergoing an audit in accordance with IFRS and the standards of the PCAOB and are expected to contain an unqualified report of the Company’s auditors.

(ii)            Each of the audited consolidated balance sheets of the Target Companies as of December 31, 2024 and December 31, 2025 and the related audited consolidated statements of operations and comprehensive loss, shareholders’ deficit and cash flows of the Target Companies for each of the periods ended on December 31, 2024 and December 31, 2025, when delivered to CGC following the date of this Agreement in accordance with Section 5.17 of the Business Combination Agreement, (A) will be prepared in accordance with IFRS and the standards of the PCAOB and applied on a consistent basis throughout the periods indicated (except as may be specifically indicated in the notes thereto), (B) will fairly present, in all material respects, the financial position, results of operations and cash flows of the Target Companies as at the date thereof and for the period indicated therein, except as otherwise specifically noted therein and (C) will comply in all material respects with the applicable accounting requirements and with the rules and regulations of the SEC, the Exchange Act and the Securities Act in effect as of the respective dates thereof (including Regulation S-X or Regulation S-K, as applicable).

(ii)           Except (A) for Liabilities incurred in the ordinary course of business since December 31, 2025 (none of which are Liabilities directly or indirectly related to a breach of Contract, breach of warranty, tort, infringement, Proceeding or violation of, or non-compliance with, Law), (B) for Liabilities incurred in connection with the negotiation, preparation or execution of this Agreement or any Transaction Documents, the performance of their respective covenants or agreements in this Agreement or any Transaction Document or the consummation of the transactions contemplated hereby or thereby and (C) for Liabilities that are not and would not reasonably be expected to be, individually or in the aggregate, material to the Target Companies, taken as a whole, no Target Company has any Liabilities of the type required to be set forth on a balance sheet in accordance with IFRS.

(d)           The Target Companies have established and maintain systems of internal accounting controls that are designed to provide, in all material respects, reasonable assurance (i) that all transactions are executed in accordance with management’s authorization, (ii) that all transactions are recorded as necessary to permit preparation of proper and accurate financial statements in accordance with IFRS and to maintain accountability for the Target Companies’ assets, and (iii) regarding prevention or timely detection of the unauthorized acquisition, use or disposition of the Target Company’s properties or assets. The Target Companies maintain books and records of the Target Companies in the ordinary course of business that are accurate and complete and reflect the revenues, expenses, assets and liabilities of the Target Companies in all material respects.

(e)             Consents and Requisite Governmental Approvals; No Violations.

(i)             No consent, approval or authorization of, or designation, declaration or filing with, any Governmental Authority is required on the part of the Target with respect to the Target’s execution, delivery or performance of its obligations under this Agreement or the Transaction Documents to which the Target is or will be party or the consummation of the transactions contemplated hereby or thereby, except for (A) the filing with the SEC of (1) the registration statement of the Company / proxy statement of CGC in connection with the Business Combination and the declaration of the effectiveness thereof by the SEC and (2) such reports under Section 13(a) or 15(d) of the Exchange Act as may be required in connection with this Agreement, the Transaction Documents or the transactions contemplated hereby or thereby, or (B) any other consents, approvals, authorizations, designations, declarations, waivers or filings, the absence of which would not have a Target Material Adverse Effect.

(ii)            None of the execution or delivery by the Target of this Agreement or any Transaction Documents to which it is or will be a party, the performance by the Target of its obligations hereunder or thereunder, or the consummation of the transactions contemplated hereby or thereby will, directly or indirectly (with or without due notice or lapse of time or both) (A) result in a violation or breach of any provision of the Target’s Organizational Documents, (B) result in a violation or breach of, or constitute a default or give rise to any right of termination, Consent, cancellation, amendment, modification, suspension, sanction, revocation or acceleration under, any of the terms, conditions or provisions of (1) any Contract (including any Public Aid Financial Scheme) to which any Target Company is a party or (2) any Material Permits, (C) violate, or constitute a breach under, any Order or applicable Law to which any Target Company or any of its properties or assets are subject or bound or (D) result in the creation of any Lien upon any of the assets or properties (other than any Permitted Liens) or equity securities of any Target Company, except, in the case of any of clauses (B) through (D) above, as would not have a Target Material Adverse Effect.

(f)             Permits. The Target has all franchises, permits, licenses and any similar authority necessary for the conduct of its business, the lack of which would reasonably be expected to have a Target Material Adverse Effect (each, a “Material Permit”). The Target is not in default in any material respect under any of such franchises, permits, licenses or other similar authority.

(g)             Material Contracts.

(i)             Section 3.3(g) of the Target Disclosure Letter sets forth a list of the following Contracts to which a Target Company is a party as of the date of this Agreement, excluding any Target Benefit Plan (each Contract required to be set forth on Section 3.3(g) of the Target Disclosure Letter, together with each of the Contracts entered into after the date of this Agreement that would be required to be set forth on Section 3.3(g) of the Target Disclosure Letter if entered into prior to the execution and delivery of this Agreement, collectively, the “Material Contracts”):

(A)             any Contract relating to Indebtedness for borrowed money of any Target Company or to the placing of a Lien (other than any Permitted Lien) on any material assets or properties of any Target Company;

(B)             any Contract under which any Target Company is lessee of or holds or operates, in each case, any tangible property (other than real property), owned by any other Person, except for any lease or agreement under which the aggregate annual rental payments do not exceed $500,000;

(C)             any Contract under which any Target Company is lessor of or permits any third party to hold or operate, in each case, any tangible property (other than real property), owned or controlled by such Target Company, except for any lease or agreement under which the aggregate annual rental payments do not exceed $500,000;

(D)             any (1) joint venture, profit-sharing, partnership, collaboration, co-promotion, commercialization or research or development Contract, in each case, which requires, or would reasonably be expected to require (based on any occurrence, development, activity or event contemplated by such Contract), aggregate payments to or from any Target Company in excess of $500,000 over the life of the Contract and (2) any Contract with respect to material Target Licensed Intellectual Property (other than Off-the-Shelf Software);

(E)             any Contract that (1) limits or purports to limit, in any material respect, the freedom of any Target Company to engage or compete in any line of business or with any Person or in any area or that would so limit or purport to limit, in any material respect, the operations of CGC or any of its Affiliates after the Closing, (2) contains any exclusivity, “most favored nation” or similar provisions, obligations or restrictions or (3) contains any other provisions restricting or purporting to restrict the ability of any Target Company to sell, manufacture, develop, commercialize, test or research products, directly or indirectly through third parties, or to solicit any potential employee or customer, in each case, in any material respect or that would so limit or purports to limit in any material respect, CGC or any of its Affiliates after the Closing;

(F)             any Contract requiring any future capital commitment or capital expenditure (or series of capital expenditures) by any Target Company in an amount in excess of (A) $500,000 annually or (B) $1,000,000 over the life of the agreement;

(G)             any Contract requiring any Target Company to guarantee the Liabilities of any Person (other than the Target or a Subsidiary) or pursuant to which any Person (other than the Target or a Subsidiary) has guaranteed the Liabilities of a Target Company, in each case in excess of $500,000;

(H)             any Contract under which any Target Company has, directly or indirectly, made or agreed to make any loan, advance, or assignment of payment to any Person or made any capital contribution to, or other investment in, any Person;

(I)             any Contract required to be disclosed on Section 3.3(s) of the Target Disclosure Letter;

(J)             any Contract with any Person (1) pursuant to which any Target Company (or CGC or any of its Affiliates after the Closing) may be required to pay milestones, royalties or other contingent payments based on any research, testing, development, regulatory filings or approval, sale, distribution, commercial manufacture or other similar occurrences, developments, activities or events or (2) under which any Target Company grants to any Person any right of first refusal, right of first negotiation, option to purchase, option to license or any other similar rights with respect to any Target Product or any Intellectual Property;

(K)             any Contract governing the terms of the employment, engagement or services of any current director, manager, officer, employee, individual independent contractor or other service provider of a Target Company whose annual base salary (or, in the case of an independent contractor, annual base compensation) is in excess of $300,000;

(L)             any Contract for the disposition of any portion of the assets or business of any Target Company or for the acquisition by any Target Company of the assets or business of any other Person (other than acquisitions or dispositions made in the ordinary course of business), or under which any Target Company has any continuing obligation with respect to an “earn-out”, contingent purchase price or other contingent or deferred payment obligation;

(M)             any settlement, conciliation or similar Contract (1) the performance of which would be reasonably likely to involve any payments after the date of this Agreement, (2) with a Governmental Authority or (3) that imposes or is reasonably likely to impose, at any time in the future, any material, non-monetary obligations on any Target Company (or CGC or any of its Affiliates after the Closing); and

(N)             any other Contract the performance of which requires either (1) annual payments to or from any Target Company in excess of $500,000 or (2) aggregate payments to or from any Target Company in excess of $1,000,000 over the life of the agreement and, in each case, that is not terminable by the applicable Target Company without penalty upon less than thirty (30) days’ prior written notice; and

(O)             any Public Financial Aid Scheme.

(ii)            (A) Each Material Contract is valid and binding on the applicable Target Company and, to the knowledge of the Target, the counterparties thereto, and is in full force and effect and enforceable in accordance with its terms against such Target Company and, to the Target’s knowledge, the counterparties thereto, (B) the applicable Target Company and, to the knowledge of the Target, the counterparties thereto are not in material breach of, or default under, any Material Contract and (C) no event has occurred that (with or without due notice or lapse of time or both) would result in a material breach of, or default under, any Material Contract by the applicable Target Company or, to the Target’s knowledge, the counterparties thereto.

(iii)           Except with respects to breaches or defaults that have been remedied by any Person or waived in writing by the applicable Governmental Authority, the Target Companies (A) are and have been at all times in compliance with the terms and conditions of any Public Financial Aid Schemes; and (B) were not notified by Public Financial Aid Scheme providers or other Governmental Authorities that any Target Company is in breach of the terms and conditions of any Public Financial Aid Scheme.

(h)             Absence of Changes. During the period beginning on January 1, 2026 and ending on the date of this Agreement, (a) no Target Material Adverse Effect has occurred and (b) except as expressly contemplated by this Agreement, any Transaction Document or in connection with the transactions contemplated hereby and thereby, the Target has conducted its business in the ordinary course in all material respects.

(i)             Litigation.

(i)             There is no claim, action, suit, proceeding, arbitration, complaint, charge or investigation pending or to the Target’s knowledge, currently threatened (A) against the Target Companies or any officer, director or person set forth on Section 3.3(i)(i) of the Target Disclosure Letter (each, a “Key Person”); (B) that questions the validity of this Agreement and the Transaction Documents or the right of the Target to enter into them, or to consummate the transactions contemplated by the transactions contemplated by this Agreement; or (C) that would reasonably be expected to have, either individually or in the aggregate, a Target Material Adverse Effect. None of the Target Companies or, to the Target’s knowledge, any of their officers, directors or Key Persons is a party or is named as subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality (in the case of officers, directors or Key Persons such as would affect the Target). There is no action, suit, proceeding or investigation by a Target Company pending or which a Target Company intends to initiate. The foregoing includes, without limitation, actions, suits, proceedings or investigations pending or threatened in writing (or any basis therefor known to the Target) involving the prior employment of any of the Target Company’s employees, their services provided in connection with the Target Company’s business, any information or techniques allegedly proprietary to any of their former employers or their obligations under any agreements with prior employers.

(ii)            Except as set forth in Section 3.3(i)(ii) of the Target Disclosure Letter, (i) no written demand, notice of claim, recission notice or formal notification of breach has been delivered by NDF II to the Target, InoBat Auto j.s.a. or InoBat Volta II s.r.o. under or in connection with the investment agreement dated 20 December 2023 between the Target, InoBat Auto j.s.a., InoBat Volta II s.r.o. and NDF II (as amended, the “NDF II Investment Agreement”); (ii) to the knowledge of the Target, no facts or circumstances exist as at the date of this Agreement that would, individually or in the aggregate, constitute or reasonably be expected to give rise to a claim by NDF II for financial compensation or the accrual of any contractual penalty under the NDF II Investment Agreement; and (iii) there is no pending or, to the knowledge of the Target, threatened claim, action, or arbitration by NDF II against the Target, InoBat Auto j.s.a. or InoBat Volta II s.r.o. arising out of or in connection with the NDF II Investment Agreement.

(j)             Compliance with Applicable Law.

(i)             During the three (3) years prior to the Closing, the Target has complied in all material respects with all federal, state, local or foreign statutes, rule or regulations applicable to it. The Target is not in violation or default (A) of any provisions of its Organizational Documents, (B) of any instrument, judgment, order, writ or decree, (C) under any note, indenture or mortgage, or (D) under any lease, agreement, contract or purchase order to which it is a party or by which it is bound. The execution, delivery and performance of this Agreement and the Transaction Documents and the consummation of the transactions contemplated by this Agreement and the Transaction Documents will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either (A) a default under any such provision, instrument, judgment, order, writ, decree, contract or agreement; or (B) an event which results in the creation of any lien, charge or encumbrance upon any assets of the Target or the suspension, revocation, forfeiture, or nonrenewal of any material permit or license applicable to the Target.

(ii)            Each Target Company which is or has at any time been subject to an obligation to register in the RPSP Register:

(A)             has, since the date on which the obligation to register first arose, been duly and validly registered in the RPSP Register in accordance with Slovak Act No. 315/2016 Coll. and all applicable Slovak laws and regulations;

(B)             has at all times ensured that all information entered in, or required to be entered in, the RPSP Register in respect of it is and has been complete, accurate, true, up to date and not misleading in any respect, including without limitation all information relating to its ultimate beneficial owners (konečný užívateľ výhod) and authorised persons (oprávnená osoba) within the meaning of Slovak Act No. 315/2016 Coll.;

(C)             has fulfilled, in full and in a timely manner, each and every obligation imposed upon it under Slovak Act No. 315/2016 Coll.;

(D)             has not, at any time, been struck off, suspended, or had its registration in the RPSP Register lapsed, cancelled, or rendered invalid for any reason;

(E)             has not, at any time, been in breach of any obligation under Slovak Act No. 315/2016 Coll. or subject to any fine, penalty, sanction, administrative proceeding, investigation or enforcement action by any competent authority in connection with the RPSP Register or Slovak Act No. 315/2016 Coll.; and

(F)             has not received any notice, claim, complaint, warning or correspondence from any competent authority, public body or counterparty alleging or indicating any actual or potential breach of, or non-compliance with, Slovak Act No. 315/2016 Coll. or any obligation relating to the RPSP Register.

(iii)             Without limiting the generality of paragraph (b) above, each Target Company which is or has at any time been subject to an obligation to register in the RPSP Register has, at all times, maintained its registration in the RPSP Register and fulfilled all of its obligations under Slovak Act No. 315/2016 Coll. in a manner that:

(A)             satisfies all conditions, requirements and eligibility criteria applicable to it under each Public Finance Aid Scheme to which it is or has been a party or beneficiary;

(B)             has not given rise to, and does not give rise to, any right on the part of any public authority, awarding body or competent authority to (x) suspend, withdraw, claw back, reclaim or reduce any benefit, grant, subsidy, payment or advantage received or receivable by such Target Company under any Public Finance Aid Scheme; or (y) terminate, rescind or invalidate any contract, agreement or arrangement entered into with such Target Company under or in connection with any Public Finance Aid Scheme;

(C)             has not resulted in, and does not result in, any forfeiture, disqualification, exclusion or debarment of such Target Company from participation in any current or future Public Finance Aid Scheme; and

(D)             has not had, and does not have, any adverse impact or consequence on any Public Finance Aid Scheme, including on the validity, continuity, enforceability or value of any benefit thereunder.

(iv)           To the knowledge of the Target, there are no facts, matters or circumstances which are reasonably likely to give rise to any breach of, or non-compliance with, Slovak Act No. 315/2016 Coll. or any obligation relating to the RPSP Register by any Target Company in the future, or which would adversely affect the registration or standing of any Target Company in the RPSP Register.

(v)           The transactions contemplated by this Agreement comply with the investment aid conditions applicable with respect to the Contracts set forth in Section 3.3(j)(v) of the Target Disclosure Letter.

(vi)          The relevant portion of Owned Real Property described in Section 3.3(i)(vi) of the Target Disclosure Letter (such portion of Owned Real Property, the “Volta II Real Property”) has been permanently removed from the agricultural land fund, and no further action, decision, levy, permit or administrative procedure under applicable agricultural land legislation will be required in order to enable the development and use of such land for the further development currently contemplated by the relevant Target Company.

(vii)         Except with respects to breaches or defaults that have been remedied by any Person or waived in writing by the applicable Governmental Entity, to the Target’s knowledge, GIB (A) is and has been at all times in compliance with the terms and conditions applicable with respect to the Contract set forth in Section 3.3(j)(vii) of the Target Disclosure Letter and (B) was not notified by public financial aid scheme providers or other Governmental Entities that it is in breach of the terms and conditions of such Contract.

(k)             Employee Plans.

(i)             Section 3.3(k)(i) of the Target Disclosure Letter sets forth a true and complete list of all material Target Benefit Plans (including, for each such Target Benefit Plan, its jurisdiction).. Any equity awards that are outstanding under or authorized to be made pursuant to Target Benefit Plans relate solely to the Target’s ordinary shares and will not result in the issuance of preference shares of the Company.

(ii)            No Target Benefit Plan has any unfunded or underfunded Liability. No Target Company has any material Liabilities to provide any retiree or post-termination health or life insurance or other welfare-type benefits to any Person, except as required by applicable Law regarding statutory severance or notice periods. No Target Company has any material Liabilities by reason of at any time being considered part of a single controlled group or related employer under applicable Law.

(iii)           Each Target Benefit Plan is in compliance, in all material respects, in accordance with its terms and the requirements of all applicable Laws. Each Target Benefit Plan that is intended to be tax-favored under applicable Law has timely received all necessary registrations or approvals, and no fact or event has occurred that would reasonably be expected to result in the loss of such status. None of the Target Companies has incurred any material penalty or arrears regarding mandatory social security, health insurance, or supplementary pension contributions.

(iv)           As of the date of this Agreement, there are no pending or, to the Target’s knowledge, threatened in writing claims or Proceedings with respect to any Target Benefit Plan (other than routine claims for benefits). All contributions, social insurance premiums, and mandatory health insurance payments that are due have been timely made to the relevant Governmental Authority, except as is not and would not reasonably be expected to be, individually or in the aggregate, material to the Target Companies, taken as a whole.

(v)             Except as set forth on Section 3.3(k)(v) of the Target Disclosure Letter execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement will not materially (alone or in combination with any other event) (i) result in any payment or benefit becoming due to or result in the forgiveness of any indebtedness of any current or former director, manager, officer, employee, individual independent contractor or other service providers of any of the Target Companies, (ii) increase the amount or value of any compensation or benefits payable to any current or former director, manager, officer, employee, individual independent contractor or other service providers of any of the Target Companies or (iii) result in the acceleration of the time of payment or vesting, or trigger any payment or funding of any compensation or benefits to any current or former director, manager, officer, employee, individual independent contractor or other service providers of any of the Target Companies.

(l)             Environmental Matters.

(i)             Except as could not reasonably be expected to have a Target Material Adverse Effect (a) the Target is and has been in compliance with all Environmental Laws; (b) there has been no release or threatened release of any Hazardous Substance, on, upon, into or from any site currently or heretofore owned, leased or otherwise used by the Target; (c) there have been no Hazardous Substances generated by the Target that have been disposed of or come to rest at any site that has been included in any published list of hazardous or toxic waste sites published by any governmental authority in Slovakia; and (d) the Target does not manufacture, handle, import, export, or transport any nanoengineered or nanoscale material; and (e) the Target does not and has not imported any hazardous substances.

(ii)            No Target Company is an originator (pôvodca) of any environmental burden and is not, and has not been determined as the responsible person (povinná osoba) for any environmental burden pursuant to the Act No. 409/2011 Coll. on Certain Measures in the Area of Environmental Burden and on Amendments to Certain Acts, as amended, and no proceeding on determination of any Target Company as the responsible person is pending, and no Target Company has carried out any activity that could result in such Target Company being determined as the originator of, or designated as the responsible person for, any environmental burden.

(iii)           No Target Company has assumed, retained or agreed to bear any liability under any applicable environmental legislation pursuant to any agreement with any third party, nor has it provided any environmental indemnity, guarantee, covenant to remediate, or similar undertaking to any third party.

(iv)          No Target Company has received any written notice, order, instruction, decision or other administrative correspondence from any Governmental Authority alleging or relating to (A) any actual or pending violation of any applicable environmental legislation, (B) any environmental burden affecting or potentially affecting any real property owned, leased or otherwise occupied by any Target Company (including any environmental burden registered to any third party in respect of which any Target Company has been copied, addressed or otherwise made aware), or (C) any remediation, monitoring or other environmental obligation, and no Target Company is subject to any ongoing or, to the knowledge of the Target, threatened environmental investigation, claim, proceeding, enforcement action, order, or remediation obligation.

(m)             Intellectual Property.

(i)             The Target Companies (A) own or possess and (B) in the case of the Target Companies’ business presently proposed to be conducted, reasonably believes it can acquire on commercially reasonable terms, sufficient legal rights to all Target Intellectual Property without any known conflict with, or infringement of, the rights of others, including prior employees or consultants. The Target Companies have not received any communications alleging that the Target Companies have violated, or by conducting its business, would violate any of the Intellectual Property of any other Person. No product or service marketed or sold (or proposed to be marketed or sold) by the Target Companies violates or will violate any license or infringes or will infringe any Intellectual Property of any other party. Other than with respect to commercially available software products under standard end-user object code license agreements, there are no outstanding options, licenses, agreements, claims, encumbrances or shared ownership interests of any kind relating to the Target Intellectual Property, nor are the Target Companies bound by or a party to any Intellectual Property of any other Person. The Target Companies have obtained and possess valid licenses to use all of the software programs present on the computers and other software-enabled electronic devices that it owns or leases or that it has otherwise provided to its employees for their use in connection with the Target Companies’ business.

(ii)            Each employee has assigned to the Target Companies all Intellectual Property he or she owns that are related to the Target Companies’ business as now conducted and as presently proposed to be conducted and each employee and consultant has assigned to the Target Companies all intellectual property rights that he, she or it solely or jointly conceived, reduced to practice, developed or made during the period of his, her or its employment or consulting relationship with the Target Companies that (A) relate, at the time of conception, reduction to practice, development, or making of such intellectual property right, to the Target Companies’ business as then conducted or as then proposed to be conducted, (B) were developed on any amount of the Target Companies’ time or with the use of any of the Target Companies’ equipment, supplies, facilities or information or (C) resulted from the performance of services for the Target Companies. It will not be necessary to use any inventions of any of its employees or consultants (or Persons it currently intends to hire) made prior to their employment by the Target Companies, including prior employees or consultants.

(iii)           Section 3.3(m)(iii) of the Target Disclosure Letter lists all patents, patent applications, registered trademarks, trademark applications, service marks, service mark applications, tradenames, registered copyrights, and licenses to and under any of the foregoing, in each case owned by the Target Companies.

(iv)          The Target Companies have not embedded, used or distributed any open source, copyleft or community source code (including but not limited to any libraries or code, software, technologies or other materials that are licensed or distributed under any General Public License, Lesser General Public License or similar license arrangement or other distribution model described by the Open Source Initiative at www.opensource.org, collectively “Open Source Software”) in connection with any of its products or services that are generally available or in development in any manner that would materially restrict the ability of the Target Companies to protect their proprietary interests in any such product or service or in any manner that requires, or purports to require (i) any Target Intellectual Property (other than the Open Source Software itself) be disclosed or distributed in source code form or be licensed for the purpose of making derivative works; (ii) any restriction on the consideration to be charged for the distribution of any Target Intellectual Property; (iii) the creation of any obligation for the Target Companies with respect to Target Intellectual Property owned by the Target Companies, or the grant to any third party of any rights or immunities under Target Intellectual Property owned by the Target Companies; or (iv) any other limitation, restriction or condition on the right of the Target Companies with respect to their use or distribution of any Target Intellectual Property.

(v)             Except as set forth in Section 3.3(m)(v) of the Target Disclosure Letter No government funding, facilities of a university, college, other educational institution or research center, or funding from third parties was used in the development of any Target Intellectual Property. No Person who was involved in, or who contributed to, the creation or development of any Target Intellectual Property, has performed services for the government, university, college, or other educational institution or research center in a manner that would affect the Target Companies’ rights in the Target Intellectual Property.

(n)             Employee Matters.

(i)             Section 3.3(n)(i) of the Target Disclosure Letter, lists the full-time employees, part time employees, consultants and independent contractors employed or engaged by the Target Companies as of the date hereof. Section 3.3(n)(i) of the Target Disclosure Letter also sets forth a detailed description of all compensation, including salary, bonus, severance obligations and deferred compensation paid or payable for each officer, employee, consultant and independent contractor of the Target Companies.

(ii)            To the Target’s knowledge, none of the Target Companies’ employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would materially interfere with such employee’s ability to promote the interest of the Target Companies or that would conflict with the Target Companies’ business. Neither the execution or delivery of this Agreement and the Transaction Documents, nor the carrying on of the Target Companies’ business by the employees of the Target Companies, nor the conduct of the Target Companies’ business as now conducted and as presently proposed to be conducted, will, to the Target’s knowledge, conflict with or result in a breach of the terms, conditions, or provisions of, or constitute a default under, any contract, covenant or instrument under which any such employee is now obligated.

(iii)           The Target Companies are not delinquent in payments to any of its employees, consultants, or independent contractors for any wages, salaries, commissions, bonuses, or other direct compensation for any service performed for it to the date hereof or amounts required to be reimbursed to such employees, consultants or independent contractors. The Target Companies have complied in all material respects with all applicable state and federal equal employment opportunity laws and with other laws related to employment, including those related to wages, hours, worker classification and collective bargaining. The Target Companies have withheld and paid to the appropriate Governmental Authority or is holding for payment not yet due to such Governmental Authority all amounts required to be withheld from employees of the Target Companies and is not liable for any arrears of wages, taxes, penalties or other sums for failure to comply with any of the foregoing.

(iv)           To the Target’s knowledge, no Key Persons intends to terminate employment with the Target or is otherwise likely to become unavailable to continue as a Key Persons, nor does the Target have a present intention to terminate the employment of any of the foregoing. The employment of each employee of the Target is terminable at the will of the Target. Except as set forth in Section 3.3(n)(iv) of the Target Disclosure Letter r or as required by law, upon termination of the employment of any such employees, no severance or other payments will become due. Except as set forth in Section 3.3(n)(iv) of the Target Disclosure Letter, the Target has no policy, practice, plan or program of paying severance pay or any form of severance compensation in connection with the termination of employment services.

(v)           The Target Companies have not made any representations regarding equity incentives to any officer, employee, director or consultant that are inconsistent with the share amounts and terms set forth in the minutes of meetings of the Board of Directors.

(vi)          Each former Key Persons whose employment was terminated by the Target has entered into an agreement with the Target providing for the full release of any claims against the Target or any related party arising out of such employment.

(vii)         The Target Companies are not bound by or subject to (and none of its assets or properties is bound by or subject to) any written or oral, express or implied, contract, commitment or arrangement with any labor union, and no labor union has requested or, to the knowledge of the Target, has sought to represent any of the employees, representatives or agents of the Target Companies. There is no strike or other labor dispute involving the Target Companies pending, or to the Target’s knowledge, threatened, which could have a Target Material Adverse Effect, nor is the Target aware of any labor organization activity involving its employees.

(viii)         To the Target’s knowledge, none of the Key Persons, officers or directors of the Target Companies has been (A) subject to voluntary or involuntary petition under applicable bankruptcy Laws or the appointment of a receiver, fiscal agent or similar officer by a court for his business or property; (B) convicted in a criminal proceeding or named as a subject of a pending criminal proceeding (excluding traffic violations and other minor offenses); (C) subject to any order, judgment or decree (not subsequently reversed, suspended, or vacated) of any court of competent jurisdiction permanently or temporarily enjoining him from engaging, or otherwise imposing limits or conditions on his engagement in any securities, investment advisory, banking, insurance, or other type of business or acting as an officer or director of a public company; or (D) found by a court of competent jurisdiction in a civil action or by the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated any federal or state securities, commodities, or unfair trade practices law, which such judgment or finding has not been subsequently reversed, suspended, or vacated.

(o)             Insurance. Section 3.3(o) of the Target Disclosure Letter sets forth a list of all material policies of fire, liability, workers’ compensation, property, casualty and other forms of insurance owned or held by any Target Company as of the date of this Agreement. All such policies are in full force and effect, all premiums due and payable thereon as of the date of this Agreement have been paid in full as of the date of this Agreement. As of the date of this Agreement, no claim by any Target Company is pending under any such policies as to which coverage has been denied or disputed, or rights reserved to do so, by the underwriters thereof, except as is not and would not reasonably be expected to be, individually or in the aggregate, material to the Target Companies, taken as a whole.

(p)             Tax Matters.

(i)             Except as set forth in Section 3.3(p) of the Target Disclosure Letter, each Target Company has prepared and filed all income and other material Tax Returns required to have been filed by it, all such Tax Returns are true and complete in all material respects and prepared in compliance in all material respects with all applicable Laws and Orders, and each Target Company has paid all material Taxes required to have been paid by it regardless of whether shown on a Tax Return.

(ii)            Each Target Company has timely withheld and paid to the appropriate Tax Authority all material amounts required to have been withheld and paid in connection with amounts paid or owing to any employee, individual independent contractor, other service providers, equity interest holder or other third party.

(iii)           No Target Company is currently the subject of a Tax audit or examination with respect to material Taxes. No Target Company has been informed in writing of the commencement or anticipated commencement of any Tax audit or examination that has not been resolved or completed in each case with respect to material Taxes.

(iv)          No Target Company has consented to extend or waive the time in which any material Tax may be assessed or collected by any Tax Authority, other than any such extensions or waivers that are no longer in effect or that were extensions of time to file Tax Returns obtained in the ordinary course of business.

(v)           No “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or non-U.S. income Tax Law), private letter rulings, technical advice memoranda or similar agreements or rulings have been entered into or issued by any Tax Authority with respect to a Target Company which agreement or ruling would be effective after the Closing Date.

(vi)          No Target Company is or has been a party to any “listed transaction” as defined in Section 6707A of the Code and Treasury Regulations Section 1.6011-4 (or any corresponding or similar provision of state, local or non-U.S. income Tax Law).

(vii)          There are no Liens for material Taxes on any assets of the Target Companies other than Permitted Liens.

(viii)        During the two (2)-year period ending on the date of this Agreement, no Target Company was a distributing corporation or a controlled corporation in a transaction purported or intended to be governed by Section 355 of the Code.

(ix)           No Target Company (A) has been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which was a Target Company or any of its current Affiliates) or (B) has any material Liability for the Taxes of any Person (other than a Target Company or any of its current Affiliates) under Section 1.1502-6 of the Treasury Regulations (or any similar provision of state, local or non-United States Law), as a transferee or successor or by Contract (other than any Contract the principal purpose of which does not relate to Taxes).

(x)             No written claims have ever been made by any Tax Authority in a jurisdiction where a Target Company does not file Tax Returns that such Target Company is or may be subject to taxation by that jurisdiction, which claims have not been resolved or withdrawn.

(xi)           No Target Company is a party to any Tax allocation, Tax sharing or Tax indemnity or similar agreements (other than one that is included in a Contract entered into in the ordinary course of business that is not primarily related to Taxes) and no Target Company is a party to any joint venture, partnership or other arrangement that is treated as a partnership for U.S. federal income Tax purposes.

(xii)          Each Target Company is tax resident only in its jurisdiction of formation.

(xiii)         No Target Company has a permanent establishment (within the meaning of an applicable Tax treaty) or otherwise has an office or fixed place of business in a country other than the country in which it is organized.

(xiv)         No Target Company has taken or agreed to take any action not contemplated by this Agreement and/or any Transaction Document that would reasonably be expected to prevent the CGC Merger and the Exchange from qualifying for the Intended Tax Treatment. To the knowledge of the Target, no facts or circumstances exist, other than any facts or circumstances to the extent that such facts or circumstances exist or arise as a result of or related to any act or omission occurring after the date hereof not contemplated by this Agreement and/or any of the Transaction Documents, that would reasonably be expected to prevent the CGC Merger and the Exchange from qualifying for the Intended Tax Treatment.

(q)             Brokers. Except for fees (including the amounts due and payable assuming the Closing occurs) set forth on Section 3.3(q) of the Target Disclosure Letter (which fees shall be the sole responsibility of the Target, except as otherwise provided in Section 8.6 of the Business Combination Agreement), no broker, finder, investment banker or other Person is entitled to any brokerage fee, finders’ fee or other commission in connection with the transactions contemplated by the Business Combination Agreement based upon arrangements made by or on behalf of the Target or any of its Affiliates for which any of the Target Companies has any obligation.

(r)             Real and Personal Property.

(i)             Owned Real Property. Section 3.3(r)(i) of the Target Disclosure Letter sets forth a true and complete list (including street addresses) of all real property owned by any of the Target Companies (the “Owned Real Property”). There are no legal, administrative or other decisions or preliminary injunctions issued or proceedings pending that could materially impact any Target Company’s legal title to the Owned Real Property. Existing utility lines from the Owned Real Property up to the connection points to the public utility network are owned by the respective Target Company and are located on the lands owned by the Target Companies or on the lands to which the respective in-rem easement for the benefit of the Owned Real Property. Each Owned Real Property is directly accessible by and directly connected to the network of public roads. No financial obligations or Tax arrears exist that could result in creation of a mortgage or other third party right in relation to any of the Owned Real Property.

(ii)            Leased Real Property. Section 3.3(r)(ii) of the Target Disclosure Letter sets forth a true and complete list (including street addresses) of all real property leased by any of the Target Companies (the “Leased Real Property”) and all Real Property Leases pursuant to which any Target Company is a tenant or landlord as of the date of this Agreement. Each Real Property Lease is in full force and effect and is a valid, legal and binding obligation of the applicable Target Company party thereto, enforceable in accordance with its terms against such Target Company and, to the Target’s knowledge, each other party thereto (subject to applicable bankruptcy, insolvency, reorganization, moratorium or other Laws affecting generally the enforcement of creditors’ rights and subject to general principles of equity). There is no material breach or default by any Target Company or, to the Target’s knowledge, any third party under any Real Property Lease, and, to the Target’s knowledge, no event has occurred which (with or without notice or lapse of time or both) would constitute a material breach or default under any Real Property Lease or would permit termination of, or a material modification or acceleration thereof, by any counterparty to any Real Property Lease. The Target Companies’ possession and quiet enjoyment of the Leased Real Property under any Real Property Lease has not been materially disturbed, and to the Target’s knowledge there are no material disputes with respect to any Real Property Lease. Except as set forth in Section 3.3(r)(ii) of the Target Disclosure Letter, as of the date hereof, no Target Company has (i) subleased, licensed or otherwise granted any Person the right to use or occupy the Leased Real Property or any portion thereof; or (ii) collaterally assigned or granted any other security interest in any Real Property Lease or any interest therein.

(iii)           Personal Property. Each Target Company has good, marketable and indefeasible title to, or a valid leasehold interest in or license or right to use, all of the material assets and properties of the Target Companies, except for assets disposed of in the ordinary course of business.

(iv)           Assets. Immediately after the Exchange Effective Time, the assets (which, for the avoidance of doubt, shall include any assets held pursuant to valid leasehold interest, license or other similar interests or right to use any assets) of the Target Companies will constitute all of the assets necessary to conduct the Business immediately after the Closing in materially the same manner (for the Target Companies, taken as a whole) as it is conducted on the date of this Agreement, except as would not have a Target Material Adverse Effect.

(v)            GIB Real Property. Section 3.3(r)(v) of the Target Disclosure Letter sets forth a true and complete list (including street addresses) of all real property owned by GIB EnergyX Slovakia s.r.o., an entity incorporated and existing under the laws of the Slovak Republic in the form of limited liability company, with its registered office at Mlynské nivy 5, Bratislava 821 09, Slovak Republic, ID No.: 55 901 328 (“GIB”) (the “GIB Real Property”). There are no legal, administrative or other decisions or preliminary injunctions issued or proceedings pending that could materially impact GIB’s legal title to the GIB Real Property. Each GIB Real Property is directly accessible by and directly connected to the network of public roads. No financial obligations or Tax arrears exist that could result in creation of a mortgage or other third party right in relation to any of the GIB Real Property.

(s)             Transactions with Affiliates. Section 3.3(s) of the Target Disclosure Letter sets forth all Contracts between (i) any Target Company, on the one hand, and (ii) any officer, director, employee, partner, member, manager, direct or indirect equityholder or Affiliate of any Target Company (other than, for the avoidance of doubt, any other Target Company) or any family member of the foregoing Persons, on the other hand (each Person identified in this clause (ii), a “Target Related Party”), other than (A) Contracts with respect to a Target Related Party’s employment with (including benefit plans and other ordinary course compensation from) any of the Target Companies entered into in the ordinary course of business, (B) Contracts with respect to a Company Shareholder’s or a holder of Company Equity Awards’ status as a holder of Target Equity Securities and (C) Contracts entered into after the date of this Agreement that are either permitted pursuant to Section 5.1(b) of the Business Combination Agreement or entered into in accordance with Section 5.1(b) of the Business Combination Agreement. No Target Related Party (1) owns any interest in any material asset used in any Target Company’s business, or (2) possesses, directly or indirectly, any material financial interest in, or is a director or executive officer of, any Person which is a supplier, vendor, partner, customer, lessor or other material business relation of any Target Company, (3) is a supplier, vendor, (4) owes any material amount to, or is owed any material amount by, any Target Company (other than accrued compensation, employee benefits, employee or director expense reimbursement, in each case, in the ordinary course of business or pursuant to any transaction entered into after the date of this Agreement that is either permitted pursuant to Section 5.1(b) of the Business Combination Agreement or entered into in accordance with Section 5.1(b) of the Business Combination Agreement). All Contracts, arrangements, understandings, interests and other matters that are required to be disclosed pursuant to this Section 3.3(s) are referred to herein as “Target Related Party Transactions”.

(t)             Data Privacy and Security.

(i)             Each Target Company has implemented written policies relating to the Processing of Personal Data as and to the extent required by applicable Law (“Privacy and Data Security Policies”). In connection with its collection, storage, use and/or disclosure of any information that constitutes “personal information,” “personal data” or “personally identifiable information” as defined in applicable laws (collectively “Personal Information”) by or on behalf of the Target Companies, the Target Companies are and have been in material compliance with (A) all applicable laws (including, without limitation, laws relating to privacy, data security, telephone and text message communications, and marketing by email or other channels) in all relevant jurisdictions, (B) the Target Companies’ privacy policies and public statements written by the Target Companies regarding their privacy or data security practices and (C) the requirements of any contract codes of conduct or industry standards by which the Target Companies are a party. The Target Companies maintain and have maintained reasonable physical, technical, and administrative security measures and policies designed to protect all Personal Information owned, stored, used, maintained or controlled by or on behalf of the Target Companies from and against unlawful, accidental or unauthorized access, destruction, loss, use, modification and/or disclosure. The Target Companies are and have been in compliance in all material respects with all laws relating to data loss, theft and breach of security notification obligations. To the Target’s knowledge, there has been no occurrence of (x) unlawful, accidental or unauthorized destruction, loss, use, modification or disclosure of or access to Personal Information owned, stored, used, maintained or controlled by or on behalf of the Target Companies such that privacy requirements require or required the Target Companies to notify government authorities, affected individuals or other parties of such occurrence or (y) unauthorized access to or disclosure of the Target Companies’ confidential information or trade secrets that reasonably would be expected to result in a Target Material Adverse Effect.

(ii)            In connection with its collection, storage, transfer (including without limitation, any transfer across national borders) and/or use of any Personal Information, the Target Companies are and have been, to the Target’s knowledge, in compliance with all applicable laws in all relevant jurisdictions, the Target Companies’ privacy policies, and the requirements of any contract or codes of conduct to which the Target Companies are a party. The Target Companies have commercially reasonable physical, technical, organizational and administrative security measures and policies in place to protect all Personal Information collected by it or on its behalf from and against unauthorized access, use and/or disclosure. The Target Companies are and have been in compliance in all material respects with all laws relating to data loss, theft and breach of security notification obligations.

(u)             Compliance with International Trade & Anti-Corruption Laws.

(i)             The Target Companies have conducted all export transactions in accordance with applicable provisions of United States, Norway, European Union and Slovakia export control laws and regulations, including the Export Administration Regulations, the International Traffic in Arms Regulations, the regulations administered by the Office of Foreign Assets Control of the U.S. Treasury Department, and the export control laws and regulations of any other applicable jurisdiction. Without limiting the foregoing: (A) the Target Companies have obtained all export licenses and other approvals, timely filed all required filings and has assigned the appropriate export classifications to all products, in each case as required for its exports of products, software and technologies from Slovakia, Norway and the European Union and any other applicable jurisdiction; (B) the Target Companies are in compliance with the terms of all applicable export licenses, classifications, filing requirements or other approvals; (C) there are no pending or, to the knowledge of the Target, threatened claims against the Target Companies with respect to such exports, classifications, required filings or other approvals; (D) there are no pending investigations related to the Target Companies’ exports; and (E) there are no actions, conditions, or circumstances pertaining to the Target’s export transactions that would reasonably be expected to give rise to any material future claims.

(ii)            Neither the Target nor any of its directors, officers, employees or agents have made or authorized any bribe, rebate, payoff, influence payment, kickback or other unlawful payment of funds or received or retained any funds in violation of any law, rule or regulation. The Target further represents that the it has maintained, and has caused each of its subsidiaries to maintain, systems of internal controls (including, but not limited to, accounting systems, purchasing systems and billing systems) and written policies to ensure compliance with applicable anti-bribery or anti-corruption law and to ensure that all books and records of the Target Companies accurately and fairly reflect, in reasonable detail, all transactions and dispositions of funds and assets. None of the Target Companies, or, to the Target’s knowledge, any of their officers, directors or employees are the subject of any allegation, voluntary disclosure, investigation, prosecution or other enforcement action related to any applicable anti-corruption law.

[(v)            The Target has not entered into, and will not enter into, any other agreement or any definitive transaction document, side letter, undertaking letter, or other similar agreement or instrument with the Purchaser or any other purchaser of Securities in connection with the transactions contemplated hereby or by the Other SPAs with terms and conditions that are more favorable than the terms and conditions provided to the Purchaser under this Agreement.]6

(w)             No Additional Representations or Warranties. Except as provided in this Section 3.3, none of the Target Companies nor any of their respective Affiliates, nor any of their respective directors, managers, officers, employees, equityholders, partners, members or representatives has made, or is making, any representation or warranty whatsoever to any other party hereto or any other Person and no such party shall be liable in respect of the accuracy or completeness of any information provided to any other party hereto or any other Person.

3.4 Representations and Warranties of CGC. Except as set forth in any SEC Reports filed by CGC or other documents submitted or furnished to the SEC by CGC on or prior to the date hereof, or on or prior to the Closing Date, as applicable, and provided that no representation or warranty by CGC shall apply to any statement or information in the SEC Reports that relates to changes to historical accounting policies of CGC in connection with any order, directive, guideline, comment or recommendation from the Commission or CGC’s auditor or accountant that is applicable to CGC (collectively, the “SEC Guidance”), nor shall any correction, amendment, revision or restatement of CGC’s financial statements due wholly or in part to SEC Guidance or any other accounting matters, nor any other effects that relate to or arise out of, or are in connection with or in response to, any of the foregoing or any changes in accounting or disclosure related thereto, be deemed to be a breach of any representation or warranty by CGC, CGC represents and warrants to the Purchaser, as of the date of this Agreement and as of the Closing Date (or, if such representations and warranties are made with respect to a specified date, as of such date):

(a) CGC (i) is validly existing and in good standing under the laws of the jurisdiction of incorporation, (ii) has the requisite power and authority to own, lease and operate its properties, to carry on its business as it is now being conducted and to enter into and perform its obligations under this Agreement and the other Transaction Documents, and (iii) is duly licensed or qualified to conduct its business and, if applicable, is in good standing under the laws of each jurisdiction (other than its jurisdiction of incorporation) in which the conduct of its business or the ownership of its properties or assets requires such license or qualification, except, with respect to the foregoing clause (iii), where the failure to be in good standing would not reasonably be expected to have a CGC Material Adverse Effect.

(b) As of the Closing Date, the Securities will be duly authorized and, when issued, paid for and delivered in accordance with the applicable Transaction Documents, will be validly issued, fully paid and non-assessable, free and clear of all liens or other restrictions (other than those arising under the Transaction Documents, the Organizational Documents of CGC or applicable securities laws), and will not have been issued in violation of any preemptive or similar rights created under CGC’s Organizational Documents (as adopted on the Closing Date) or the laws of its jurisdiction of incorporation.

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(c) This Agreement and the other Transaction Documents has been duly authorized, validly executed and delivered by CGC, and assuming the due authorization, execution and delivery of the same by the Target and the Purchaser of this Agreement and the other Transaction Documents to which they are a party and the due authorization, execution and delivery of the same by all other parties to any Transaction Document, this Agreement and the other Transaction Documents shall constitute the valid and legally binding obligation of CGC, enforceable against CGC in accordance with its terms, except to the extent that enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization and moratorium laws and other laws of general application affecting the enforcement of creditors’ rights generally or by any applicable statute of limitation or by any valid defense of set-off or counterclaim, and the fact that equitable remedies or relief (including the remedy of specific performance) are subject to the discretion of the court from which such relief may be sought (collectively, the “Enforceability Exceptions”).

(d) Assuming the accuracy of the representations and warranties of the Purchaser set forth in Section 3.2 of this Agreement, the execution and delivery of this Agreement and the other Transaction Documents, the issuance and sale of the Securities hereunder, the compliance by CGC with all of the provisions hereof and thereof and the consummation of the transactions contemplated herein and therein will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of CGC pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which CGC is a party or by which CGC is bound or to which any of the property or assets of CGC is subject, (ii) the Organizational Documents of CGC, or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over CGC or any of its properties that, in the case of clauses (i) and (iii), would reasonably be expected to have a CGC Material Adverse Effect.

(e) Assuming the accuracy of the representations and warranties of the Purchaser set forth in Section 3.2 of this Agreement, CGC is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization or other person in connection with the execution, delivery and performance of this Agreement or the other Transaction Documents (including, without limitation, the issuance of the Securities), other than (i) filings required by applicable state securities laws, (ii) the filing of the Registration Statement pursuant to the Registration Rights Agreement, (iii) filings required by the Commission, (iv) filings required by the Stock Exchange, including with respect to obtaining shareholder approval, (v) filings and approvals required to consummate the Business Combination as provided under the Business Combination Agreement, (vi) the filing of notification under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, if applicable, and (vii) those filings, the failure of which to obtain would not have a CGC Material Adverse Effect.

(f) Except for such matters as have not had and would not have a CGC Material Adverse Effect, there is no (i) Action, Proceeding or arbitration before a governmental authority or arbitrator pending, or, to the knowledge of CGC, threatened in writing against CGC or (ii) judgment, decree, injunction, ruling or order of any governmental authority or arbitrator outstanding against CGC.

(g) Assuming the accuracy of the Purchaser’s representations and warranties set forth in Section 3.2 of this Agreement, no registration under the Securities Act or any state securities (or Blue Sky) laws is required for the offer and sale of the Securities by CGC to the Purchaser.

(h) Neither CGC nor any person acting on its behalf has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the Securities. The Securities are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act or any state securities laws. Neither CGC nor any person acting on CGC’s behalf has, directly or indirectly, at any time within the past six (6) months, made any offer or sale of any security or solicitation of any offer to buy any security under circumstances that would cause the offering of the Securities pursuant to this Agreement to be integrated with prior offerings by CGC for purposes of the Securities Act or any applicable shareholder approval provisions. Neither CGC nor any person acting on CGC’s behalf has offered or sold any securities, or has taken any other action, which would reasonably be expected to subject the offer, issuance or sale of the Securities, as contemplated hereby, to the registration provisions of the Securities Act.

(i) No “bad actor” disqualifying event described in Rule 506(d)(1)(i)-(viii) of the Securities Act (a “Disqualification Event”) is applicable to CGC, except for a Disqualification Event as to which Rule 506(d)(2)(ii–iv) or (d)(3) is applicable.

(j) Except as would not reasonably be expected to be material to CGC, CGC is in all material respects in compliance with applicable provisions of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations thereunder.

(k) As of the Closing Date, the Common Shares will be eligible for clearing through DTC, through its Deposit/Withdrawal At Custodian (DWAC) system, and CGC is eligible and participating in the Direct Registration System (DRS) of DTC with respect to the Common Shares. CGC’s Transfer Agent is a participant in DTC’s Fast Automated Securities Transfer Program.

(l) As of their respective filing dates, or, if amended, as of the date of such amendment, which shall be deemed to supersede such original filing, all reports required to be filed by CGC with the Commission (the “SEC Reports”) complied in all material respects with the applicable requirements of the Securities Act and the Exchange Act, and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, when filed, or, if amended, as of the date of such amendment, which shall be deemed to supersede such original filing, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of the date hereof, there are no material outstanding or unresolved comments in comment letters received by CGC from the staff of the Division of Corporation Finance of the Commission with respect to any of the SEC Reports. The financial statements of CGC included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing, or, if amended, as of the date of such amendment, which shall be deemed to supersede such original filing, and fairly present in all material respects the financial position of CGC as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments. Notwithstanding the foregoing, this representation and warranty shall not apply to any statement or information in the SEC Reports that relates or arises from the topics referenced in SEC Guidance, and any restatement, revision or other modification to the SEC Reports (including any financial statements contained therein) relating to or arising from SEC Guidance shall not be deemed material noncompliance for purposes of this Agreement or the other Transaction Documents.

(m) As of the date hereof, the authorized share capital of CGC is $22,100 divided into 200,000,000 Class A Ordinary Shares, 20,000,000 Class B ordinary shares, par value $0.0001 per share (the “Class B Ordinary Shares” and, together with the Class A Ordinary Shares, the “Ordinary Shares”) and 1,000,000 preference shares of a par value of $0.0001 (the “CGC Preference Shares”). As of the date hereof and prior to giving effect to the Closing and the Business Combination: (i) 8,826,092 Class A Ordinary Shares, two Class B Ordinary Shares and no CGC Preference Shares were issued and outstanding; and (ii) 7,666,666 public warrants, each exercisable to purchase one Class A Ordinary Share at $11.50 per share (the “IPO Public Warrants”), and 8,900,000 private placement warrants, each exercisable to purchase one Class A Ordinary Share at $11.50 per share (together the “IPO Private Placement Warrants” and, together with the IPO Public Warrants, the “Outstanding IPO Warrants”), were issued and outstanding. No Outstanding IPO Warrants are exercisable on or prior to the closing of the Business Combination. All (A) issued and outstanding Ordinary Shares have been duly authorized and validly issued, are fully paid and non-assessable and are not subject to preemptive rights; and (B) Outstanding IPO Warrants have been duly authorized and validly issued, are fully paid and are not subject to preemptive rights. As of the date hereof, except as set forth above and pursuant to the Business Combination Agreement, there are no outstanding options, warrants or other rights to subscribe for, purchase or acquire from CGC any Ordinary Shares or other equity interests in CGC (collectively, “CGC Equity Interests”) or securities convertible into or exchangeable or exercisable for CGC Equity Interests. Except as set forth in the Business Combination Agreement, as of the date hereof, CGC has no subsidiaries and does not own, directly or indirectly, interests or investments (whether equity or debt) in any person, whether incorporated or unincorporated. There are no shareholder agreements, voting trusts or other agreements or understandings to which CGC is a party or by which it is bound relating to the voting of any CGC Equity Interests, other than (A) as set forth in the SEC Reports and (B) as contemplated by the Business Combination Agreement. Except as described in the SEC Reports, there are no securities or instruments issued by or to which CGC is a party containing anti-dilution or similar provisions that will be triggered by the issuance of the Purchased Securities.

(n) The issued and outstanding Class A Ordinary Shares are registered pursuant to Section 12(g) of the Exchange Act, and are listed for trading on the Pink Open Market under the symbol “RENEF.” Except as set forth in the SEC Reports or as contemplated by the Business Combination Agreement: (i) there is no suit, Action, Proceeding or investigation pending or, to the knowledge of CGC, threatened against CGC by the Commission with respect to any intention by such entity to deregister the Class A Ordinary Shares and (ii) CGC has taken no action that is designed to terminate the registration of the Class A Ordinary Shares under the Exchange Act. Following the Business Combination, the Common Shares are expected to be registered under the Exchange Act and listed for trading on the Stock Exchange.

(o) To the knowledge of CGC, CGC is not, and immediately after receipt of payment for the Securities and consummation of the Business Combination, will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(p) Neither CGC nor, to the knowledge of CGC, any agent or other person acting on behalf of CGC has (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by CGC (or made by any person acting on its behalf of which CGC is aware) which is in violation of law or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.

(q) CGC’s accounting firm is CBIZ CPAs P.C. To the knowledge and belief of CGC, such accounting firm is a registered public accounting firm as required by the Exchange Act.

(r) There are no disagreements of any kind presently existing, or reasonably anticipated by CGC to arise, between CGC and the accountants and lawyers formerly or presently employed by CGC and CGC is current with respect to any fees owed to its accountants and lawyers which could affect CGC’s ability to perform any of its obligations under any of the Transaction Documents.

(s) CGC acknowledges and agrees that the Purchaser is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated thereby. CGC further acknowledges that the Purchaser is not acting as a financial advisor or fiduciary of CGC (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated thereby and any advice given by the Purchaser or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated thereby is merely incidental to the Purchaser’s purchase of the Securities. CGC further represents to the Purchaser that CGC’s decision to enter into this Agreement and the other Transaction Documents has been based solely on the independent evaluation of the transactions contemplated hereby by CGC and its representatives.

(t) CGC has not, and to its knowledge no one acting on its behalf has, taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of CGC to facilitate the sale or resale of any of the Securities.

[(u) CGC has not entered into, and will not enter into, any other agreement or any definitive transaction document, side letter, undertaking letter, or other similar agreement or instrument with the Purchaser or any other purchaser of Securities in connection with the transactions contemplated hereby or by the Other SPAs with terms and conditions that are more favorable than the terms and conditions provided to the Purchaser under this Agreement.]7

(v)             Except as provided in this Section 3.4, none of CGC nor any of its Affiliates, nor any of their respective directors, managers, officers, employees, equityholders, partners, members or representatives has made, or is making, any representation or warranty whatsoever to any other party hereto or any other Person and no such party shall be liable in respect of the accuracy or completeness of any information provided to any other party hereto or any other Person.

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ARTICLE 4

OTHER AGREEMENTS OF THE PARTIES

4.1 Transfer Restrictions.

(a) The Securities may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of Securities other than pursuant to an effective registration statement or Rule 144, to the Company or to an Affiliate of the Purchaser or in connection with a pledge as contemplated in Section 4.1(b), the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor (in-house counsel to suffice), the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act. As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and, if permitted pursuant to the terms thereof, the Registration Rights Agreement and shall have the rights and obligations of the Purchaser under this Agreement and the Registration Rights Agreement, if a party thereto.

(b) The Purchaser agrees to the imprinting, so long as is required by this Section 4.1, of a legend on any of the Securities in the following form:

NEITHER THIS SECURITY NOR THE SECURITIES INTO WHICH THIS SECURITY IS CONVERTIBLE HAS BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. THIS SECURITY AND THE SECURITIES ISSUABLE UPON CONVERSION OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT OR OTHER LOAN SECURED BY SUCH SECURITIES.

The Company acknowledges and agrees that the Purchaser may from time to time pledge pursuant to a bona fide margin agreement with a registered broker-dealer or grant a security interest in some or all of the Securities to a financial institution that is an “accredited investor” as defined in Rule 501(a) under the Securities Act and who agrees to be bound by the provisions of this Agreement and, if required under the terms of such arrangement, the Purchaser may transfer pledged or secured Securities to the pledgees or secured parties; provided, however, that, as a prerequisite to any such pledge other than a pledge pursuant to a bona fide margin agreement with a registered broker dealer, the Purchaser shall (x) provide notice to the Company of such pledge or transfer at least five (5) Business Days prior thereto and (y) cause to be delivered to the Company customary legal opinions of legal counsel of the pledgee, secured party and pledgor as shall be reasonably requested by the Company in connection therewith. Thereafter, at the Purchaser’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Securities may reasonably request in connection with a pledge or transfer of the Securities, including, if the Securities are subject to registration pursuant to the Registration Rights Agreement, the preparation and filing of any required prospectus supplement under Rule 424(b) under the Securities Act or other applicable provision of the Securities Act to appropriately amend the list of selling securityholders thereunder.

(c) Certificates (or reasonable evidence of issuance by book entry, as applicable) evidencing the Underlying Shares shall not contain any legend (including the legend set forth in Section 4.1(b) hereof): (i) while a registration statement (including the Registration Statement) covering the resale of such security is effective under the Securities Act, (ii) following any sale of such Underlying Shares pursuant to Rule 144 or (iii) as otherwise provided in the Articles. The Company shall use commercially reasonable efforts to cause its counsel to issue a legal opinion to the Transfer Agent or the Purchaser promptly after the Effective Date if required by the Transfer Agent to effect the removal of the legend hereunder or if requested by the Purchaser, respectively, in each case, if the proposed sale is to be made pursuant to an effective registration statement or subject to an exemption from registration under the federal securities laws. If all or any Preference Shares are converted or any portion of a Warrant is exercised at a time when there is an effective registration statement to cover the resale of the Underlying Shares, or if such Underlying Shares may be sold under Rule 144 and the Company is then in compliance with the current public information required under Rule 144(c)(1) (or Rule 144(i)(2), if applicable), or if the Underlying Shares may be sold under Rule 144 without the requirement for the Company to be in compliance with the current public information required under required under Rule 144(c)(1) (or Rule 144(i)(2), if applicable) as to such Underlying Shares and without volume or manner-of-sale restrictions or if such legend is not otherwise required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission) or as provided in the Articles or Warrants, then such Underlying Shares shall be issued free of all legends. The Company agrees that following the Effective Date or at such time as such legend is no longer required under this Section 4.1(c), it will, no later than the number of Trading Days comprising the Standard Settlement Period (as defined below) following the delivery by a Purchaser to the Company or the Transfer Agent of a certificate (or reasonable evidence of issuance by book entry, as applicable) representing Underlying Shares, as applicable, issued with a restrictive legend, deliver or cause to be delivered to the Purchaser a certificate (or reasonable evidence of issuance by book entry, as applicable) representing such shares that is free from all restrictive and other legends. The Company may not make any notation on its records or give instructions to the Transfer Agent that enlarge the restrictions on transfer set forth in this Section 4.1. Certificates for Underlying Shares subject to legend removal hereunder shall be transmitted by the Transfer Agent to the Purchaser by crediting the account of the Purchaser’s prime broker with the Depository Trust Company System as directed by the Purchaser. As used herein, “Standard Settlement Period” means the standard settlement period, expressed in a number of Trading Days, on the Company’s primary Trading Market with respect to the Common Shares as in effect on the date of delivery of a certificate (or reasonable evidence of issuance by book entry, as applicable) representing Underlying Shares, as applicable, issued with a restrictive legend.

(d) The Purchaser agrees with the Company that the Purchaser will sell any Securities pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom, and that if Securities are sold pursuant to a Registration Statement, they will be sold in compliance with the plan of distribution set forth therein, and acknowledges that the removal of the restrictive legend from certificates (or reasonable evidence of issuance by book entry, as applicable) representing Securities as set forth in this Section 4.1 is predicated upon the Company’s reliance upon this understanding.

4.2 Acknowledgment of Dilution. The Company acknowledges that the issuance of the Securities may result in dilution of the outstanding Common Shares, which dilution may be substantial under certain market conditions. The Company further acknowledges that its obligations under the Transaction Documents, including, without limitation, its obligation to issue the Underlying Shares pursuant to the Transaction Documents, are unconditional and absolute and not subject to any right of set off, counterclaim, delay or reduction, regardless of the effect of any such dilution or any claim the Company may have against the Purchaser and regardless of the dilutive effect that such issuance may have on the ownership of the other stockholders of the Company.

4.3 Furnishing of Information; Public Information. Until the time that the Purchaser does not own any Securities, the Company shall use commercially reasonable efforts to maintain the registration of the Common Shares under Section 12(b) or 12(g) of the Exchange Act and to timely file all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act even if the Company is not then subject to the reporting requirements of the Exchange Act.

4.4 Integration. The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities or that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Trading Market such that it would require stockholder approval prior to the closing of such other transaction unless stockholder approval is obtained before the closing of such subsequent transaction.

4.5 Conversion and Exercise Procedures. Each of the form of Notice of Exercise included in the Warrants and the form of Notice of Conversion included in the Articles set forth the totality of the procedures required of the Purchaser in order to exercise the Warrants or convert its Preference Shares. Without limiting the preceding sentences, no ink-original Notice of Exercise or Notice of Conversion shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Exercise or Notice of Conversion form be required in order to exercise the Warrants or convert its Preference Shares. No additional legal opinion, other information or instructions shall be required of the Purchaser to exercise its Warrants or convert its Preference Shares. The Company shall honor exercises of the Purchaser’s Warrants and conversions of the Purchaser’s Preference Shares and shall deliver Underlying Shares in accordance with the terms, conditions and time periods set forth in the Transaction Documents.

4.6 Securities Laws Disclosure; Publicity. Neither the Company nor the Target shall publicly disclose the name of the Purchaser, or include the name of the Purchaser in any filing with the Commission or any regulatory agency or Trading Market, without the prior written consent of the Purchaser (not to be unreasonably withheld, delayed or conditioned), except (a) as required by federal securities law or requested by the staff of the Commission in connection with (i) any filings in connection with the Business Combination, (ii) any registration statement contemplated by the Registration Rights Agreement and (iii) the filing of final Transaction Documents with the Commission and (b) to the extent such disclosure is required by law or Trading Market regulations, in which case the Company shall provide the Purchaser with prior notice of such disclosure permitted under this clause (b).

4.7 Stockholder Rights Plan. No claim will be made or enforced by the Company or, with the consent of the Company, any other Person, that exclusively as a result of the transactions contemplated by this Agreement the Purchaser is an “Acquiring Person” under any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or similar anti-takeover plan or arrangement in effect or hereafter adopted by the Company, or that the Purchaser could be deemed to trigger the provisions of any such plan or arrangement, by virtue of receiving Securities under the Transaction Documents.

4.8 Non-Public Information. The Company and the Target covenant and agree that neither they, nor any other Person acting on their behalf will provide the Purchaser or its agents or counsel with any information that constitutes, or the Company and the Target reasonably believe constitutes, material non-public information, unless prior thereto the Purchaser shall have consented to the receipt of such information and agreed with the Company and the Target to keep such information confidential. To the extent that the Company, the Target or any of their respective officers, director, agents, employees or Affiliates delivers any material, non-public information to the Purchaser without the Purchaser’s consent, the Company and the Target hereby covenant and agree that the Purchaser shall not have any duty of trust or confidentiality to the Company, the Target or any of their respective officers, directors, agents, employees or Affiliates, or a duty to the Company, the Target or any of their respective officers, directors, agents, employees or Affiliates not to trade while aware of, such material, non-public information, provided that the Purchaser shall remain subject to applicable law. To the extent that any notice provided pursuant to any Transaction Document constitutes, or contains, material, non-public information regarding the Company or the Target, the Company shall if reasonably practicable simultaneously file such notice with the Commission pursuant to a Current Report on Form 8-K. The Company and the Target understand and confirm that the Purchaser shall be relying on the foregoing covenants in effecting transactions in securities of the Company.

4.9 Use of Proceeds. The Company shall use the net proceeds from the sale of the Securities hereunder for general corporate and working capital purposes, in the Company’s exclusive discretion.

4.10 Indemnification.

(a) Subject to the provisions of this Section 4.10, the Company will indemnify and hold each Purchaser Party harmless from any and all Losses that any such Purchaser Party may suffer or incur as a result of or relating to any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents (unless such Loss is primarily based upon a material breach of such Purchaser Party’s representations, warranties or covenants under the Transaction Documents or any agreements or understandings such Purchaser Party may have with any such stockholder or any violations by such Purchaser Party of state or federal securities laws or any conduct by such Purchaser Party which is finally judicially determined to constitute fraud, gross negligence or willful misconduct).

(b) Subject to the provisions of this Section 4.10, the Target will indemnify and hold each Purchaser Party, harmless from any and all Losses that any such Purchaser Party may suffer or incur as a result of or relating to any breach of any of the representations and warranties of the Target Companies found exclusively in Section 3.3, covenants or agreements made by the Target in this Agreement or in the other Transaction Documents (unless such Loss is primarily based upon a material breach of such Purchaser Party’s representations, warranties or covenants under the Transaction Documents or any agreements or understandings such Purchaser Party may have with any such stockholder or any violations by such Purchaser Party of state or federal securities laws or any conduct by such Purchaser Party which is finally judicially determined to constitute fraud, gross negligence or willful misconduct).

(c) Subject to the provisions of this Section 4.10, the Purchaser will, severally and not jointly, indemnify and hold (i) each Company Party and (ii) each Target Party, harmless from any and all Losses that any such Company party or Target Party (as applicable) may suffer or incur as a result of or relating to any breach of any of the representations, warranties, covenants or agreements made by such Purchaser in this Agreement or in the other Transaction Documents (unless such Loss is primarily based upon a material breach of such Company Party’s or Target Party’s (as applicable) representations, warranties or covenants under the Transaction Documents or any agreements or understandings such Company Party or Target Party may have with any such stockholder or any violations by such Company Party or Target Party (as applicable) of state or federal securities laws or any conduct by such Company Party or Target Party (as applicable) which is finally judicially determined to constitute fraud, gross negligence or willful misconduct).

(d) If any Action or Proceeding shall be brought against any Person in respect of which indemnity may be sought pursuant to this Agreement, such Person (the “Indemnified Party”) shall promptly notify the Person against whom such indemnity may be sought (the “Indemnifying Party”) in writing, but the omission to notify such Indemnifying Party will not relieve the Indemnifying Party from any liability that it may have to any Indemnified Party under this Section 4.10 unless, and only to the extent that, such omission results in the forfeiture of substantive rights or defenses by the Indemnifying Party. The Indemnifying Party shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to the Indemnified Party. Any Indemnified Party shall have the right to employ separate counsel in any such Action or Proceeding and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party except to the extent that (i) the employment thereof has been specifically authorized by the Indemnifying Party in writing, (ii) the Indemnifying Party has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such Action or Proceeding there is, in the reasonable opinion of counsel, a material conflict on any material issue between the position of the Indemnifying Party and the position of such Indemnified Party, in which case the Indemnifying Party shall be responsible for the reasonable fees and expenses of no more than one such separate counsel. The Indemnifying Party shall not be liable for any settlement of any Proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Party agrees to indemnify the Indemnified Party from and against any loss or liability by reason of such settlement or judgment. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending or threatened Proceeding in respect of which any Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding.

4.11 Reservation and Listing of Securities.

(a) Commencing on the Closing Date, the Company shall maintain a reserve of the Required Minimum from its duly authorized Common Shares for issuance pursuant to the Transaction Documents in such amount as may then be required to fulfill its obligations in full under the Transaction Documents.

(b) If, on any date following the Closing Date, the number of authorized but unissued (and otherwise unreserved) Common Shares is less than 100% of (i) the Required Minimum on such date, minus (ii) the number of Common Shares previously issued pursuant to the Transaction Documents, then the Board of Directors shall use commercially reasonable efforts to amend the Company’s certificate or articles of incorporation to increase the number of authorized but unissued Common Shares to at least the Required Minimum at such time (minus the number of Common Shares previously issued pursuant to the Transaction Documents), as soon as possible and in any event not later than the 75th day after such date, provided that the Company will not be required at any time to authorize a number of Common Shares greater than the maximum remaining number of Common Shares that could possibly be issued after such time pursuant to the Transaction Documents.

(c) The Company shall, as applicable: (i) promptly after the Closing Date and in connection with the registration with the Commission of the Underlying Shares, in the manner required by the principal Trading Market, prepare and file with such Trading Market an additional shares listing application covering a number of Common Shares at least equal to the Required Minimum on the date of such application, (ii) take all steps reasonably necessary to cause such Common Shares to be approved for listing or quotation on such Trading Market as soon as practicable thereafter and to provide to the Purchaser evidence of such listing or quotation and (iii) use commercially reasonable efforts to maintain the listing or quotation of such Common Shares on any date at least equal to the Required Minimum on such date on such Trading Market or another Trading Market. The Company agrees to maintain the eligibility of the Common Shares for electronic transfer through the Depository Trust Company or another established clearing corporation, including, without limitation, by timely payment of fees to the Depository Trust Company or such other established clearing corporation in connection with such electronic transfer.

4.12 Certain Transactions and Confidentiality. The Purchaser covenants that neither it, nor any Affiliate acting on its behalf or pursuant to any understanding with it will execute any purchases or sales of any of CGC’s securities during the period commencing with the execution of this Agreement and ending at the Cleanse Time. CGC covenants that the transactions contemplated by this Agreement will be publicly disclosed by CGC (the “Cleanse Time”) no later than one Business Day following the date of this Agreement. Purchaser covenants that until the Cleanse Time, it will maintain the confidentiality of the existence and terms of this transaction. As soon as practicable following the Cleanse Time, but in any event within two hours thereafter, CGC shall inform the Purchaser in writing that it is no longer in possession of material, non-public information regarding CGC, the Company or the Target. From and after the Cleanse Time, CGC represents to the Purchaser that it shall have publicly disclosed all material, non-public information, as of immediately prior to the Cleanse Time, delivered to the Purchaser by CGC, the Company, the Target or any of its officers, directors, employees or agents in connection with the transactions contemplated by the Transaction Documents. Notwithstanding the foregoing, and notwithstanding anything contained in this Agreement to the contrary, CGC expressly acknowledges and agrees that, (i) the Purchaser does not make any representation, warranty or covenant hereby that it will not engage in effecting transactions in any securities of CGC after the Cleanse Time and (ii) the Purchaser shall not be restricted or prohibited from effecting any transactions in any securities of CGC in accordance with applicable securities laws from and after the Cleanse Time. Notwithstanding the foregoing, if the Purchaser is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of the Purchaser’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of the Purchaser’s assets, the covenant set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Agreement.

4.13 Blue Sky Filings. The Company shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Securities for, sale to the Purchaser at the Closing under applicable securities or “Blue Sky” laws of the states of the United States.

[4.14 Sponsor Accommodation. Within ten Business Days of the date hereof, the Sponsor shall transfer 800,000 Class A Ordinary Shares (the “Sponsor Accommodation Shares”) to the Purchaser; provided that the Purchaser hereby agrees that: (a) it shall not, prior to the Closing, Transfer such Sponsor Accommodation Shares to any other Person (other than as set forth in clause (d) below), (b) it shall not submit such Sponsor Accommodation Shares for redemption in connection with any extraordinary general meeting of CGC’s shareholders to approve the transactions contemplated by the Business Combination Agreement or any extension of the deadline to consummate an initial business combination, (c) it shall vote all Sponsor Accommodation Shares in favor of any proposals put forth by CGC in connection with any extraordinary general meeting of CGC’s shareholders to approve the transactions contemplated by the Business Combination Agreement or any extension of the deadline to consummate an initial business combination and (d) in the event the Business Combination Agreement expires or is terminated or the transactions contemplated thereby are otherwise not consummated (each, a “Termination Event”), it shall return such Sponsor Accommodation Shares to Sponsor within ten Business Days of such Termination Event. By virtue of the Registration Statement / Proxy Statement (as defined in the Business Combination Agreement), the issuance at the Closing of Common Shares in exchange for the Sponsor Accommodation Shares will result in such Common Shares being registered under the Securities Act, issued without a restrictive legend under the Securities Act and freely tradable by a holder thereof that is not an Affiliate of the Company. The Company represents, warrants and agrees that, as of the Closing Date, the Sponsor Accommodation shares shall not be subject to any contractual restrictions on transfer (other than as set forth in the following sentence). From the date that is six months after the Closing Date until the twenty-first trading day following the date that is six months after the Closing Date, the Purchaser shall not, directly or indirectly, sell, offer to sell, contract to sell, or otherwise dispose of or enter into any other similar transaction involving the Sponsor Accommodation Shares).]8

4.15 Subsequent Equity Sales. Except pursuant to this Agreements, the Other SPAs, the Exchange and the Business Combination Agreement (as in effect on the date hereof), from the date of this Agreement and ending on the date that is 180 days after the Effective Date, neither CGC nor the Company shall, without the prior written consent of the Lead Purchaser: (a) issue shares of their capital stock or Capital Stock Equivalents, (b) other than as required to satisfy the requirements of the Listing Market, effect a reverse stock split, recapitalization, share consolidation, reclassification or similar transaction affecting any class of their capital stock or (c) file with the Commission a registration statement under the Securities Act relating to any capital stock or Capital Stock Equivalents, except pursuant to the terms of the Registration Rights Agreement. Notwithstanding the foregoing, the provisions of this Section 4.15 shall not apply to (i) the issuance of the Securities hereunder, (ii) the issuance of capital stock or Capital Stock Equivalents upon the conversion, exercise or vesting of any securities of CGC or the Company, as applicable, outstanding on the date of this Agreement or outstanding pursuant to clause (iii) below, provided that such securities have not been amended since the date of this Agreement to increase the number of such securities or to decrease the exercise price or conversion price of such securities (other than in connection with stock splits or combinations) or to extend the term of such securities, (iii) the issuance of any capital stock or Capital Stock Equivalents pursuant to any stock-based compensation plans, and (iv) the filing of a registration statement on Form S-8 under the Securities Act to register the offer and sale of securities on an equity incentive plan or employee stock purchase plan.

4.16 No Prohibited Financing Arrangements. None of CGC, the Company, the Target or any of their respective Subsidiaries is a party to, or bound by, and none of them has entered into, authorized, committed or agreed to enter into, any Prohibited Financing Arrangement. From the date of this Agreement and ending on the date that is 180 days after the Effective Date, none of CGC, the Company or the Target shall, and each of them shall cause its respective Subsidiaries, the Sponsor and its and their respective controlled Affiliates not to, directly or indirectly, enter into, adopt, authorize, negotiate, agree or commit to enter into, amend, supplement or otherwise become bound by any Prohibited Financing Arrangement.

4.17 Joinder of the Company. Within 30 days of the date of this Agreement, Target shall cause the Company to adhere to this Agreement by execution of a joinder agreement in the form attached as Exhibit D and such joinder agreement shall be and remain a valid and binding obligation of the Company.

4.18 Authorized Share Capital; Redemption. If, any time the amount of Common Shares issuable upon conversion of the Preferred Shares exceeds the amount permitted under the Company’s Articles, the board of directors of the Company shall promptly convene a meeting of the shareholders of the Company to increase the authorized amount of Common Shares to the lesser of the amount of Common Shares issuable upon conversion of the Preferred Shares and the maximum permitted by applicable Law. The Company shall use commercially reasonable efforts to take, and to cause its applicable corporate bodies to take, all actions reasonably necessary to permit the Company to effect any redemption of the Preference Shares in accordance with the Articles, including seeking and maintaining any shareholder or other corporate authorizations required under applicable Law. The Company shall not take any action principally intended to impair its ability to satisfy any redemption obligation in respect of the Preference Shares, including by making any dividend, distribution, redemption, repurchase or other payment in respect of any Junior Securities (as defined in the Articles), at any time when any amount validly due and payable in respect of a redemption of the Preference Shares remains unpaid; provided that nothing in this Section shall require the Company to effect any redemption or other payment to the extent prohibited by applicable Law, including applicable Dutch capital maintenance requirements or the absence of sufficient distributable reserves.

[4.19 Lock-up Agreements. The Company shall not, without the prior written consent of the Lead Purchaser, amend, modify, waive, terminate or fail to enforce any lock-up obligation as set forth in the Business Combination Agreement.]9

8 For anchor investor

9 For anchor investor

ARTICLE 5

MISCELLANEOUS

5.1 Termination. This Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect hereof, upon the earlier to occur of (a) the mutual written agreement of the parties hereto to terminate this Agreement, or (b) the termination (for any reason) of the Business Combination Agreement by any party to the same. Additionally, (i) the Company may terminate this Agreement with respect to the Purchaser if any of the conditions set forth in Section 2.3(b) applicable to the Purchaser shall have become incapable of fulfillment, and shall not have been waived by the Company; and (ii) the Purchaser may terminate this Agreement if (X) any of the conditions set forth in Section 2.3(a) shall have become incapable of fulfillment, and shall not have been waived by the Purchaser or (Y) the Closing shall not have occurred on or prior to the date on which the Target is permitted to terminate the Business Combination Agreement pursuant to Section 8.01(d) of the Business Combination Agreement. Notwithstanding the foregoing, nothing herein will relieve any party from liability for any intentional breach hereof prior to the time of termination, and each party will be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from such intentional breach; provided, that in the event that the Business Combination Agreement is ever terminated by the Company and/or the Target for any reason, the Purchaser hereby agrees not to indirectly assert a claim against the Target by funding the Company or any other party to assert any such claim.

5.2 Fees and Expenses. Except as expressly set forth in the Transaction Documents, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement and the Transaction Documents. The Company shall pay all Transfer Agent fees (including, without limitation, any fees required for same-day processing of any instruction letter delivered by the Company and any conversion notice delivered by a Purchaser), stamp taxes and other Taxes and duties levied in connection with the delivery of any Securities to the Purchaser.

5.3 Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

5.4 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) the time of transmission, if such notice or communication is delivered via email at the e-mail address as set forth on the signature pages attached hereto at or prior to 5:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the time of transmission, if such notice or communication is delivered via email attachment at the e-mail address as set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (c) the second (2nd) Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages attached hereto.

5.5 Amendments; Waivers. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company, the Target and the Purchaser or, in the case of a waiver, by the Company, the Target or the Purchaser, as the case may be, dependent on the party against whom enforcement of any such waived provision is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

5.6 Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

5.7 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. Neither the Company nor the Target may assign this Agreement or any rights or obligations hereunder without the prior written consent of the other and the Purchaser (other than by merger). The Purchaser may assign any or all of its rights under this Agreement to any Person to whom the Purchaser assigns or transfers any Securities, provided that such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions of the Transaction Documents that apply to the “Purchaser.”

5.8 No Third-Party Beneficiaries.. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Section 4.10 and this Section 5.8.

5.9 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal Proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (other than the Articles) (whether brought against a party hereto or its respective Affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in any New York State court or Federal court of the United States of America sitting in New York City in the Borough of Manhattan. Each party hereby irrevocably submits to the exclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City in the Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents, other than the Articles), and hereby irrevocably waives, and agrees not to assert in any Action or Proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such Action or Proceeding is improper or is an inconvenient venue for such Proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such Action or Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If any party shall commence an Action or Proceeding to enforce any provisions of the Transaction Documents, then, in addition to the obligations of the parties under Section 4.10, the prevailing party in such Action or Proceeding shall be reimbursed by the non-prevailing party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such Action or Proceeding.

5.10 Survival. The representations and warranties contained in Section 3.1, Section 3.2, Section 3.3 and Section 3.4 herein shall survive the Closing and the delivery of the Securities.

5.11 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such “.pdf” signature page were an original thereof.

5.12 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

5.13 Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) any of the other Transaction Documents, whenever the Purchaser exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then the Purchaser may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights; provided, however, that, in the case of (x) a rescission of a conversion of the Purchaser’s Preference Shares, the Purchaser shall be required to return any Common Shares subject to any such rescinded conversion or (y) a recission of an exercise of a Warrant, the Purchaser shall be required to return any Common Shares subject to any exercise notice concurrently with the return to the Purchaser of the aggregate exercise price paid to the Company for such shares and the restoration of the Purchaser’s right to acquire such shares pursuant to the Purchaser’s Warrant (including, issuance of a replacement warrant certificate evidencing such restored right).

5.14 Replacement of Securities. If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof (in the case of mutilation), or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction. The applicant for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs (including customary indemnity) associated with the issuance of such replacement Securities.

5.15 Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, the Purchaser and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Transaction Documents and hereby agree to waive and not to assert in any Action for specific performance of any such obligation the defense that a remedy at law would be adequate. For the avoidance of doubt, Section 4.10 shall be the exclusive remedy for any Losses resulting from a breach of any of the representations and warranties contained in ARTICLE 3 of this Agreement, in each case exclusively to the extent such Losses arise during the survival period of such representations and warranties pursuant to the terms of this Agreement.

5.16 Payment Set Aside. To the extent that the Company makes a payment or payments to the Purchaser pursuant to any Transaction Document or the Purchaser enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

5.17 Usury. To the extent it may lawfully do so, the Company hereby agrees not to insist upon or plead or in any manner whatsoever claim, and will resist any and all efforts to be compelled to take the benefit or advantage of, usury laws wherever enacted, now or at any time hereafter in force, in connection with any Action or Proceeding that may be brought by the Purchaser in order to enforce any right or remedy under any Transaction Document. Notwithstanding any provision to the contrary contained in any Transaction Document, it is expressly agreed and provided that the total liability of the Company under the Transaction Documents for payments in the nature of interest shall not exceed the maximum lawful rate authorized under applicable law (the “Maximum Rate”), and, without limiting the foregoing, in no event shall any rate of interest or default interest, or both of them, when aggregated with any other sums in the nature of interest that the Company may be obligated to pay under the Transaction Documents exceed such Maximum Rate. It is agreed that if the maximum contract rate of interest allowed by law and applicable to the Transaction Documents is increased or decreased by statute or any official governmental action subsequent to the date hereof, the new maximum contract rate of interest allowed by law will be the Maximum Rate applicable to the Transaction Documents from the effective date thereof forward, unless such application is precluded by applicable law. If under any circumstances whatsoever, interest in excess of the Maximum Rate is paid by the Company to the Purchaser with respect to Indebtedness evidenced by the Transaction Documents, such excess shall be applied by the Purchaser to the unpaid principal balance of any such Indebtedness or be refunded to the Company, the manner of handling such excess to be at the Purchaser’s election.

5.18 Liquidated Damages. The Company’s obligations to pay any partial liquidated damages or other amounts owing under the Transaction Documents is a continuing obligation of the Company and shall not terminate until all unpaid partial liquidated damages and other amounts have been paid notwithstanding the fact that the instrument or security pursuant to which such partial liquidated damages or other amounts are due and payable shall have been canceled.

5.19 Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

5.20 Construction. The parties agree that each of them and/or their respective counsel have reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments thereto. In addition, each and every reference to share prices and Common Shares in any Transaction Document shall be subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Shares that occur after the date of this Agreement. In this Agreement, unless the context otherwise requires: (i) whenever required by the context, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (ii) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding or succeeding such term and shall be deemed in each case to be followed by the words “without limitation”; and (iii) the words “herein”, “hereto” and “hereby” and other words of similar import in this Agreement shall be deemed in each case to refer to this Agreement as a whole and not to any particular portion of this Agreement.

5.21 Trust Account Waiver. The Purchaser hereby acknowledges that, as described in the Company’s prospectus relating to its initial public offering (the “IPO”) dated May 5, 2022 available at www.sec.gov, the Company has established a trust account (the “Trust Account”) containing the proceeds of the IPO and from certain private placements occurring simultaneously with the IPO (including interest accrued from time to time thereon) for the benefit of the Company, its public shareholders and certain other parties. For and in consideration of the Company entering into this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Purchaser on behalf of itself and each of its affiliates and subsidiaries, and each of its and their employees, agents, representatives and any other person or entity acting on its and their behalf hereby (a) agrees that it does not now and shall not at any time hereafter have any right, title, interest or claim of any kind in or to any assets held in the Trust Account, and shall not make any claim against the Trust Account, arising out or as a result of, in connection with or relating in any way to this Agreement, and regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability (any and all such claims are collectively referred to hereafter as the “Released Claims”), (b) irrevocably waives any Released Claims that it may have against the Trust Account now or in the future as a result of, or arising out of, this Agreement, and (c) agrees that it will not seek recourse against the Trust Account as a result of, in connection with or relating in any way to this Agreement; provided, however, that nothing in this Section 5.21 shall be deemed to limit the Purchaser’s right to distributions from the Trust Account in accordance with the Company’s memorandum and articles of association in respect of any redemptions by the Purchaser in respect of Common Shares acquired by any means other than pursuant to this Agreement.

5.22 NO LIABILITY UPON GOOD FAITH TERMINATION. OTHER THAN WITH RESPECT TO ANY LIABILITIES ARISING PURSUANT TO SECTION 4.10 AND/OR SECTION 5.2 ABOVE, NONE OF THE COMPANY, TARGET, ANY OF THEIR AFFILIATES, OR ANY OTHER PARTY TO THE BUSINESS COMBINATION AGREEMENT, OR ANY OF THEIR RESPECTIVE OFFICERS, DIRECTORS, EQUITYHOLDERS, MANAGERS, MEMBERS, ADVISORS OR LEGAL COUNSEL SHALL HAVE ANY LIABILITY (INCLUDING, BUT NOT LIMITED TO, AS A RESULT OF POTENTIAL LOST PROFITS AND OPPORTUNITIES) TO THE PURCHASER AS A RESULT OF THE TERMINATION OF THIS AGREEMENT AS A RESULT OF THE GOOD FAITH TERMINATION OF THE BUSINESS COMBINATION AGREEMENT BECAUSE OF A FAILURE OF A CLOSING CONDITION TO BE MET (SOLELY TO THE EXTENT SUCH FAILURE IS OUTSIDE OF THE CONTROL OF THE TARGET OR THE COMPANY, BUT REGARDLESS OF WHETHER THE BUSINESS COMBINATION AGREEMENT IS TERMINATED BY THE COMPANY OR TARGET).

5.23 WAIVER OF JURY TRIAL. IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

(Signature Pages Follow)

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

CARTESIAN GROWTH CORPORATION II		Address for Notice:

505 Fifth Avenue, 15th Floor

By:		New York, New York

Name:	Peter Yu

Title:	Chief Executive Officer	Email: @@@

With a copy to (which shall not constitute notice):

Greenberg Traurig, LLP

One Vanderbilt Avenue

New York, New York 10017

Attn: Adam Namoury

Email: @@@

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

SIGNATURE PAGE FOR TARGET FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

INOBAT AS	Address for Notice:
Voderady 429 919 42 Voderady Slovak Republic Attn: CEO, Marian Bocek Email: @@@

By:

Name: Marian Bocek

Title: Chief Executive Officer	Email: @@@

With a copy to (which shall not constitute notice):

Dentons US LLP

1221 Avenue of the Americas

New York, New York 10020

Attention: Ilan Katz; Brian Lee; Grant Levine

Email: @@@

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

SIGNATURE PAGE FOR SPONSOR FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

CGC II SPONSOR LLC		Address for Notice:

505 Fifth Avenue, 15th Floor

New York, New York

By:

Name:	Peter Yu

Title:	President	Email: @@@

With a copy to (which shall not constitute notice):

Greenberg Traurig, LLP

One Vanderbilt Avenue

New York, New York 10017

Attn: Adam Namoury

Email: @@@

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

SIGNATURE PAGE FOR PURCHASER FOLLOWS]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser: _____________________________________________________

Signature of Authorized Signatory of Purchaser: ______________________________

Name of Authorized Signatory: ____________________________________________

Title of Authorized Signatory: _____________________________________________

Email Address of Authorized Signatory: _____________________________________

Address for Notice to Purchaser: ___________________________________________

Address for Delivery of Securities to Purchaser (if not same as address for notice):

Subscription Amount: $

[Series A] [Series B] Preference Shares:

Warrant Shares:

EIN Number:

ANNEX A-1

Eligibility Representations of Purchaser

This Annex A-1 should be completed and signed by Purchaser
and constitutes a part of the Securities Purchase Agreement.

A.	QUALIFIED INSTITUTIONAL BUYER STATUS (Please check the box, if applicable)

☐	Purchaser is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) (a “QIB”)

☐	Purchaser is subscribing for the Purchased Shares as a fiduciary or agent for one or more investor accounts, and each owner of such account is a QIB.

**OR**

B.	ACCREDITED INVESTOR STATUS (Please check the box)

☐	Purchaser is an institutional “accredited investor” (within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) or an entity in which all of the equity holders are accredited investors within the meaning of Rule 501(a) under the Securities Act, and has marked and initialed the appropriate box below indicating the provision under which it qualifies as an “accredited investor.”

**OR**

C.	ACCREDITED INVESTOR STATUS (Please check the box)

☐	Purchaser is an “accredited investor” (within the meaning of Rule 501(a)(5) or (6) of Regulation D under the Securities Act).

**AND**

D.	AFFILIATE STATUS (Please check the applicable box)

SUBSCRIBER:

☐ is:

☐ is not:

an “affiliate” (as defined in Rule 144 under the Securities Act) of the Company or the Target or acting on behalf of an affiliate of the Company or the Target.

Rule 501(a), in relevant part, states that an “accredited investor” shall mean any person who comes within any of the below listed categories, or who the issuer reasonably believes comes within any of the below listed categories, at the time of the sale of the securities to that person. Purchaser has indicated, by marking and initialing the appropriate box below, the provision(s) below which apply to Purchaser and under which Purchaser accordingly qualifies as an “accredited investor.”

☐	Any bank as defined in section 3(a)(2) of the Securities Act of 1933 (the “Act”), or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the Act whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to section 15 of the Securities Exchange Act of 1934; any investment adviser registered pursuant to section 203 of the Investment Advisers Act of 1940 or registered pursuant to the laws of a state; any investment adviser relying on the exemption from registering with the Commission under section 203(l) or (m) of the Investment Advisers Act of 1940; any insurance company as defined in section 2(a)(13) of the Act; any investment company registered under the Investment Company Act of 1940 or a business development company as defined in section 2(a)(48) of that act; any Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958; any Rural Business Investment Company as defined in section 384A of the Consolidated Farm and Rural Development Act;

☐	Any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000;

☐	Any Target Benefit Plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in section 3(21) of such act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the Target Benefit Plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

☐	Any private business development company as defined in section 202(a)(22) of the Investment Advisers Act of 1940;

☐	Any organization described in section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, partnership, or limited liability company, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

☐	Any natural person whose individual net worth, or joint net worth with that person’s spouse, at the time of his purchase exceeds $1,000,000. For purposes of calculating a natural person’s net worth: (a) the person’s primary residence must not be included as an asset; (b) indebtedness secured by the person’s primary residence up to the estimated fair market value of the primary residence must not be included as a liability (except that if the amount of such indebtedness outstanding at the time of calculation exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess must be included as a liability); and (c) indebtedness that is secured by the person’s primary residence in excess of the estimated fair market value of the residence must be included as a liability;

☐	Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year; or

☐	Any trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person.

This Annex should be completed by Purchaser and constitutes a part of the Securities Purchase Agreement.

ANNEX A-2

Form of Beneficial Ownership Letter Agreement

[DATE]

InoBat N.V.

[Address]

Attention: [●]

Email: [●]

[Purchaser]

[Address]

Attention: [●]

Email: [●]

Re: Beneficial Ownership Limitation Election Right

Ladies and Gentlemen:

Reference is made to that certain Securities Purchase Agreement, dated as of July 24, 2026 (as amended, restated, supplemented or otherwise modified from time to time, the “Securities Purchase Agreement”), by and among Cartesian Growth Corporation II, a Cayman Islands exempted company, InoBat AS, a private limited company (aksjeselskap) organized under the laws of Norway, CGC II Sponsor LLC, a Cayman Islands limited liability company, InoBat N.V., a public company with limited liability (naamloze vennootschap) organized under the laws of the Netherlands (the “Company”), and the purchaser identified on the signature pages thereto (the “Holder”).

The Company and the Holder desire to memorialize the Holder’s right to elect to be subject to, and the Holder hereby acknowledges that it is bound by, a beneficial ownership limitation with respect to the conversion of the Company’s [12.0% Series A Cumulative Convertible Preference Shares] [Series B Convertible Preference Shares], par value EUR 0.12 per share (the “Preference Shares”), held by the Holder, on the terms set forth in this agreement (this “Agreement”).

Accordingly, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Holder agree as follows:

1. Definitions

Capitalized terms used but not defined in this Agreement have the meanings given to them in the Securities Purchase Agreement. As used in this Agreement:

“Affiliate” means with respect to any specified person, any other person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such specified person, as such terms are used in and construed under Rule 405 under the Securities Act.

“Attribution Parties” means the Holder’s Affiliates and any persons acting as a group together with such Holder or any of the Holder’s Affiliates within the meaning of Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder.

“Common Shares” means the common shares in the capital of the Company, par value EUR [●] per share, and any other class of securities into which such securities may hereafter be reclassified or changed.

“Commission” means the United States Securities and Exchange Commission.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Trading Day” means a day on which the principal Trading Market is open for trading.

“Trading Market” means any of the following markets or exchanges on which the Common Shares are listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market or the New York Stock Exchange, or any successor to any of the foregoing.

2. Beneficial Ownership Limitation Election Right

(a)	The Holder may notify the Company in writing that it elects to be subject to the provisions of this Section 2. No holder of Preference Shares shall be subject to this Section 2 unless such holder has made such election.

(b)	If such election has been made, the Company shall not effect any conversion of Preference Shares held by such holder and, notwithstanding the terms of the Preference Shares, such holder shall not have the right to convert all or any part of its Preference Shares, to the extent that, after giving effect to the conversion specified in the relevant conversion notice, such holder, together with its Attribution Parties, would beneficially own Common Shares in excess of four point nine per cent (4.9%), nine point nine per cent (9.9%), nineteen point nine per cent (19.9%) or such other percentage not to exceed nineteen point nine per cent (19.9%) as such holder may specify in its written election notice or any subsequent written notice to the Company, of the Common Shares then outstanding (the “Beneficial Ownership Limitation”).

(c)	For purposes of determining whether the Beneficial Ownership Limitation would be exceeded, the number of Common Shares beneficially owned by such holder, its Affiliates and any such group persons shall include the number of Common Shares resulting from the conversion of the Preference Shares in respect of which such determination is being made, but shall exclude the number of Common Shares which would result from: (i) the conversion of any remaining Preference Shares held by such holder, its Affiliates or any such group persons that are not being converted pursuant to the relevant conversion notice; and (ii) the exercise or conversion of any other securities of the Company held by such holder, its Affiliates or any such group persons that are subject to a limitation on exercise or conversion analogous to the limitation contained in this Section 2. Except as provided in the preceding sentence, beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder.

(d)	To the extent that this Section 2 applies, the determination as to whether any Preference Shares may be converted, and the number of Preference Shares that may be converted, in each case in relation to other securities beneficially owned by such holder, its Affiliates and any such group persons, shall be calculated by such holder in its sole discretion, subject always to the Beneficial Ownership Limitation. The delivery of a conversion notice by such holder shall be deemed to constitute such holder’s determination that the conversion specified in such conversion notice complies with this Section 2. The Company shall have the right, but no obligation, to verify or confirm the accuracy of such determination.

(e)	Each holder that has elected to be subject to this Section 2 shall be deemed to represent to the Company, each time it delivers a conversion notice, that such conversion notice does not violate the restrictions set forth in this Section 2. Such holder shall provide the Company with any information reasonably requested by the Company in connection with this Section 2, in each case to the extent reasonably required for the Company’s reporting obligations under the Securities Act, the Exchange Act or other applicable federal or state securities laws or regulations of the United States.

(f)	For purposes of this Section 2, in determining the number of outstanding Common Shares, a holder may rely on the number of outstanding Common Shares stated in the most recent of: (i) the Company’s most recent periodic or annual report filed with the Commission; (ii) a more recent public announcement by the Company; and (iii) a more recent written notice by the Company or the transfer agent of the Company setting out the number of Common Shares outstanding. Upon the written or oral request, including by email, of a holder of Preference Shares, the Company shall, within one Trading Day, confirm in writing to such holder the number of Common Shares then outstanding. In any case, the number of outstanding Common Shares shall be determined after giving effect to the conversion or exercise of securities of the Company, including Preference Shares, by such holder, its Affiliates or any such group persons since the date as of which such number of outstanding Common Shares was reported.

(g)	A holder that has elected to be subject to this Section 2 may, by written notice to the Company, from time to time increase or decrease the Beneficial Ownership Limitation applicable to such holder to a percentage not to exceed nineteen point nine per cent (19.9%), provided that any increase in the Beneficial Ownership Limitation shall not become effective until the sixty-first (61st) day after the date on which such notice is delivered to the Company.

(h)	In the event that an issuance of Common Shares upon a purported conversion results or would result in the Holder, together with its Attribution Parties, being deemed to beneficially own, in the aggregate, more than the Beneficial Ownership Limitation, such conversion shall be deemed null and void and shall be cancelled ab initio.

(i)	The provisions of this Section 2 shall be construed and implemented in a manner that gives effect to the intended Beneficial Ownership Limitation, and the Company and the relevant holder shall make such adjustments in interpretation and implementation as may be necessary or desirable to correct any provision of this Section 2 that is defective or inconsistent with such intended Beneficial Ownership Limitation. The limitations contained in this Section 2 shall apply to any successor holder of Preference Shares.

3. Miscellaneous

The undersigned each represents that this agreement constitutes a valid and legally binding obligation of such person, enforceable against them in accordance with its terms, except to the extent that enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization and moratorium laws and other laws of general application affecting the enforcement of creditors’ rights generally. The terms of Sections 5.4, 5.5, 5.6, 5.7, 5.8 5.9, 5.11, 5.12, 5.19, 5.20 and 5.23 of the Securities Purchase Agreement are incorporated herein by reference and shall apply mutatis mutandis to this Agreement.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

INOBAT N.V.

By:

Name:

Title:

[PURCHASER]

By:

Name:

Title:

EXHIBIT A

Form of Articles

[TO COME]

EXHIBIT B

Form of Amended and Restated Registration Rights Agreement

FORM OF

AMENDED AND RESTATED
REGISTRATION RIGHTS AGREEMENT

THIS AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of [●], is made and entered into by and among Cartesian Growth Corporation II, a Cayman Islands exempted company (“CGC”), InoBat AS, a private limited company (aksjeselskap) organized under the Laws of Norway (the “Target”), InoBat N.V., a public company with limited liability (naamloze vennootschap) incorporated under the laws of the Netherlands (the “Company”), CGC II Sponsor LLC, a Cayman Islands limited liability company (the “Sponsor”), the members of the Sponsor identified on the signature pages hereto under “Other Sponsor Holders” (such members, together with the Sponsor, the “Sponsor Holders”), each of the undersigned parties listed on the signature page hereto under “PIPE Holders” (the “PIPE Holders”), each of the undersigned parties listed on the signature page hereto under “Inobat Holders” (the “Inobat Holders”) and each of the undersigned parties listed on the signature page hereto under “Other Holders” (the “Other Holders” and each such party, together with the Sponsor, the Sponsor Holders, the Inobat Holders and any Person who hereafter becomes a party to this Agreement pursuant to Section 5.2, a “Holder” and collectively the “Holders”).

RECITALS

WHEREAS, CGC and certain Sponsor Holders are party to that certain Registration Rights Agreement, dated as of May 5, 2022 (the “Original RRA”);

WHEREAS, the Company is party to that certain Business Combination Agreement, dated as of July 24, 2026 (as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Business Combination Agreement” and, the transactions contemplated thereby, the “Business Combination”);

WHEREAS, prior to the Closing, the Sponsor owned, in aggregate, (i) 5,649,999 Class A ordinary shares and one Class B ordinary share of CGC and (ii) 8,900,000 private placement warrants to purchase one Class A ordinary shares of CGC, at an exercise price of $11.50;

WHEREAS, pursuant to the Business Combination Agreement, on the date hereof: (a) certain shareholders of the Target holding at least 90% of the Targets common shares contributed such shares to the Company, in exchange for a number of Common Shares of the Company, par value EUR 0.01 per share (“Common Shares”) equal to the Exchange Ratio (as defined in the Business Combination Agreement); (b) the Target merged with and into the Company, with the Company surviving the Merger; and (c) Merger Sub merged with and into CGC, with CGC surviving as a direct wholly-owned subsidiary of the Company;

WHEREAS, on the date hereof, in connection with the Closing of the Business Combination, the Company issued [●] Common Shares to the Inobat Holders;

WHEREAS, on the date hereof, the Company issued an additional [●] 12.0% Series A Cumulative Convertible Preference Shares, par value [ ] per share (the “Series A Preference Shares”), [●] Series B Convertible Preference Shares, par value [ ] per share (the “Series B Preference Shares” and, together with the Series A Preference Shares, the “Preference Shares”) and warrants purchase an aggregate of [●] Common Shares (subject to adjustment), with each warrant exercisable for one Common Share at an exercise price of $12.00 (the “PIPE Warrants”), to certain investors pursuant to those certain Securities Purchase Agreements, dated as of [●], by and among the Company and such investors or other securities purchase agreements regarding the Preference Shares and the PIPE Warrants;

WHEREAS, pursuant to Section 6.7 of the Original RRA, the provisions, covenants and conditions set forth therein may be amended or modified upon the written consent of the Company and the Holders (as defined in the Original RRA) (the “Original Holders”) of at least a majority in interest of the Registrable Securities (as defined in the Original RRA) (the “Original Registrable Securities”) at the time in question, and the Sponsor Holders party hereto are Original Holders of at least a majority in interest of the Original Registrable Securities as of the date hereof; and

WHEREAS, in connection with the consummation of the transactions described above, the Company and the Original Holders desire to amend and restate the Original RRA in its entirety as set forth herein, and the Company and the Holders desire to enter into this Agreement, pursuant to which the Company shall grant the Holders certain registration rights with respect to the Registrable Securities (as defined below) on the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the representations, covenants and agreements contained herein, and certain other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

Article I
DEFINITIONS

1.1 Definitions. The terms defined in this Article I shall, for all purposes of this Agreement, have the respective meanings set forth below:

“Additional Holder” shall have the meaning given in Section 5.11.

“Additional Holder Common Shares” shall have the meaning given in Section 5.11.

“Adverse Disclosure” shall mean any public disclosure of material non-public information, which disclosure, in the good faith judgment of the Chief Executive Officer or Chief Financial Officer of the Company or the Board, in each case, after consultation with counsel to the Company, (i) would be required to be made in any Registration Statement or Prospectus in order for the applicable Registration Statement or Prospectus not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein (in the case of any prospectus and any preliminary prospectus, in the light of the circumstances under which they were made) not misleading, (ii) would not be required to be made at such time if the Registration Statement were not being filed, declared effective or used, as the case may be, and (iii) the Company has a bona fide business purpose for not making such information public.

“Agreement” shall have the meaning given in the Preamble hereto.

“Board” shall mean the board of directors of the Company.

“Business Combination Agreement” shall have the meaning given in the Recitals hereto.

“Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York, United States; Amsterdam, the Netherlands; or Bratislava, Slovakia are authorized or required by law to remain closed.

“Closing” shall have the meaning given in the Business Combination Agreement.

“Closing Date” shall have the meaning given in the Business Combination Agreement.

“Commission” shall mean the U.S. Securities and Exchange Commission.

“Common Shares” shall have the meaning given in the Recitals hereto.

“Company” shall have the meaning given in the Preamble hereto and includes the Company’s successors by recapitalization, merger, consolidation, spin-off, reorganization or similar transaction.

“Competing Registration Rights” shall have the meaning given in Section 5.7.

“Demanding Holder” shall have the meaning given in Section 2.1.4.

“Exchange Act” shall mean the U.S. Securities Exchange Act of 1934, as it may be amended from time to time.

“FINRA” shall mean the Financial Industry Regulatory Authority, Inc.

“Floor Price” shall mean $5.00.

“Form F-1 Shelf” shall have the meaning given in Section 2.1.1.

“Form F -3 Shelf” shall have the meaning given in Section 2.1.1.

“Governmental Authority” means any federal, state, local, foreign or other governmental, quasi-governmental or administrative body, instrumentality, department or agency or any court, tribunal, administrative hearing body, arbitration panel, commission, or other similar dispute-resolving panel or body.

“Holder Information” shall have the meaning given in Section 4.1.2.

“Holders” shall have the meaning given in the Preamble hereto, for so long as such Person holds any Registrable Securities.

“Inobat Holders” shall have the meaning given in the Preamble hereto.

“Joinder” shall have the meaning given in Section 5.11.

“Law” shall mean any federal, state, local, municipal, foreign or other law, statute, legislation, principle of common law, ordinance, code, edict, decree, proclamation, treaty, convention, rule, regulation, directive, requirement, writ, injunction, settlement, order or consent that is or has been issued, enacted, adopted, passed, approved, promulgated, made, implemented or otherwise put into effect by or under the authority of any Governmental Authority.

“Legal Proceeding” means any notice of noncompliance or violation, or any claim, demand, charge, action, suit, litigation, audit, settlement, complaint, stipulation, assessment or arbitration, or any request (including any request for information), inquiry, hearing, proceeding or investigation, by or before any Governmental Authority.

“Lock-Up Agreement” means that certain Lock-Up Agreement, dated as of the date hereof, by and among the Company, the Sponsor Holders and the Inobat Holders.

“Lock-Up Period” shall mean (a) with respect to the Sponsor Holders and their respective Permitted Transferees, the lock-up period specified with respect to such parties in the Lock-Up Agreement, (b) with respect to the Inobat Holders and their respective Permitted Transferees, the lock-up period specified with respect to such parties in the Lock-Up Agreement.

“Maximum Number of Securities” shall have the meaning given in Section 2.1.5.

“Minimum Takedown Threshold” shall have the meaning given in Section 2.1.4.

“Misstatement” shall mean an untrue statement of a material fact or an omission to state a material fact required to be stated in a Registration Statement or Prospectus, or necessary to make the statements in a Registration Statement or Prospectus (in the case of a Prospectus, in the light of the circumstances under which they were made) not misleading.

“Original Registrable Securities” shall have the meaning given in the Recitals hereto.

“Original RRA” shall have the meaning given in the Recitals hereto.

“Other Coordinated Offering” shall have the meaning given in Section 2.4.1.

“Permitted Transferees” means persons to whom a holder of Registrable Securities is permitted to transfer such Registrable Securities prior to the expiration of the applicable Lock-Up Period pursuant to the Lock-Up Agreement.

“Person” means an individual, corporation, partnership (including a general partnership, limited partnership or limited liability partnership), limited liability company, association, trust or other entity or organization, including a government, domestic or foreign, or political subdivision thereof, or an agency or instrumentality thereof.

“Piggyback Registration” shall have the meaning given in Section 2.2.1.

“PIPE Warrants” shall have the meaning given in the Recitals hereto.

“Preference Shares” shall have the meaning given in the Recitals hereto.

“Prospectus” shall mean the prospectus included in any Registration Statement, as supplemented by any and all prospectus supplements and as amended by any and all post-effective amendments and including all material incorporated by reference in such prospectus.

“Registrable Security” shall mean (i) any outstanding Common Shares held by a Holder immediately following the Closing, (ii) any Common Shares that may be acquired by Holders upon the exercise, conversion or redemption of any other security of the Company or other right to acquire Common Shares held by a Holder immediately following the Closing, (iii) any outstanding Common Shares or any other equity security of the Company held by a Holder following the date hereof to the extent that such securities are “restricted securities” (as defined in Rule 144) or are otherwise held by an “affiliate” (as defined in Rule 144) of the Company and (iv) any other equity security of the Company issued or issuable with respect to any securities referenced in clause (i), (ii) or (iii) above by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation, spin-off, reorganization or similar transaction; provided, however, that, as to any particular Registrable Security, such securities shall cease to be Registrable Securities upon the earliest to occur of the following events: (i) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been sold, transferred, disposed of or exchanged in accordance with such Registration Statement by the applicable Holder to a Person that is not an “affiliate” (as defined in Rule 144) of the Company and new certificates for such securities not bearing (or book-entry positions not subject to) a legend restricting further transfer shall have been delivered by the Company and subsequent public distribution of such securities shall not require registration under the Securities Act; (ii) such securities shall have been otherwise transferred, new certificates for such securities not bearing (or book-entry positions not subject to) a legend restricting further transfer shall have been delivered by the Company and subsequent public distribution of such securities shall not require registration under the Securities Act; (iii) such securities shall have ceased to be outstanding; (iv) such securities may be sold without registration pursuant to Rule 144 (but with no volume or other restrictions or limitations including as to manner or timing of sale or current public information requirements); and (v) such securities have been sold to, or through, a broker, dealer or underwriter in a public distribution or other public securities transaction.

“Registration” shall mean a registration, including any related Shelf Takedown, effected by preparing and filing a Registration Statement, Prospectus or similar document in compliance with the requirements of the Securities Act, and the applicable rules and regulations promulgated thereunder, and such registration statement becoming effective.

“Registration Expenses” shall mean the documented, out-of-pocket expenses of a Registration, including, without limitation, the following:

(A) all registration, listing and filing fees (including fees with respect to filings required to be made with FINRA) and any national securities exchange on which the Common Shares is then listed;

(B) fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel for the Underwriters in connection with blue sky qualifications of Registrable Securities);

(C) printing, messenger, telephone and delivery expenses;

(D) reasonable fees and disbursements of counsel for the Company;

(E) reasonable fees and disbursements of all independent registered public accountants of the Company incurred specifically in connection with such Registration; and

(F) reasonable fees and expenses of one (1) legal counsel selected by the majority in interest of the Demanding Holders in an Underwritten Offering or Other Coordinated Offering.

“Registration Statement” shall mean any registration statement that covers Registrable Securities pursuant to the provisions of this Agreement, including any Shelf, and, in each case, including the Prospectus included in such registration statement, amendments (including post-effective amendments) and supplements to such registration statement and all exhibits to, and all material incorporated by reference in, such registration statement.

“Requesting Holders” shall have the meaning given in Section 2.1.5.

“Rule 144” shall mean Rule 144 promulgated under the Securities Act, as amended from time to time, or any similar successor rule thereto that may be promulgated by the Commission.

“Securities Act” shall mean the U.S. Securities Act of 1933, as amended from time to time.

“Shelf” shall mean the Form F-1 Shelf, the Form F-3 Shelf, or any Subsequent Shelf Registration, as the case may be.

“Shelf Registration” shall mean a registration of securities pursuant to a registration statement filed with the Commission in accordance with and pursuant to Rule 415 promulgated under the Securities Act, as amended from time to time, or any similar successor rule thereto that may be promulgated by the Commission.

“Shelf Takedown” shall mean an Underwritten Shelf Takedown or any proposed transfer or sale using a Registration Statement, including a Piggyback Registration.

“Sponsor” shall have the meaning given in the Preamble hereto.

“Sponsor Holders” shall have the meaning given in the Preamble hereto.

“Sponsor Majority Holders” shall mean the Sponsor Holders holding in the aggregate a majority of the Registrable Securities then held by the Sponsor Holders.

“Subsequent Shelf Registration” shall have the meaning given in Section 2.1.2.

“Transfer” shall mean the (i) sale or assignment of, offer to sell, contract or agreement to sell, hypothecation, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to, any security, (ii) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (iii) public announcement of any intention to effect any transaction specified in clause (i) or (ii).

“Underwriter” shall mean a securities dealer who purchases any Registrable Securities as principal in an Underwritten Offering and not as part of such dealer’s market-making activities.

“Underwritten Lock-Up Period” shall have the meaning given in Section 2.3.

“Underwritten Registration” or “Underwritten Offering” shall mean a Registration in which securities of the Company are sold to an Underwriter in a firm commitment underwriting for distribution to the public.

“Underwritten Shelf Takedown” shall have the meaning given in Section 2.1.4.

“Withdrawal Notice” shall have the meaning given in Section 2.1.6.

“Yearly Limit” shall have the meaning given in Section 2.1.4.

Article II
REGISTRATIONS AND OFFERINGS

2.1 Shelf Registration.

2.1.1 Filing. The Company shall, subject to Section 3.4, submit or file within 30 days of the Closing Date a Registration Statement for a Shelf Registration on Form F-1 (the “Form F-1 Shelf”) or, if the Company is eligible to use a Registration Statement on Form F-3, a Shelf Registration on Form F-3 (the “Form F-3 Shelf”), in each case, covering the resale of all Registrable Securities (determined as of two (2) business days prior to such submission or filing and assuming that (i) all Preference Shares are converted into Common Shares at a conversion price equal to the Floor Price and taking into account payment-in-kind dividends for at least three years from the date of such submission or filing and (ii) all PIPE Warrants are exercised in full at an exercise price equal to the Floor Price) on a delayed or continuous basis and shall use its commercially reasonable efforts to have such Shelf declared effective as soon as reasonably practicable after the filing thereof, but no later than the earlier of (a) the 90th calendar day following the filing date thereof if the Commission notifies the Company that it will “review” the Registration Statement and (b) the tenth (10th) business day after the date the Company is notified (orally or in writing, whichever is earlier) by the Commission that the Registration Statement will not be “reviewed” or will not be subject to further review. Such Shelf shall provide for the resale of the Registrable Securities included therein pursuant to any method or combination of methods legally available to, and requested by, any Holder named therein. Subject to Sections 2.1.3 and 3.4, the Company shall maintain a Shelf in accordance with the terms hereof, and shall prepare and file with the Commission such amendments, including post-effective amendments, and supplements as may be necessary to keep a Shelf continuously effective, available for use to permit the Holders named therein to sell their Registrable Securities included therein and in compliance with the provisions of the Securities Act until such time as there are no longer any Registrable Securities. In the event the Company files a Form F-1 Shelf, the Company shall use its commercially reasonable efforts to convert the Form F-1 Shelf (and any Subsequent Shelf Registration) to a Form F-3 Shelf as soon as reasonably practicable after the Company is eligible to use Form F-3.

2.1.2 Subsequent Shelf Registration. If any Shelf ceases to be effective under the Securities Act for any reason at any time while Registrable Securities are still outstanding, the Company shall, subject to Section 3.4, use its commercially reasonable efforts to, as promptly as is reasonably practicable, cause such Shelf to again become effective under the Securities Act (including using its commercially reasonable efforts to obtain the prompt withdrawal of any order suspending the effectiveness of such Shelf), and shall use its commercially reasonable efforts to, as promptly as is reasonably practicable, amend such Shelf in a manner reasonably expected to result in the withdrawal of any order suspending the effectiveness of such Shelf or file an additional registration statement as a Shelf Registration (a “Subsequent Shelf Registration”) registering the resale of all Registrable Securities under such Shelf (determined as of two (2) business days prior to such filing and assuming that (i) all Preference Shares are converted into Common Shares at a conversion price equal to the Floor Price and taking into account payment-in-kind dividends for at least three years from the date of such submission or filing and (ii) all PIPE Warrants are exercised in full at an exercise price equal to the Floor Price), and pursuant to any method or combination of methods legally available to, and requested by, any Holder named therein. If a Subsequent Shelf Registration is filed, the Company shall use its commercially reasonable efforts to (i) cause such Subsequent Shelf Registration to become effective under the Securities Act as promptly as is reasonably practicable after the filing thereof (it being agreed that the Subsequent Shelf Registration shall be an automatic shelf registration statement (as defined in Rule 405 promulgated under the Securities Act) if the Company is a well-known seasoned issuer (as defined in Rule 405 promulgated under the Securities Act) at the most recent applicable eligibility determination date) and (ii) keep such Subsequent Shelf Registration continuously effective, available for use to permit the Holders named therein to sell their Registrable Securities included therein and in compliance with the provisions of the Securities Act until such time as there are no longer any Registrable Securities. Any such Subsequent Shelf Registration shall be on Form F-3 to the extent that the Company is eligible to use such form. Otherwise, such Subsequent Shelf Registration shall be on another appropriate form.

2.1.3 New Registrable Securities. Subject to Section 3.4, in the event that any Holder holds Registrable Securities that are not registered for resale on a delayed or continuous basis, the Company shall, upon the written request of such Holder, promptly use its commercially reasonable efforts to cause the resale of such Registrable Securities to be covered by either, at the Company’s option, any then-available Shelf (including by means of a post-effective amendment) or a Subsequent Shelf Registration and cause the same to become effective as soon as practicable after such filing and such Shelf or Subsequent Shelf Registration shall be subject to the terms hereof; provided, however, that the Company shall only be required to cause such Registrable Securities to be so covered twice per calendar year for each of (i) the Sponsor Holders, collectively, (ii) the Inobat Holders, collectively, (iii) the PIPE Holders, collectively, and (iv) the Other Holders, collectively.

2.1.4 Requests for Underwritten Shelf Takedowns. Subject to Section 3.4, at any time and from time to time when an effective Shelf is on file with the Commission, any Holder (a “Demanding Holder”) may request to sell all or any portion of its Registrable Securities in an Underwritten Offering or other coordinated offering that is registered pursuant to the Shelf (each, an “Underwritten Shelf Takedown”); provided that the Company shall only be obligated to effect an Underwritten Shelf Takedown if such offering shall include Registrable Securities proposed to be sold by the Demanding Holder, either individually or together with other Demanding Holders, with a total offering price reasonably expected to exceed, in the aggregate, $25 million (the “Minimum Takedown Threshold”). All requests for Underwritten Shelf Takedowns shall be made by giving written notice to the Company, which shall specify the approximate number of Registrable Securities proposed to be sold in the Underwritten Shelf Takedown. Subject to Section 2.4.4, the Company shall have the right to select the Underwriters for such offering (which shall consist of one or more reputable nationally recognized investment banks), subject to the initial Demanding Holder’s prior approval (which approval shall not be unreasonably withheld, conditioned or delayed). Subject to Section 2.4.6, each of (i) the Sponsor Holders, collectively, (ii) the Inobat Holders, collectively, (iii) the PIPE Holders, and (iv) the Other Holders, collectively, may demand Underwritten Shelf Takedowns pursuant to this Section 2.1.4 (x) not more than two (2) times in any 12-month period (the “Yearly Limit”). Notwithstanding anything to the contrary in this Agreement, the Company may effect any Underwritten Offering pursuant to any then-effective Registration Statement, including a Form F-3, that is then available for such offering.

2.1.5 Reduction of Underwritten Offering. If the managing Underwriter or Underwriters in an Underwritten Shelf Takedown, in good faith, advises the Company, the Demanding Holders and the Holders requesting piggy back rights pursuant to this Agreement with respect to such Underwritten Shelf Takedown (the “Requesting Holders”) (if any) in writing that the dollar amount or number of Registrable Securities that the Demanding Holders and the Requesting Holders (if any) desire to sell, taken together with all other Common Shares or other equity securities that the Company desires to sell and all other Common Shares or other equity securities, if any, that have been requested to be sold in such Underwritten Offering pursuant to separate written contractual piggy-back registration rights held by any other stockholders who desire to sell, exceeds the maximum dollar amount or maximum number of equity securities that can be sold in the Underwritten Offering without adversely affecting the proposed offering price, the timing, the distribution method or the probability of success of such offering (such maximum dollar amount or maximum number of such securities, as applicable, the “Maximum Number of Securities”), then the Company shall include in such Underwritten Offering, before including any Common Shares or other equity securities proposed to be sold by Company or by other holders of Common Shares or other equity securities, the Registrable Securities of the Demanding Holders and the Requesting Holders (if any) (pro rata, as nearly as practicable, based on the respective number of Registrable Securities that each Demanding Holder and Requesting Holder (if any) has requested be included in such Underwritten Shelf Takedown and the aggregate number of Registrable Securities that the Demanding Holders and Requesting Holders (if any) have requested be included in such Underwritten Shelf Takedown) that can be sold without exceeding the Maximum Number of Securities. To facilitate the allocation of Registrable Securities in accordance with the above provisions, the Company or the Underwriters may round the number of shares allocated to any Holder to the nearest 10 Registrable Securities.

2.1.6 Underwritten Shelf Takedown Withdrawal. Prior to the filing of the applicable “red herring” prospectus or prospectus supplement used for marketing such Underwritten Shelf Takedown, a majority in interest of the Demanding Holders initiating an Underwritten Shelf Takedown shall have the right to withdraw from such Underwritten Shelf Takedown for any or no reason whatsoever upon written notification (a “Withdrawal Notice”) to the Company and the Underwriter or Underwriters (if any) of their intention to withdraw from such Underwritten Shelf Takedown; provided that any other Demanding Holder(s) may elect to have the Company continue an Underwritten Shelf Takedown if the Minimum Takedown Threshold would still be satisfied by the Registrable Securities proposed to be sold in the Underwritten Shelf Takedown by the Demanding Holder(s). If withdrawn, a demand for an Underwritten Shelf Takedown shall constitute a demand for an Underwritten Shelf Takedown by the withdrawing Demanding Holder for purposes of Section 2.1.4 and shall count toward the Yearly Limit, unless either (i) the Demanding Holder(s) making the withdrawal has not previously withdrawn any Underwritten Shelf Takedown or (ii) the Demanding Holder(s) making the withdrawal reimburses the Company for all Registration Expenses with respect to such Underwritten Shelf Takedown (or, if there is more than one Demanding Holder, a pro rata portion of such Registration Expenses based on the respective number of Registrable Securities that each Demanding Holder has requested be included in such Underwritten Shelf Takedown); provided that, if any other Demanding Holder(s) elects to continue an Underwritten Shelf Takedown pursuant to the proviso in the immediately preceding sentence, such Underwritten Shelf Takedown shall instead count as an Underwritten Shelf Takedown demanded by such Demanding Holder(s) for purposes of Section 2.1.4 and shall count toward the Yearly Limit. Following the receipt of any Withdrawal Notice, the Company shall promptly forward such Withdrawal Notice to any other Requesting Holders. Notwithstanding anything to the contrary in this Agreement, the Company shall be responsible for the Registration Expenses incurred in connection with a Shelf Takedown prior to its withdrawal under this Section 2.1.6, other than if a Demanding Holder elects to pay such Registration Expenses pursuant to clause (ii) of the second sentence of this Section 2.1.6.

2.2 Piggyback Registration.

2.2.1 Piggyback Rights. If the Company or any Holder proposes to conduct a registered offering of, or if the Company proposes to file a Registration Statement under the Securities Act with respect to the Registration of, equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into equity securities, for its own account or for the account of securityholders of the Company (or by the Company and by the securityholders of the Company including, without limitation, an Underwritten Shelf Takedown pursuant to Section 2.1), other than a Registration Statement (or any registered offering with respect thereto) (i) filed in connection with any employee stock option or other benefit plan, (ii) for an exchange offer or offering of securities solely to the Company’s existing stockholders, (iii) pursuant to a Registration Statement on Form S-4 (or similar form that relates to a transaction subject to Rule 145 under the Securities Act or any successor rule thereto), (iv) for an offering of debt that is convertible into equity securities of the Company, (v) for a dividend reinvestment plan, or (vi) a Block Trade or an Other Coordinated Offering (which shall be subject to Section 2.4), then the Company shall give written notice of such proposed offering to all of the Holders of Registrable Securities as soon as practicable but not less than ten days before the anticipated filing date of such Registration Statement or, in the case of an Underwritten Offering pursuant to a Shelf Registration, the applicable “red herring” prospectus or prospectus supplement used for marketing such offering, which notice shall (A) describe the amount and type of securities to be included in such offering, the intended method(s) of distribution, and the name of the proposed managing Underwriter or Underwriters, if any, in such offering, and (B) offer to all of the Holders of Registrable Securities the opportunity to include in such registered offering such number of Registrable Securities as such Holders may request in writing within five (5) business days after receipt of such written notice (such Registration, a “Piggyback Registration”). Subject to Section 2.2.2, the Company shall, in good faith, cause such Registrable Securities to be included in such Piggyback Registration and, if applicable, shall use its commercially reasonable efforts to cause the managing Underwriter or Underwriters of such Piggyback Registration to permit the Registrable Securities requested by the Holders pursuant to this Section 2.2.1 to be included therein on the same terms and conditions as any similar securities of the Company included in such registered offering and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method(s) of distribution thereof. The inclusion of any Holder’s Registrable Securities in a Piggyback Registration shall be subject to such Holder’s agreement to enter into an underwriting agreement in customary form with the Underwriter(s) selected for such Underwritten Offering by the Company.

2.2.2 Reduction of Piggyback Registration. If the managing Underwriter or Underwriters in an Underwritten Offering that is to be a Piggyback Registration, in good faith, advises the Company and the Holders of Registrable Securities participating in the Piggyback Registration in writing that the dollar amount or number of Common Shares or other equity securities that the Company or the Demanding Holders desire to sell, taken together with (i) the Common Shares or other equity securities, if any, as to which Registration or a registered offering has been demanded pursuant to separate written contractual arrangements with Persons other than the Holders of Registrable Securities hereunder, (ii) the Registrable Securities as to which Registration has been requested pursuant to this Section 2.2 and (iii) the Common Shares or other equity securities, if any, as to which Registration or a registered offering has been requested pursuant to separate written contractual piggy-back registration rights of Persons other than the Holders of Registrable Securities hereunder, exceeds the Maximum Number of Securities, then:

(a) if the Registration or registered offering is undertaken for the Company’s account, the Company shall include in any such Registration or registered offering (A) first, the Common Shares or other equity securities that the Company desires to sell, which can be sold without exceeding the Maximum Number of Securities; (B) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (A), the Registrable Securities of Holders exercising their rights to register their Registrable Securities pursuant to Section 2.2.1, pro rata, as nearly as practicable, based on the respective number of Registrable Securities that each Holder has requested be included in such Underwritten Offering and the aggregate number of Registrable Securities that the Holders have requested to be included in such Underwritten Offering, which can be sold without exceeding the Maximum Number of Securities; and (C) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A) and (B), the Common Shares or other equity securities, if any, as to which Registration or a registered offering has been requested pursuant to separate written contractual piggy-back registration rights of Persons other than the Holders of Registrable Securities hereunder, which can be sold without exceeding the Maximum Number of Securities;

(b) if the Registration or registered offering is pursuant to a request by Persons other than the Holders of Registrable Securities, then the Company shall include in any such Registration or registered offering (A) first, the Common Shares or other equity securities, if any, of such requesting Persons, other than the Holders of Registrable Securities, which can be sold without exceeding the Maximum Number of Securities; (B) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (A), the Registrable Securities of Holders exercising their rights to register their Registrable Securities pursuant to Section 2.2.1, pro rata, as nearly as practicable, based on the respective number of Registrable Securities that each Holder has requested be included in such Underwritten Offering and the aggregate number of Registrable Securities that the Holders have requested to be included in such Underwritten Offering, which can be sold without exceeding the Maximum Number of Securities; (C) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A) and (B), the Common Shares or other equity securities that the Company desires to sell, which can be sold without exceeding the Maximum Number of Securities; and (D) fourth, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A), (B) and (C), the Common Shares or other equity securities, if any, as to which Registration or a registered offering has been requested pursuant to separate written contractual piggy-back registration rights of such Persons other than the Holders of Registrable Securities hereunder, which can be sold without exceeding the Maximum Number of Securities; and

(c) if the Registration or registered offering is pursuant to a request by Holder(s) of Registrable Securities pursuant to Section 2.1, then the Company shall include in any such Registration or registered offering securities in the priority set forth in Section 2.1.5.

2.2.3 Piggyback Registration Withdrawal. Any Holder of Registrable Securities (other than a Demanding Holder, whose right to withdraw from an Underwritten Shelf Takedown, and related obligations, shall be governed by Section 2.1.6) shall have the right to withdraw from a Piggyback Registration for any or no reason whatsoever upon written notification to the Company and the Underwriter or Underwriters (if any) of his, her or its intention to withdraw from such Piggyback Registration prior to the effectiveness of the Registration Statement filed with the Commission with respect to such Piggyback Registration or, in the case of a Piggyback Registration pursuant to a Shelf Registration, the filing of the applicable “red herring” prospectus or prospectus supplement with respect to such Piggyback Registration used for marketing such transaction. The Company (whether on its own good faith determination or as the result of a request for withdrawal by Persons pursuant to separate written contractual obligations) may withdraw a Registration Statement filed with the Commission in connection with a Piggyback Registration at any time prior to the effectiveness of such Registration Statement. Notwithstanding anything to the contrary in this Agreement (other than Section 2.1.6), the Company shall be responsible for the Registration Expenses incurred in connection with the Piggyback Registration prior to its withdrawal under this Section 2.2.3.

2.2.4 Unlimited Piggyback Registration Rights. For purposes of clarity, subject to Section 2.1.6, any Piggyback Registration effected pursuant to Section 2.2 shall not be counted as a demand for an Underwritten Shelf Takedown under Section 2.1.4 and shall not count toward the Yearly Limit.

2.3 Market Stand-off. In connection with any Underwritten Offering of equity securities of the Company (other than a Block Trade or Other Coordinated Offering), if requested by the managing Underwriter, each Holder that is an executive officer or director of the Company or a Holder in excess of 5.0% of the then-outstanding Common Shares agrees that it shall not Transfer any Common Shares or other equity securities of the Company (other than those included in such offering pursuant to this Agreement), without the prior written consent of the Company, during the 90-day period (or such shorter time agreed to by the managing Underwriters) beginning on the date of pricing of such offering (the “Underwritten Lock-Up Period”), except (i) to Permitted Transferees, (ii) as expressly permitted by such lock-up agreement or (iii) in the event the Underwriters managing the offering otherwise consent in writing. Each Holder agrees to execute a customary lock-up agreement in favor of the Underwriters to such effect (in each case on substantially the same terms and conditions as all other Holders). The Company will not be obligated to undertake an Underwritten Shelf Takedown during any Underwritten Lock-Up Period binding on the Holders, nor will the Company be obligated to include in any Piggyback Registration any Registrable Securities that are then subject to a “lock-up” agreement.

2.4 Block Trades; Other Coordinated Offerings.

2.4.1 Notwithstanding any other provision of this Article II, but subject to Section 3.4, at any time and from time to time when an effective Shelf is on file with the Commission, if a Demanding Holder wishes to engage in (a) an underwritten registered offering not involving a “roadshow,” an offer commonly known as a “block trade” (a “Block Trade”) or (b) an “at the market” or similar registered offering through a broker, sales agent or distribution agent, whether as agent or principal, (an “Other Coordinated Offering”), in each case, either (x) with an anticipated aggregate offering price reasonably expected to be at least $25 million or (y) with respect to all remaining Registrable Securities held by the Demanding Holder, then such Demanding Holder only needs to notify the Company of the Block Trade or Other Coordinated Offering at least five (5) Business Days prior to the day such offering is to commence and the Company shall as expeditiously as possible use its commercially reasonable efforts to facilitate such Block Trade or Other Coordinated Offering; provided that the Demanding Holders representing a majority of the Registrable Securities wishing to engage in the Block Trade or Other Coordinated Offering shall use commercially reasonable efforts to work with the Company and any Underwriters, brokers, sales agents or placement agents prior to making such request in order to facilitate preparation of the registration statement, prospectus and other offering documentation related to the Block Trade or Other Coordinated Offering.

2.4.2 Prior to the filing of the applicable “red herring” prospectus or prospectus supplement used in connection with a Block Trade or Other Coordinated Offering, a majority-in-interest of the Demanding Holders initiating such Block Trade or Other Coordinated Offering shall have the right to submit a Withdrawal Notice to the Company, the Underwriter or Underwriters (if any) and any brokers, sale agents or placement agents (if any) of their intention to withdraw from such Block Trade or Other Coordinated Offering. Notwithstanding anything to the contrary in this Agreement, the Company shall be responsible for the Registration Expenses incurred in connection with a Block Trade or Other Coordinated Offering prior to its withdrawal under this Section 2.4.2.

2.4.3 Notwithstanding anything to the contrary in this Agreement, Section 2.2 shall not apply to a Block Trade or Other Coordinated Offering initiated by a Demanding Holder pursuant to this Agreement.

2.4.4 The Demanding Holder in a Block Trade or Other Coordinated Offering shall have the right to select the Underwriters and any brokers, sale agents or placement agents (if any) for such Block Trade or Other Coordinated Offering (in each case, which shall consist of one or more reputable nationally recognized investment banks).

2.4.5 Subject to Section 2.4.6, each of (i) the Sponsor Holders, as a group, (ii) the Inobat Holders, as a group, (iii) the PIPE Holders, as a group, and (iv) the Other Holders, as a group, may demand no more than two (2) Block Trades or Other Coordinated Offerings pursuant to this Section 2.4 in any twelve (12) month period. For the avoidance of doubt, any Block Trade or Other Coordinated Offering effected pursuant to this Section 2.4 shall not be counted as a demand for an Underwritten Shelf Takedown pursuant to Section 2.1.4.

2.4.6 Notwithstanding anything to the contrary in this Agreement, with respect to (i) the Sponsor Holders, as a group, (ii) the Inobat Holders, as a group, or (iii) the Other Holders, as a group, in no event may the number of Block Trades or Other Coordinated Offerings demanded pursuant to this Section 2.4 plus the number of Underwritten Shelf Takedowns demanded pursuant to Section 2.1.4 exceed a total of three (3) demands for such group in any twelve (12) month period.

2.5 Legends. In connection with any sale or other disposition of the Registrable Securities by a Holder pursuant to Rule 144 promulgated under the Securities Act (or any successor rule promulgated thereafter by the Commission) and upon compliance by the Holder with the requirements of this Section 2.5, if requested by the Holder, the Company shall cause the transfer agent for the Registrable Securities (the “Transfer Agent”) to remove any restrictive legends related to the book entry account holding such Registrable Securities and make a new, unlegended entry for such book entry shares sold or disposed of without restrictive legends within one (1) trading day of any such request therefor from the Holder; provided that the Company and the Transfer Agent have timely received from the Holder customary representations and other documentation reasonably acceptable to the Company and the Transfer Agent in connection therewith. Subject to receipt from the Holder by the Company and the Transfer Agent of customary representations and other documentation reasonably acceptable to the Company and the Transfer Agent in connection therewith, the Holder may request that the Company remove any legend from the book entry position evidencing its Registrable Securities and the Company will, if required by the Transfer Agent, use its commercially reasonable efforts to cause an opinion of the Company’s counsel be provided, in a form reasonably acceptable to the Transfer Agent, to the effect that the removal of such restrictive legends in such circumstances may be effected under the Securities Act, following the earliest of such time as such Registrable Securities (i) are subject to or have been or are about to be sold pursuant to an effective registration statement or (ii) have been or are about to be sold pursuant to Rule 144 promulgated under the Securities Act (or any successor rule promulgated thereafter by the Commission). If restrictive legends are no longer required for such Registrable Securities pursuant to the foregoing, the Company shall, in accordance with the provisions of this section and within one (1) trading day of any request therefor from the Holder accompanied by such customary and reasonably acceptable representations and other documentation referred to above establishing that restrictive legends are no longer required, deliver to the Transfer Agent irrevocable instructions that the Transfer Agent shall make a new, unlegended entry for such book entry shares. The Company shall be responsible for the fees of its Transfer Agent, its legal counsel and all DTC fees associated with such issuance.

Article III
COMPANY PROCEDURES

3.1 General Procedures. In connection with any Shelf and/or Shelf Takedown, the Company shall use its commercially reasonable efforts to effect such Registration to permit the sale of such Registrable Securities in accordance with the intended plan of distribution thereof (and including all manners of distribution in such Registration Statement as Holders may reasonably request in connection with the filing of such Registration Statement and as permitted by law, including distribution of Registrable Securities to a Holder’s members, securityholders or partners), and pursuant thereto the Company shall, as expeditiously as possible:

3.1.1 prepare and file with the Commission, as soon as reasonably practicable, a Registration Statement with respect to such Registrable Securities and use its commercially reasonable efforts to cause such Registration Statement to become effective and remain effective until all Registrable Securities have ceased to be Registrable Securities;

3.1.2 prepare and file with the Commission such amendments and post-effective amendments to the Registration Statement, and such supplements to the Prospectus, as may be reasonably requested by any Holder that holds at least five percent (5%) of the Registrable Securities registered on such Registration Statement or any Underwriter of Registrable Securities or as may be required by the rules, regulations or instructions applicable to the registration form used by the Company or by the Securities Act or rules and regulations thereunder to keep the Registration Statement effective until all Registrable Securities covered by such Registration Statement are sold in accordance with the intended plan of distribution set forth in such Registration Statement or supplement to the Prospectus;

3.1.3 prior to filing a Registration Statement or Prospectus, or any amendment or supplement thereto, furnish without charge to the Underwriters, if any, and the Holders of Registrable Securities included in such Registration, and such Holders’ legal counsel, copies of such Registration Statement as proposed to be filed, each amendment and supplement to such Registration Statement (in each case including all exhibits thereto and documents incorporated by reference therein), the Prospectus included in such Registration Statement (including each preliminary Prospectus) and such other documents as the Underwriters and the Holders of Registrable Securities included in such Registration or the legal counsel for any such Holders may request in order to facilitate the disposition of the Registrable Securities owned by such Holders;

3.1.4 prior to any public offering of Registrable Securities, use its commercially reasonable efforts to (i) register or qualify the Registrable Securities covered by the Registration Statement under such securities or “blue sky” laws of such jurisdictions in the United States as the Holders of Registrable Securities included in such Registration Statement (in light of their intended plan of distribution) may request (or provide evidence satisfactory to such Holders that the Registrable Securities are exempt from such registration or qualification) and (ii) take such action necessary to cause such Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental authorities as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be necessary or advisable to enable the Holders of Registrable Securities included in such Registration Statement to consummate the disposition of such Registrable Securities in such jurisdictions; provided, however, that the Company shall not be required to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify or take any action to which it would be subject to general service of process or taxation in any such jurisdiction where it is not then otherwise so subject;

3.1.5 cause all such Registrable Securities to be listed on each national securities exchange or automated quotation system on which similar securities issued by the Company are then listed;

3.1.6 provide a transfer agent or warrant agent, as applicable, and registrar for all such Registrable Securities no later than the effective date of such Registration Statement;

3.1.7 advise each seller of such Registrable Securities, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of such Registration Statement or the initiation or threatening of any proceeding for such purpose, and promptly use its commercially reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued;

3.1.8 prior to the filing of any Registration Statement or Prospectus or any amendment or supplement to such Registration Statement or Prospectus (or such shorter period of time as (a) may be necessary in order to comply with the Securities Act, the Exchange Act and the rules and regulations promulgated under the Securities Act or Exchange Act, as applicable or (b) advisable in order to reduce the number of days that sales are suspended pursuant to Section 3.4), furnish a copy thereof to each seller of such Registrable Securities and its counsel (excluding any exhibits thereto and any filing made under the Exchange Act that is to be incorporated by reference therein);

3.1.9 notify the Holders at any time when a Prospectus relating to such Registration Statement is required to be delivered under the Securities Act, of the happening of any event as a result of which the Prospectus included in such Registration Statement, as then in effect, includes a Misstatement, and then to correct such Misstatement as set forth in Section 3.4;

3.1.10 in the event of an Underwritten Offering, a Block Trade, an Other Coordinated Offering, or sale by a broker, placement agent or sales agent that is registered pursuant to a Registration Statement, permit a representative of the Holders (such representative to be selected by a majority of the participating Holders), the Underwriters or other financial institutions facilitating such Underwritten Offering, Block Trade, Other Coordinated Offering or other sale pursuant to such Registration, if any, and any attorney, consultant or accountant retained by such Holders collectively, Underwriters or other financial institutions to participate, at each such Person’s own expense, in the preparation of the Registration Statement, and cause the Company’s officers, directors and employees to supply all information reasonably requested by any such representative, Underwriter, financial institution, attorney, consultant or accountant in connection with the Registration; provided, however, that such representative, Underwriters or financial institutions agree to confidentiality arrangements, in form and substance reasonably satisfactory to the Company, prior to the release or disclosure of any such information;

3.1.11 obtain a “comfort” letter (including a bring-down letter dated as of the date the Registrable Securities are delivered for sale pursuant to such Registration) from the Company’s independent registered public accountants in the event of an Underwritten Offering, a Block Trade, an Other Coordinated Offering or a sale by a broker, placement agent or sales agent pursuant to a Registration Statement (subject to such Underwriter or other financial institution facilitating such offering providing such certification or representation as reasonably requested by the Company’s independent registered public accountings and the Company’s counsel), in customary form and covering such matters of the type customarily covered by “comfort” letters as the managing Underwriter or other similar type of sales agent or placement agent may reasonably request;

3.1.12 in the event of an Underwritten Offering, a Block Trade, an Other Coordinated Offering or sale by a broker, placement agent or sales agent pursuant to a Registration Statement, on the date the Registrable Securities are delivered for sale pursuant to such Registration, obtain an opinion and negative assurance letter, dated such date, of counsel representing the Company for the purposes of such Registration, addressed to the participating Holders, the broker, placement agent or sales agent, if any, and the Underwriters, if any, covering such legal matters with respect to the Registration in respect of which such opinion is being given as the participating Holders, broker, placement agent, sales agent, or Underwriter may reasonably request and as are customarily included in such opinions and negative assurance letters, provided, in each case, that such participating Holders provide such information to such counsel as is customarily required for, or is reasonably requested by such counsel for purposes of, such opinion or negative assurance letter;

3.1.13 in the event of any Underwritten Offering, a Block Trade, an Other Coordinated Offering or sale by a broker, placement agent or sales agent pursuant to a Registration Statement, enter into and perform its obligations under an underwriting agreement, purchase agreement, sales agreement or placement agreement, in usual and customary form, with the managing Underwriter or broker, sales agent or placement agent of such offering or sale;

3.1.14 make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least 12 months beginning with the first day of the Company’s first full calendar quarter after the effective date of the Registration Statement which satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any successor rule promulgated thereafter by the Commission);

3.1.15 with respect to an Underwritten Offering pursuant to Section 2.1.4, use its commercially reasonable efforts to make available senior executives of the Company to participate in customary “road show” presentations that may be reasonably requested by the Underwriter in such Underwritten Offering; and

3.1.16 otherwise, in good faith, cooperate reasonably with, and take such customary actions as may reasonably be requested by the Holders participating in such Registration, consistent with the terms of this Agreement, in connection with such Registration.

Notwithstanding the foregoing, the Company shall not be required to provide any documents or information to an Underwriter or other sales agent or placement agent if such Underwriter or other sales agent or placement agent has not then been named with respect to the applicable Underwritten Offering or other offering involving a registration as an Underwriter or broker, sales agent or placement agent, as applicable.

3.2 Registration Expenses. The Registration Expenses of all Registrations shall be borne by the Company. It is acknowledged by the Holders that the Holders shall bear all incremental selling expenses relating to the sale of Registrable Securities, such as Underwriters’ or agents’ commissions and discounts, brokerage fees, Underwriter marketing costs and, other than as set forth in the definition of “Registration Expenses,” all reasonable fees and expenses of any legal counsel representing the Holders.

3.3 Requirements for Participation in Underwritten Offerings. The Holders of Registrable Securities shall provide such information as may reasonably be requested by the Company, or the managing Underwriter or placement agent or sales agent, if any, in connection with the preparation of any Registration Statement or Prospectus, including amendments and supplements thereto, in order to effect the registration of any Registrable Securities under the Securities Act pursuant to Article II and in connection with the Company’s obligation to comply with federal and applicable state securities Laws. Notwithstanding anything in this Agreement to the contrary, if any Holder does not timely provide the Company with its requested Holder Information, the Company may exclude such Holder’s Registrable Securities from the applicable Registration Statement or Prospectus if the Company determines, based on the advice of counsel, that such information is necessary to effect the registration and such Holder continues thereafter to withhold such information. No Person may participate in any Underwritten Offering or other coordinated offering for equity securities of the Company pursuant to a Registration initiated by the Company hereunder unless such Person (i) agrees to sell such Person’s securities on the basis provided in any arrangements approved by the Company and (ii) timely completes and executes all customary questionnaires, powers of attorney, indemnities, lock-up agreements, underwriting or other agreements and other customary documents as may be reasonably required under the terms of such arrangements. The exclusion of a Holder’s Registrable Securities as a result of this Section 3.3 shall not affect the registration of the other Registrable Securities to be included in such Registration.

3.4 Suspension of Sales; Adverse Disclosure; Restrictions on Registration Rights.

3.4.1 Upon receipt of written notice from the Company that a Registration Statement or Prospectus contains a Misstatement, each of the Holders shall forthwith discontinue disposition of Registrable Securities until he, she or it has received copies of a supplemented or amended Prospectus correcting the Misstatement (it being understood that the Company hereby covenants to prepare and file such supplement or amendment as soon as practicable after the time of such notice), or until he, she or it is advised in writing by the Company that the use of the Prospectus may be resumed.

3.4.2 If the filing, initial effectiveness or continued use of a Registration Statement in respect of any Registration at any time would (i) require the Company to make an Adverse Disclosure, (ii) require the inclusion in such Registration Statement of financial statements that are unavailable to the Company for reasons beyond the Company’s control or (iii) in the good faith judgment of the majority of the Board, be seriously detrimental to the Company, and the majority of the Board concludes as a result that it is essential to defer such filing, initial effectiveness or continued use at such time, the Company may, upon giving prompt written notice of such action to the Holders (which notice shall not specify the nature of the event giving rise to such delay or suspension), delay the filing or initial effectiveness of, or suspend use of, such Registration Statement for the shortest period of time determined in good faith by the Company to be necessary for such purpose. In the event the Company exercises its rights under this Section 3.4.2, the Holders agree to suspend, immediately upon their receipt of the notice referred to above, their use of the Prospectus relating to any Registration in connection with any sale or offer to sell Registrable Securities until such Holder receives written notice from the Company that such sales or offers of Registrable Securities may be resumed, and in each case maintain the confidentiality of such notice and its contents.

3.4.3 Subject to Section 3.4.4, if (i) during the period starting with the date 60 days prior to the Company’s good faith estimate of the date of the filing of, and ending on a date 120 days after the effective date of, a Company-initiated Registration, and provided that the Company continues to actively employ, in good faith, all commercially reasonable efforts to maintain the effectiveness of the applicable Shelf Registration, or (ii) if, pursuant to Section 2.1.4, Holders have requested an Underwritten Shelf Takedown and the Company and such Holders are unable to obtain the commitment of underwriters to firmly underwrite such offering, then, in each case, the Company may, upon giving prompt written notice of such action to the Holders, delay any other registered offering pursuant to Section 2.1.4.

3.4.4 The right to delay or suspend any filing, initial effectiveness or continued use of a Registration Statement pursuant to Section 3.4.2 or a registered offering pursuant to Section 3.4.3 shall be exercised by the Company, in the aggregate, for not more than 90 consecutive calendar days or more 120 total calendar days in each case, during any 12-month period.

3.5 Reporting Obligations. As long as any Holder shall own Registrable Securities, the Company, at all times while it shall be a reporting company under the Exchange Act, covenants to use commercially reasonable efforts to file timely (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to Section 13(a) or 15(d) of the Exchange Act. The Company further covenants that it shall take such further action as any Holder may reasonably request, to the extent required from time to time to enable such Holder to sell Registrable Securities held by such Holder without registration under the Securities Act within the limitation of the exemptions provided by Rule 144.

Article IV
INDEMNIFICATION AND CONTRIBUTION

4.1 Indemnification.

4.1.1 The Company agrees to indemnify, to the extent permitted by law, each Holder of Registrable Securities, its officers, directors, agents and each Person who controls such Holder (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and reasonable and documented out-of-pocket expenses (including, without limitation, reasonable outside attorneys’ fees) resulting from any untrue or alleged untrue statement of material fact contained in or incorporated by reference in any Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto filed pursuant to this Agreement or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information or affidavit so furnished in writing to the Company by such Holder expressly for use therein. The Company shall indemnify the Underwriters, their officers and directors and each Person who controls such Underwriters (within the meaning of the Securities Act) to the same extent as provided in the foregoing with respect to the indemnification of the Holder.

4.1.2 In connection with any Registration Statement filed pursuant to this Agreement in which a Holder of Registrable Securities is participating, such Holder shall furnish (or cause to be furnished) to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such Registration Statement or Prospectus (the “Holder Information”) and, to the extent permitted by law, shall indemnify the Company, its directors, officers and agents and each Person who controls the Company (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and reasonable and documented out-of-pocket expenses (including, without limitation, reasonable outside attorneys’ fees) resulting from any untrue or alleged untrue statement of material fact contained in or incorporated by reference in any Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement is contained in (or not contained in, in the case of an omission) any information or affidavit so furnished in writing by such Holder expressly for use therein; provided, however, that the obligation to indemnify shall be several, not joint and several, among such Holders of Registrable Securities, and the liability of each such Holder of Registrable Securities shall be in proportion to and limited to the net proceeds received by such Holder from the sale of Registrable Securities pursuant to such Registration Statement. The Holders of Registrable Securities shall indemnify the Underwriters, their officers, directors and each person or entity who controls such Underwriters (within the meaning of the Securities Act) to the same extent as provided in the foregoing with respect to indemnification of the Company.

4.1.3 Any Person entitled to indemnification herein shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any Person’s right to indemnification hereunder to the extent such failure has not materially prejudiced the indemnifying party) and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel (plus one local counsel if necessary in the reasonable judgment of the indemnified party) for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. No indemnifying party shall, without the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement) or which settlement includes a statement or admission of fault and culpability on the part of such indemnified party or which settlement does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

4.1.4 The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and shall survive the transfer of securities. The Company and each Holder of Registrable Securities participating in an offering also agrees to make such provisions as are reasonably requested by any indemnified party for contribution to such party in the event the Company’s or such Holder’s indemnification is unavailable for any reason.

4.1.5 If the indemnification provided under Section 4.1 from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities and out-of-pocket expenses referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities and out-of-pocket expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by (or not made by, in the case of an omission), or relates to information supplied by (or not supplied by in the case of an omission), such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action; provided, however, that the liability of any Holder under this Section 4.1.5 shall be limited to the amount of the net proceeds received by such Holder in such offering giving rise to such liability. The amount paid or payable by a party as a result of the losses or other liabilities referred to above shall be deemed to include, subject to the limitations set forth in Sections 4.1.1, 4.1.2 and 4.1.3, any legal or other fees, charges or out-of-pocket expenses reasonably incurred by such party in connection with any investigation or proceeding. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 4.1.5 were determined by pro rata allocation or by any other method of allocation, which does not take account of the equitable considerations referred to in this Section 4.1.5. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this Section 4.1.5 from any Person who was not guilty of such fraudulent misrepresentation.

4.2 Waiver of Medallion Guaranty. The Company agrees to use commercially reasonable efforts to enter into that certain indemnification agreement, substantially in the form attached as Exhibit B to this Agreement, in favor of Continental Stock Transfer & Trust Company (or any successor transfer agent or warrant agent of the Company) in connection with the waiver of any requirement to provide a medallion guarantee in connection with any Transfer of any Common Shares or other equity securities of the Company by any Sponsor Holder, PIPE Holder, or any of their Permitted Transferees; provided that, in each case, as a prerequisite to the Company’s entry into such indemnification agreement, such Sponsor Holder or Permitted Transferee enters into an indemnification agreement in favor of the Company.

Article V
MISCELLANEOUS

5.1 Notices. All notices, consents, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered (i) in person, (ii) by facsimile or other electronic means (including email), with affirmative confirmation of receipt, (iii) one (1) Business Day after being sent, if sent by reputable, nationally recognized overnight courier service or (iv) three (3) Business Days after being mailed, if sent by registered or certified mail, pre-paid and return receipt requested, in each case to the applicable party at the following addresses (or at such other address for a party as shall be specified by like notice). Any notice or communication under this Agreement must be addressed, if to the Company, to: Inobat N.V., [●], Attention: [●], Email: [●], with a copy (which shall not constitute notice) to Dentons LLP, [●], Attention: [●], Email: [●]; and, if to any Holder, at such Holder’s address or contact information as set forth in the Company’s books and records. Any party may change its address for notice at any time and from time to time by written notice to the other parties hereto, and such change of address shall become effective thirty (30) days after delivery of such notice as provided in this Section 5.1.

5.2 Assignment; No Third-Party Beneficiaries.

5.2.1 This Agreement and the rights, duties and obligations of the Company hereunder may not be assigned or delegated by the Company in whole or in part.

5.2.2 This Agreement and the rights, duties and obligations of the Holders hereunder may not be assigned or delegated by the Holders in whole or in part; provided, however, that, subject to Section 5.2.5, a Holder may assign the rights and obligations of such Holder hereunder relating to particular Registrable Securities in connection with the transfer of such Registrable Securities to a Permitted Transferee of such Holder (it being understood that no such Transfer shall reduce any rights of the Holder with respect to Registrable Securities still held by such Holder). A Permitted Transferee receiving Registrable Securities from a Sponsor Holder shall become a Sponsor Holder, a Permitted Transferee receiving Registrable Securities from a Inobat Holder shall become an Inobat Holder, a Permitted Transferee receiving Registrable Securities from a PIPE Holder shall become a PIPE Holder, and a Permitted Transferee receiving Registrable Securities from an Other Holder shall become an Other Holder.

5.2.3 This Agreement and the provisions hereof shall be binding upon and shall inure to the benefit of each of the parties and its successors and the permitted assigns of the Holders, which shall include Permitted Transferees.

5.2.4 This Agreement shall not confer any rights or benefits on any Persons that are not parties hereto, other than as expressly set forth in this Agreement and Section 5.2.

5.2.5 No assignment by any party hereto of such party’s rights, duties and obligations hereunder shall be binding upon or obligate the Company unless such assignment is permitted under 5.2.2 and unless and until the Company shall have received (i) written notice of such assignment as provided in Section 5.1 and (ii) the written agreement of the assignee, in a form reasonably satisfactory to the Company, to be bound by the terms and provisions of this Agreement (which may be accomplished by an addendum or certificate of joinder to this Agreement). Any transfer or assignment made other than as provided in this Section 5.2 shall be null and void.

5.3 Counterparts. This Agreement may be executed and delivered (including by facsimile or other electronic transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

5.4 Governing Law. This Agreement, and all claims or causes of action based upon, arising out of, or related to this Agreement or the transactions contemplated hereby, shall be governed by, and construed in accordance with, the Laws of the State of New York, without giving effect to principles or rules of conflict of Laws to the extent such principles or rules would require or permit the application of Laws of another jurisdiction.

5.5 Jurisdiction. Any Legal Proceeding based upon, arising out of or related to this Agreement or the transactions contemplated hereby must be brought in any New York State court or Federal court of the United States of America sitting in New York City in the Borough of Manhattan, and each of the parties irrevocably (i) submits to the exclusive jurisdiction of each such court in any such Legal Proceeding, (ii) waives any objection it may now or hereafter have to personal jurisdiction, venue or to convenience of forum, (iii) agrees that all claims in respect of the Legal Proceeding shall be heard and determined only in any such court, and (iv) agrees not to bring any Legal Proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in any other court. Nothing herein contained shall be deemed to affect the right of any party to serve process in any manner permitted by Law or to commence Legal Proceedings or otherwise proceed against any other party in any other jurisdiction, in each case, to enforce judgments obtained in any Legal Proceeding, suit or proceeding brought pursuant to this Section 5.5.

5.6 Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY, UNCONDITIONALLY AND VOLUNTARILY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, SUIT OR PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

5.7 Amendments and Modifications. Upon the written consent of the Company and the Holders of at least a majority in interest of the aggregate Registrable Securities at the time in question, compliance with any of the provisions, covenants and conditions set forth in this Agreement may be waived, or any of such provisions, covenants or conditions may be amended or modified; provided, however, that notwithstanding the foregoing, (i) any amendment hereto or waiver hereof that adversely effects the Sponsor Holders shall also require the written consent of the Sponsor Majority Holders so long as the Sponsor Holders and their respective affiliates hold, in the aggregate, at least one percent (1%) of the outstanding Common Shares of the Company and (ii) any amendment hereto or waiver hereof that adversely effects the Lead Purchaser or its affiliates shall also require the written consent of the Leader Purchaser so long as the Lead Purchaser and its respective affiliates hold, in the aggregate, at least three percent (3%) of the outstanding Common Shares of the Company; and provided, further, that any amendment hereto or waiver hereof that adversely affects one Holder, solely in its capacity as a holder of the shares of capital stock of the Company, in a manner that is materially different from the other Holders (in such capacity) shall require the consent of the Holder so affected. No course of dealing between any Holder or the Company and any other party hereto or any failure or delay on the part of a Holder or the Company in exercising any rights or remedies under this Agreement shall operate as a waiver of any rights or remedies of any Holder or the Company. No single or partial exercise of any rights or remedies under this Agreement by a party shall operate as a waiver or preclude the exercise of any other rights or remedies hereunder or thereunder by such party.

5.8 Other Registration Rights. Other than as provided in the Warrant Agreement, dated as of May 5, 2022, between the Company and Continental Stock Transfer & Trust Company, the Company represents and warrants that no Person, other than a Holder of Registrable Securities, has any right to require the Company to register any securities of the Company for sale or to include such securities of the Company in any Registration Statement filed by the Company for the sale of securities for its own account or for the account of any other Person. For so long as the Sponsor Holders and their respective affiliates hold, in the aggregate, at least five percent (5%) of the outstanding Common Shares of the Company, the Company hereby agrees and covenants that it will not grant rights to register any Common Shares (or securities convertible into or exchangeable for Common Shares) pursuant to the Securities Act that are more favorable or senior to those granted to the Holders hereunder (such rights “Competing Registration Rights”) without the prior written consent of the Sponsor Majority Holders, not to be unreasonably withheld, delayed or conditioned. For so long as the Lead Purchaser and its respective affiliates hold, in the aggregate, at least five percent (5%) of the outstanding Common Shares of the Company, the Company hereby agrees and covenants that it will not grant any Competing Registration Rights without the prior written consent of the Lead Purchaser, not to be unreasonably withheld, delayed or conditioned. Further, the Company represents and warrants that this Agreement supersedes any other registration rights agreement or agreement with similar terms and conditions, and in the event of a conflict between any such agreement or agreements and this Agreement, the terms of this Agreement shall prevail.

5.9 Term. This Agreement shall terminate upon the earlier of (i) the tenth anniversary of the date of this Agreement and (ii) with respect to any Holder, the date that such Holder no longer holds any Registrable Securities. The provisions of Article IV shall survive any termination.

5.10 Holder Information. Each Holder agrees, if requested in writing, to represent to the Company the total number of Registrable Securities held by such Holder in order for the Company to make determinations hereunder.

5.11 Additional Holders; Joinder. In addition to Persons who may become Holders pursuant to Section 5.2, subject to the prior written consent of at least a majority in interest of the aggregate Registrable Securities at the time in question, the Company may make any Person who acquires Common Shares or rights to acquire Common Shares after the date hereof a party to this Agreement (each such Person, an “Additional Holder”) by obtaining an executed joinder to this Agreement from such Additional Holder in the form of Exhibit A attached hereto (a “Joinder”). Such Joinder shall specify the rights and obligations of the applicable Additional Holder under this Agreement. Upon the execution and delivery and subject to the terms of a Joinder by such Additional Holder, the Common Shares of the Company then owned, or underlying any rights then owned, by such Additional Holder (the “Additional Holder Common Shares”) shall be Registrable Securities to the extent provided herein and therein, and such Additional Holder shall be a Holder under this Agreement with respect to such Additional Holder Common Shares.

5.12 Severability. In case any provision in this Agreement shall be held invalid, illegal or unenforceable in a jurisdiction, such provision shall be modified or deleted, as to the jurisdiction involved, only to the extent necessary to render the same valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby nor shall the validity, legality or enforceability of such provision be affected thereby in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties will substitute for any invalid, illegal or unenforceable provision a suitable and equitable provision that carries out, so far as may be valid, legal and enforceable, the intent and purpose of such invalid, illegal or unenforceable provision.

5.13 Entire Agreement; Restatement. This Agreement and the documents or instruments referred to herein, including any exhibits and schedules attached hereto, which exhibits and schedules are incorporated herein by reference, embody the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, representations, warranties, covenants or undertakings, other than those expressly set forth or referred to herein or the documents or instruments referred to herein, which collectively supersede all prior agreements and the understandings among the parties with respect to the subject matter contained herein. Upon the Closing, the Original RRA shall no longer be of any force or effect.

[Signature Pages Follow]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above.

COMPANY:

INOBAT N.V.

InoBat N.V., a public company with limited liability (naamloze vennootschap) incorporated under the laws of the Netherlands

By:
Name:
Title:

[Signature Page to Amended and Restated Registration Rights Agreement]

INOBAT HOLDERS:

[●]

[●]

[●]

[Signature Page to Amended and Restated Registration Rights Agreement]

SPONSOR:

CGC II SPONSOR LLC, a Cayman Islands limited liability company

By:
Name:
Title:

By:
Name:
Title:

OTHER SPONSOR HOLDERS:

[●]

By:
Name:
Title:

[●]

By:
Name:
Title:

[Signature Page to Amended and Restated Registration Rights Agreement]

PIPE HOLDERS:

[●]

[●]

[●]

[Signature Page to Amended and Restated Registration Rights Agreement]

OTHER HOLDERS:

[●]

[●]

[●]

[Signature Page to Amended and Restated Registration Rights Agreement]

Exhibit A

AMENDED AND RESTATED

REGISTRATION RIGHTS AGREEMENT

JOINDER

The undersigned is executing and delivering this joinder (this “Joinder”) pursuant to the Amended and Restated Registration Rights Agreement, dated as of [____], 2026 (as the same may hereafter be amended, the “Registration Rights Agreement”), among a public company with limited liability (naamloze vennootschap) incorporated under the laws of the Netherlands (the “Company”), and the other Persons named as parties therein. Capitalized terms used but not otherwise defined herein shall have the meanings provided in the Registration Rights Agreement.

By executing and delivering this Joinder to the Company, and upon acceptance hereof by the Company upon the execution of a counterpart hereof, the undersigned hereby agrees to become a party to, to be bound by and to comply with the Registration Rights Agreement as a Holder of Registrable Securities in the same manner as if the undersigned were an original signatory to the Registration Rights Agreement as [a Sponsor Holder / a Inobat Holder / a PIPE Holder / an Other Holder], and the undersigned’s [Common Shares] shall be included as Registrable Securities under the Registration Rights Agreement to the extent provided therein; provided, however, that the undersigned and its permitted assigns (if any) shall not have any rights as Holders, and the undersigned’s (and its transferees’) [Common Shares] shall not be included as Registrable Securities, for purposes of the Excluded Sections.

For purposes of this Joinder, “Excluded Sections” shall mean [ ].

Accordingly, the undersigned has executed and delivered this Joinder as of the __________ day of __________, 20__.

Signature of Stockholder

Print Name of Stockholder

Its:

Address:

Agreed and Accepted as of ____________, 20__

[●]

By:
Name:
Its:

Exhibit B

[●]

[●]

[●]

[DATE]

Continental Stock Transfer & Trust Company

1 State Street, 30th Floor

New York, NY 10004

Re: Indemnification in-lieu-of Medallion Signature Guarantee

To whom it may concern:

This letter is in regards to the transfer by [CGC II Sponsor LLC / Name of Sponsor Holder] to [ ], of [ ] Common Shares of Inobat N.V. (the “Company”). Please be advised that the Company authorizes Continental Stock Transfer & Trust Company to process the subject transfer, which includes securities that have been duly endorsed by the registered holder but do not bear a customary medallion signature guarantee. The Company agrees to indemnify Continental Stock Transfer & Trust Company against all losses, damages, costs, charges and expenses that it may in any way sustain, incur, or become liable for by reason related to the above referenced transaction.

I, [●], a duly authorized officer of the Company, have the authority to execute this indemnification on behalf of the Company.

Very truly yours,

[●]

By:
Name:
Title:

EXHIBIT C

Common Shares Purchase Warrant

NEITHER THIS SECURITY NOR THE SECURITIES FOR WHICH THIS SECURITY IS EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. THIS SECURITY AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

INOBAT N.V.

COMMON SHARE PURCHASE WARRANT

Warrant Shares: [_______]	Initial Exercise Date: [●], [●]

THIS COMMON SHARE PURCHASE WARRANT (this “Warrant”) certifies that, for value received, [_____________] or its assigns (the “Holder”) is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after the date hereof (the “Initial Exercise Date”) and on or prior to 5:00 p.m. (New York City time) on [●], [●]10 (the “Termination Date”) but not thereafter, to subscribe for and purchase from InoBat N.V., a public company with limited liability (naamloze vennootschap) incorporated under the laws of the Netherlands (the “Company”), up to [______] (as subject to adjustment hereunder, the “Warrant Shares”) Common Shares, par value [ ] per share, of the Company (the “Common Shares”). The purchase price of one Common Share under this Warrant shall be equal to the Exercise Price, as defined in Section 2(b).

Section 1. Definitions. Capitalized terms used and not otherwise defined herein shall have the meanings set forth in Schedule A hereto.

Section 2. Exercise.

10 NTD: five years after Initial Exercise Date.

(a)	Exercise of Warrant. Exercise of the purchase rights represented by this Warrant may be made, in whole or in part, at any time or times on or after the Initial Exercise Date and on or before the Termination Date by delivery to the Company (or such other office or agency that the Company may designate by notice in writing to the registered Holder at the address of the Holder appearing on the books of the Company), as applicable, of a duly executed PDF copy submitted by e-mail (or e-mail attachment) of the Notice of Exercise in the form annexed hereto (the “Notice of Exercise”). Not later than the number of Trading Days comprising the Standard Settlement Period (as defined in Section 2(d)(i) herein) following the date of exercise as aforesaid, the Holder shall deliver to the Company the aggregate Exercise Price for the shares specified in the applicable Notice of Exercise by wire transfer or cashier’s check drawn on a United States bank unless the cashless exercise procedure specified in Section 2(c) below is available and specified in the applicable Notice of Exercise. No ink-original Notice of Exercise shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Exercise be required. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company until the Holder has purchased all of the Warrant Shares available hereunder and the Warrant has been exercised in full, in which case, the Holder shall surrender this Warrant to the Company for cancellation within three (3) Trading Days of the date on which the final Notice of Exercise is delivered to the Company. Partial exercises of this Warrant resulting in purchases of a portion of the total number of Warrant Shares available hereunder shall have the effect of lowering the outstanding number of Warrant Shares purchasable hereunder in an amount equal to the applicable number of Warrant Shares purchased. The Holder and the Company shall maintain records showing the number of Warrant Shares purchased and the date of such purchases. The Company shall deliver any objection to any Notice of Exercise within one (1) Business Day of receipt of such notice. The Holder and any assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following the purchase of a portion of the Warrant Shares hereunder, the number of Warrant Shares available for purchase hereunder at any given time may be less than the amount stated on the face hereof.

(b)	Exercise Price. The exercise price per Common Share under this Warrant shall be $12.00, subject to adjustment hereunder (the “Exercise Price”).

(c)	Cashless Exercise. If at any time after the six (6) month anniversary of the Closing Date, (x) the Warrants Shares issuable upon exercise of this Warrant would be (i) “restricted securities” as defined in Rule 144 or (ii) the Holder is an Affiliate of the Company and (y) there is no effective registration statement registering, or the prospectus contained therein is not available for the resale of the Warrant Shares by the Holder, then this Warrant may also be exercised, in whole or in part, at such time by means of a “cashless exercise” in which the Holder shall be entitled to receive a number of Warrant Shares equal to the quotient obtained by dividing ((A-B) multiplied by (X)) by (A), where:

(A) =	as applicable: (i) the VWAP on the Trading Day immediately preceding the date of the applicable Notice of Exercise if such Notice of Exercise is (1) both executed and delivered pursuant to Section 2(a) hereof on a day that is not a Trading Day, (2) both executed and delivered pursuant to Section 2(a) hereof on a Trading Day prior to the opening of “regular trading hours” (as defined in Rule 600(b) of Regulation NMS promulgated under the federal securities laws) on such Trading Day or (3) executed during “regular trading hours” on a Trading Day and is delivered within two (2) hours thereafter (including until two (2) hours after the close of “regular trading hours” on a Trading Day), or (ii) the VWAP on the date of the applicable Notice of Exercise if the date of such Notice of Exercise is a Trading Day and such Notice of Exercise is both executed and delivered pursuant to Section 2(a) hereof after the close of “regular trading hours” on such Trading Day;

(B) =	the Exercise Price of this Warrant, as adjusted hereunder; and

(X) =	the number of Warrant Shares that would be issuable upon exercise of this Warrant in accordance with the terms of this Warrant if such exercise were by means of a cash exercise rather than a cashless exercise.

If Warrant Shares are issued in such a cashless exercise, the parties acknowledge and agree that in accordance with Section 3(a)(9) of the Securities Act, the Warrant Shares shall take on the characteristics of the Warrants being exercised, and the holding period of the Warrant Shares being issued may be tacked on to the holding period of this Warrant. The Company agrees not to take any position contrary to this Section 2(c).

Notwithstanding anything herein to the contrary, on the Termination Date, this Warrant shall be automatically exercised via cashless exercise pursuant to this Section 2(c).

(d)	Mechanics of Exercise.

(i)	Delivery of Warrant Shares Upon Exercise. The Company shall cause the Warrant Shares purchased hereunder to be transmitted by the Transfer Agent to the Holder by crediting the account of the Holder’s or its designee’s balance account with The Depository Trust Company through its Deposit or Withdrawal at Custodian system if the Company is then a participant in such system and there is an effective registration statement permitting the issuance of the Warrant Shares to or resale of the Warrant Shares by the Holder, and otherwise by physical delivery of a certificate, (or reasonable evidence of issuance by book entry of ownership of the Warrant Shares) registered in the Company’s share register in the name of the Holder or its designee, for the number of Warrant Shares to which the Holder is entitled pursuant to such exercise to the address specified by the Holder in the Notice of Exercise by the date that is the later of (i) the Standard Settlement Period after the delivery to the Company of the Notice of Exercise, and (ii) one (1) Trading Day after delivery of the aggregate Exercise Price to the Company (such date, the “Warrant Share Delivery Date”); provided, however, in any event, the Company shall not be obligated to deliver Warrant Shares until it has received the aggregate Exercise Price therefor. Upon delivery of the Notice of Exercise, the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date of delivery of the Warrant Shares, provided that payment of the aggregate Exercise Price (other than in the case of a cashless exercise) is received no later than the number of Trading Days comprising the Standard Settlement Period following delivery of the Notice of Exercise. The Company agrees to maintain a transfer agent that is a participant in the FAST program so long as this Warrant remains outstanding and exercisable. As used herein, “Standard Settlement Period” means the standard settlement period, expressed in a number of Trading Days, on the Company’s primary Trading Market with respect to the Common Shares as in effect on the date of delivery of the Notice of Exercise.

(ii)	Delivery of New Warrants Upon Exercise. If this Warrant shall have been exercised in part, the Company shall, at the request of a Holder and upon surrender of this Warrant certificate, at the time of delivery of the Warrant Shares, deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the unpurchased Warrant Shares called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.

(iii)	Rescission Rights. If the Company fails to cause the Transfer Agent to transmit to the Holder the Warrant Shares pursuant to Section 2(d)(i) by the Warrant Share Delivery Date (subject to receipt of the aggregate Exercise Price for the applicable exercise (other than in the case of a cashless exercise)), then the Holder will have the right to rescind such exercise prior to the delivery of the Warrant Shares.

(iv)	No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such exercise, the Company shall, at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Exercise Price or round up to the next whole share.

(v)	Charges, Taxes and Expenses. Issuance of Warrant Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such Warrant Shares, all of which taxes and expenses shall be paid by the Company, and such Warrant Shares shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that, in the event that Warrant Shares are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the Holder and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto. The Company shall pay all Transfer Agent fees required for same-day processing of any Notice of Exercise and all fees to the Depository Trust Company (or another established clearing corporation performing similar functions) required for same-day electronic delivery of the Warrant Shares pursuant to the terms of this Warrant.

(vi)	Closing of Books. The Company will not close its shareholder books or records in any manner intended to prevent the timely exercise of this Warrant, pursuant to the terms hereof.

(e)	Holder’s Exercise Limitations. The Holder may notify the Company in writing in the event it elects to be subject to the provisions contained in this Section 2(e); however, the Holder shall not be subject to this Section 2(e) unless he, she or it makes such election. If the election is made, the Company shall not effect any exercise of this Warrant, and a Holder shall not have the right to exercise any portion of this Warrant, pursuant to Section 2 or otherwise, to the extent that after giving effect to such issuance after exercise as set forth on the applicable Notice of Exercise, the Holder (together with the Holder’s Affiliates, and any Persons acting as a group together with the Holder or any of the Holder’s Affiliates within the meaning of Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder (such Persons, “Attribution Parties”)) would beneficially own in excess of 4.9%, 9.9%, 19.9% (or such other amount as the Holder may specify not to exceed 19.9%) (the “Beneficial Ownership Limitation”). For purposes of the foregoing sentence, the number of Common Shares beneficially owned by the Holder, its Affiliates and Attribution Parties shall include the number of Common Shares issuable upon exercise of this Warrant with respect to which such determination is being made, but shall exclude the number of Common Shares which would be issuable upon (i) exercise of the remaining, nonexercised portion of this Warrant beneficially owned by the Holder or any of its Affiliates or Attribution Parties and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company (including, without limitation, any other Common Share Equivalents) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its Affiliates or Attribution Parties. Except as set forth in the preceding sentence, for purposes of this Section 2(e), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder, it being acknowledged by the Holder that the Company is not representing to the Holder that such calculation is in compliance with Section 13(d) of the Exchange Act and the Holder is solely responsible for any schedules required to be filed in accordance therewith. To the extent that the limitation contained in this Section 2(e) applies, the determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates and Attribution Parties) and, of which portion of this Warrant is exercisable up to the Beneficial Ownership Limitation shall be calculated in the sole discretion of the Holder, and the submission of a Notice of Exercise shall be deemed to be the Holder’s good faith determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates and Attribution Parties) and of which portion of this Warrant is exercisable, in each case, subject to the Beneficial Ownership Limitation, and the Company shall have the right, but no obligation, to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder and the Company shall have the right, but no obligation, to verify or confirm the accuracy of such determination. For purposes of this Section 2(e), in determining the number of outstanding Common Shares, a Holder may rely on the number of outstanding Common Shares as reflected in (A) the Company’s most recent periodic or annual report filed with the Commission, as the case may be, (B) a more recent public announcement by the Company or (C) a more recent written notice by the Company or the Transfer Agent setting forth the number of Common Shares outstanding. Upon the written or oral request of a Holder, the Company shall within one (1) Trading Day confirm in writing to the Holder the number of Common Shares then outstanding. In any case, the number of outstanding Common Shares shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Holder or its Affiliates or Attribution Parties since the date as of which such number of outstanding Common Shares was reported. By written notice to the Company, the Holder may from time to time increase or decrease the Beneficial Ownership Limitation to an amount not to exceed 19.9% applicable to the Holder, provided, however, that any such increase in the Beneficial Ownership Limitation will not be effective until the sixty-first (61st) day after such notice is delivered to the Company. In the event that an issuance of Common Shares upon a purported exercise results or would result in the Holder, together with its Attribution Parties, being deemed to beneficially own, in the aggregate, more than the Beneficial Ownership Limitation, such exercise shall be deemed null and void and shall be cancelled ab initio. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 2(e) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of this Warrant.

Section 3. Certain Adjustments.

(a)	Share Dividends and Splits. If the Company at any time while this Warrant is outstanding: (i) pays a share dividend or otherwise makes a distribution or distributions on shares of its Common Share or any other equity or equity equivalent securities payable in Common Shares (which, for avoidance of doubt, shall not include any Common Shares issued by the Company upon exercise of this Warrant or any cash distributions), (ii) subdivides outstanding Common Shares into a larger number of shares, (iii) combines (including by way of a reverse share split) outstanding Common Shares into a smaller number of shares, or (iv) issues by reclassification of Common Shares any capital shares of the Company, then in each case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of Common Shares (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of Common Shares outstanding immediately after such event, and the number of shares issuable upon exercise of this Warrant shall be proportionately adjusted such that the aggregate Exercise Price of this Warrant shall remain unchanged. Any adjustment made pursuant to this Section 3(a) shall become effective immediately after the record date for the determination of shareholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

(b)	VWAP Reset. If on the twenty-first trading day following the date that is six months after the Closing Date, the VWAP (as defined by Bloomberg) of the Common Shares for the twenty trading period commencing on the date that is six months after the Closing Date (the “Measurement Price”) is less than the Exercise Price then in effect, then the Exercise Price then in effect shall be reduced to an amount equal to the greater of (i) the Measurement Price and (ii) $5.00.

(c)	Adjustment Upon Issuance of Common Share. If and whenever on or after the Closing Date, the Company issues or sells, or in accordance with this Section 3(c) is deemed to have issued or sold, any Common Shares (including the issuance or sale of Common Shares owned or held by or for the account of the Company, but excluding Common Shares issued or sold, or deemed to have been issued or sold, by the Company in connection with any Exempt Issuance) for a consideration per share (the “New Issuance Price”) less than the Exercise Price then in effect (each such issue, sale or deemed issuance or sale, a “Dilutive Issuance”), where the aggregate amount of consideration received by the Company, together with all prior issuances and sales conducted for the purpose of raising capital by the Company on or after the Closing Date that were excluded from this Section 3(c) by this clause, exceeds $500,000, then immediately after such Dilutive Issuance, the Exercise Price then in effect shall be reduced to an amount equal to the New Issuance Price.

For purposes of determining the adjusted Exercise Price under this Section 3(c), the following shall be applicable:

(i)	Options and Convertible Securities. The consideration per share received by the Company for Common Share deemed to have been issued pursuant to Section 3(c)(ii), relating to Options and Convertible Securities, shall be determined by dividing:

(1)	the total amount, if any, received or receivable by the Company as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Company upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by

(2)	the maximum number of Common Shares (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) deemed to be issued pursuant to Section 3(c)(ii) upon the issuance of such Options or Convertible Securities.

(ii)	Deemed Issuance of Options and Convertible Securities.

(1)	If the Company at any time or from time to time shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of Common Shares (as set forth in the instrument relating thereto, assuming the satisfaction of any conditions to exercisability, convertibility or exchangeability but without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be outstanding and to have been issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date.

(2)	If the purchase price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion, exercise or exchange of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exercisable or exchangeable for Common Share increases or decreases at any time, (other than (x) proportional changes in conversion or exercise prices, as applicable, in connection with an event referred to in Section 3(a) above and (y) automatic adjustments to such terms pursuant to anti-dilution or similar provisions of such Option or Convertible Security which are not more favorable to the holder thereof than the anti-dilution and similar provisions set forth herein), the Exercise Price in effect at the time of such increase or decrease shall be adjusted to the Exercise Price, which would have been in effect at such time had such Options or Convertible Securities provided for such increased or decreased purchase price, additional consideration or increased or decreased conversion rate, as the case may be, at the time initially granted, issued or sold. For purposes of this Section 3(c)(ii)(2), if the terms of any Option or Convertible Security that was outstanding as of the Initial Exercise Date are increased or decreased in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the Common Shares deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such increase or decrease. No adjustment pursuant to this Section 3(c)(i)(2) shall be made if such adjustment would result in an increase of the Exercise Price then in effect.

(iii)	Calculation of Consideration Received.

(1)	In case one or more Option is issued in connection with the issue or sale of other securities of the Company, together comprising one integrated transaction, (x) each such Option will be deemed to have been issued for the Option Value of such Option and (y) the other securities issued or sold in such integrated transaction shall be deemed to have been issued or sold for the difference of (I) the aggregate consideration received by the Company less any consideration paid or payable by the Company pursuant to the terms of such other securities of the Company, less (II) the Option Value of each such Options; provided, that, no Common Share shall be deemed to have been issued for less than a fraction of the aggregate consideration received (excluding the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Company upon the exercise of any such Options, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities) equal to (A) one divided by (B) the total number of Common Shares issued or issuable in the integrated transaction (including the number of shares underlying any Options and Convertible Securities).

(2)	If any Common Shares, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of such consideration received by the Company will be the fair value of such consideration, except where such consideration consists of publicly traded securities, in which case the amount of consideration received by the Company will be the closing sale price of such publicly traded securities on the date of receipt. If any Common Shares, Options or Convertible Securities are issued to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving entity, the amount of consideration therefor will be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such Common Shares, Options or Convertible Securities, as the case may be. The fair value of any consideration other than cash or publicly traded securities will be determined jointly by the Company and the holders of a majority in interest of this Warrant and the Other Warrants and then outstanding. If such parties are unable to reach agreement within ten (10) days after the occurrence of an event requiring valuation (the “Valuation Event”), the fair value of such consideration will be determined within five (5) Business Days after the tenth (10th) day following the Valuation Event by an independent, reputable appraiser jointly selected by the Company and the holders of a majority in interest of this Warrant and the Other Warrants then outstanding. The determination of such appraiser shall be final and binding upon all parties absent manifest error and the fees and expenses of such appraiser shall be borne by the Company.

(iv)	Record Date. If the Company takes a record of the holders of Common Shares for the purpose of entitling them (A) to receive a dividend or other distribution payable in Common Shares, Options or in Convertible Securities or (B) to subscribe for or purchase Common Shares, Options or Convertible Securities, then such record date will be deemed to be the date of the issuance or sale of the Common Shares deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

(v)	Expiration or Termination of Options or Convertible Securities. Upon the expiration or termination of any unexercised Option or unconverted or unexchanged Convertible Securities (or portion thereof) which resulted (either upon its original issuance or upon a revision of its terms) in an adjustment to the Exercise Price pursuant to the terms of Section 3(c), the Exercise Price shall be readjusted to such Exercise Price as would have obtained had such Option or Convertible Securities (or portion thereof) never been issued.

(d)	Subsequent Rights Offerings. In addition to any adjustments pursuant to Section 3(a) above, if at any time after the Initial Exercise Date the Company grants, issues or sells any Common Share Equivalents or rights to purchase shares, warrants, securities or other property pro rata to the record holders of any class of Common Shares (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of Common Shares acquirable upon complete exercise of this Warrant (without regard to any limitations on exercise hereof, including without limitation, any applicable Beneficial Ownership Limitation) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Shares are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, that, to the extent that the Holder’s right to participate in any such Purchase Right would result in the Holder exceeding any applicable Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Purchase Right to such extent (or beneficial ownership of such Common Shares as a result of such Purchase Right to such extent) and such Purchase Right to such extent shall be held in abeyance for the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding any applicable Beneficial Ownership Limitation). To the extent that the issue price of such Purchase Rights would result in an adjustment of the Exercise Price pursuant to Section 3(c), such adjustment shall not occur to the extent the Holders were granted the right to acquire such Purchase Rights on the applicable terms.

(e)	Pro Rata Distributions. If the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of Common Shares, by way of return of capital or otherwise (including, without limitation, any distribution of cash, shares or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”), at any time after the issuance of this Warrant, then, in each such case, the Holder shall be entitled to participate in such Distribution to the same extent that the Holder would have participated therein if the Holder had held the number of Common Shares acquirable upon complete exercise of this Warrant (without regard to any limitations on exercise hereof, including without limitation, any applicable Beneficial Ownership Limitation) immediately before the date of which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of Common Shares are to be determined for the participation in such Distribution (provided, however, that, to the extent that the Holder’s right to participate in any such Distribution would result in the Holder exceeding any applicable Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Distribution to such extent (or in the beneficial ownership of any Common Shares as a result of such Distribution to such extent) and the portion of such Distribution shall be held in abeyance for the benefit of the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding any applicable Beneficial Ownership Limitation).

(f)	Fundamental Transaction.

(i)	If, at any time while this Warrant is outstanding, (i) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another Person, (ii) the Company (and all of its subsidiaries, taken as a whole), directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Shares are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding Common Shares, (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Common Shares or any compulsory share exchange pursuant to which the Common Shares are effectively converted into or exchanged for other securities, cash or property (other than as a result of a share split, combination or reclassification of Common Shares covered by Section 3(a)), or (v) the Company, directly or indirectly, in one or more related transactions consummates a share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off, merger or scheme of arrangement) with another Person or group of Persons whereby such other Person or group acquires 50% or more of the outstanding Common Shares (not including any Common Shares held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such share purchase agreement or other business combination) or 50% or more of the voting power of the common equity of the Company (each a “Fundamental Transaction”), then, upon any subsequent exercise of this Warrant, the Holder shall have the right to receive, for each Warrant Share that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction, at the option of the Holder (without regard to any limitation in Section 2(e) on the exercise of this Warrant), the number of Common Shares of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction by a holder of the number of Common Shares for which this Warrant is exercisable immediately prior to such Fundamental Transaction (without regard to any limitation in Section 2(e) on the exercise of this Warrant).

(ii)	For purposes of any such exercise, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one Common Share in such Fundamental Transaction, and the Company shall apportion the Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Shares are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant following such Fundamental Transaction. Notwithstanding anything to the contrary, in the event of a Fundamental Transaction, the Company or any Successor Entity (as defined below) shall, at the Holder’s option, exercisable at any time concurrently with, or within 30 days after, the consummation of the Fundamental Transaction (or, if later, the date of the public announcement of the applicable Fundamental Transaction), purchase this Warrant from the Holder by paying to the Holder an amount of cash equal to the Black Scholes Value of the remaining unexercised portion of this Warrant on the date of the consummation of such Fundamental Transaction; provided, that if holders of Common Shares of the Company are not offered or paid any consideration in such Fundamental Transaction, such holders of Common Shares will be deemed to have received Common Shares or ordinary shares of the Successor Entity (which Successor Entity may be the Company following such Fundamental Transaction) in such Fundamental Transaction. The payment of the Black Scholes Value will be made by wire transfer of immediately available funds (or such other consideration) within the later of (i) five Business Days of the Holder’s election and (ii) the date of consummation of the Fundamental Transaction.

(iii)	The Company shall cause any successor entity in a Fundamental Transaction in which the Company is not the survivor (the “Successor Entity”) to assume in writing all of the obligations of the Company under this Warrant and the other Transaction Documents in accordance with the provisions of this Section 3(f) pursuant to written agreements in form and substance reasonably satisfactory to the Holder and approved by the Holder (without unreasonable delay) prior to such Fundamental Transaction and shall, at the option of the Holder, deliver to the Holder in exchange for this Warrant a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Warrant which is exercisable for a corresponding number of capital shares of such Successor Entity (or its parent entity) equivalent to the Common Shares acquirable and receivable upon exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) prior to such Fundamental Transaction, and with an exercise price which applies the Exercise Price hereunder to such capital shares (but taking into account the relative value of the Common Shares pursuant to such Fundamental Transaction and the value of such capital shares, such number of capital shares and such exercise price being for the purpose of protecting the economic value of this Warrant immediately prior to the consummation of such Fundamental Transaction), and which is reasonably satisfactory in form and substance to the Holder.

(g)	Calculations. All calculations under this Section 3 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 3, the number of Common Shares deemed to be issued and outstanding as of a given date shall be the sum of the number of Common Shares (excluding treasury shares, if any) issued and outstanding.

(h)	Number of Warrant Shares. Simultaneously with any adjustment to the Exercise Price pursuant to this Section 3, the number of Warrant Shares that may be purchased upon exercise of this Warrant shall be increased or decreased proportionately so that after such adjustment the aggregate Exercise Price payable hereunder for the adjusted number of Warrant Shares shall be the same as the aggregate Exercise Price in effect immediately prior to such adjustment (without regard to any limitations on exercise contained herein).

(i)	Notice to Holder.

(i)	Adjustment to Exercise Price. Whenever the Exercise Price is adjusted pursuant to any provision of this Section 3, the Company shall promptly deliver to the Holder by email a notice setting forth the Exercise Price after such adjustment and any resulting adjustment to the number of Warrant Shares and setting forth a brief statement of the facts requiring such adjustment.

(ii)	Notice to Allow Exercise by Holder. If (A) the Company shall declare a dividend (or any other distribution in whatever form) on the Common Share, (B) the Company shall declare a redemption of the Common Share, (C) the Company shall authorize the granting to all holders of Common Shares rights or warrants to subscribe for or purchase any capital shares of any class or of any rights, (D) the approval of any shareholders of the Company shall be required in connection with any reclassification of the Common Share, any consolidation or merger to which the Company (or any of its subsidiaries) is a party, any sale or transfer of all or substantially all of its assets, or any compulsory share exchange whereby the Common Shares are converted into other securities, cash or property, or (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, then, in each case, the Company shall cause to be delivered by facsimile or email to the Holder at its last facsimile number or email address as it shall appear upon the Warrant Register of the Company, at least 20 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Shares of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Shares of record shall be entitled to exchange their Common Shares for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided, that, notwithstanding the foregoing, any notice delivery requirement hereunder shall also be deemed satisfied by filing or furnishing such communication with the Commission via the EDGAR system; provided, further, that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice. To the extent that any notice provided to the Holder in accordance with the terms of this Warrant constitutes, or contains, material, non-public information regarding the Company or any of the subsidiaries, the Company shall simultaneously file such notice with the Commission pursuant to a Current Report on Form 6-K, unless determined by the Company that such filing would be harmful to the Company at such time, in which case the Company shall file such 6-K as soon as is reasonably practicable in its discretion. The Holder shall remain entitled to exercise this Warrant during the period commencing on the date of such notice to the effective date of the event triggering such notice except as may otherwise be expressly set forth herein.

(j)	Voluntary Adjustment By Company. Subject to the rules and regulations of the Trading Market, the Company may at any time during the term of this Warrant, subject to the prior written consent of the Holder, reduce the then current Exercise Price to any amount and for any period of time deemed appropriate by the board of directors of the Company.

(k)

Most Favored Nation. If, at any time while this Warrant is outstanding, the Company modifies, waives or amends any provision of any Other Warrant, or otherwise agrees to grant any holder of any Other Warrant any term, right, preference or privilege, in each case, that is more favorable to such holder than the corresponding term, right, preference or privilege applicable to the Holder under this Warrant, then the Company shall promptly, and in any event within five (5) Business Days, deliver written notice thereof to the Holder, together with a reasonably detailed description of such more favorable term, right, preference or privilege and a copy of the relevant amendment, waiver, agreement or other documentation, if any.

Upon the Holder’s written election delivered to the Company no later than ten (10) Business Days thereafter, this Warrant shall be deemed automatically amended to incorporate such more favorable term, right, preference or privilege, mutatis mutandis, effective as of the date such term, right, preference or privilege became effective with respect to such Other Warrant, without any further action by the Company or the Holder. The Company shall, upon the Holder’s request, execute and deliver such amendments, confirmations or other instruments as the Holder may reasonably request to evidence the foregoing.

Section 4. Transfer of Warrant.

(a)	Transferability. Subject to compliance with any applicable securities laws and the conditions set forth in Section 4(d) hereof, this Warrant and all rights hereunder (including, without limitation, any registration rights) are transferable, in whole or in part, upon surrender of this Warrant at the principal office of the Company or its designated agent, together with a written assignment of this Warrant substantially in the form attached hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees, as applicable, and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company unless the Holder has assigned this Warrant in full, in which case, the Holder shall surrender this Warrant to the Company within three (3) Trading Days of the date on which the Holder delivers an assignment form to the Company assigning this Warrant in full. The Warrant, if properly assigned in accordance herewith, may be exercised by a new holder for the purchase of Warrant Shares without having a new Warrant issued.

(b)	New Warrants. This Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney. Subject to compliance with Section 4(a), as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice. All Warrants issued on transfers or exchanges shall be dated the Initial Exercise Date and shall be identical with this Warrant except as to the number of Warrant Shares issuable pursuant thereto, and if applicable, shall reflect any adjustment to the Exercise Price prior to the date of such transfer or exchange.

(c)	Warrant Register. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder hereof from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

(d)	Transfer Restrictions. This Warrant and the Warrant Shares may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of this Warrant or the Warrant Shares other than pursuant to an effective registration statement or Rule 144, to the Company or to an Affiliate of the Holder or in connection with a pledge in connection with a bona fide margin account with a registered broker-dealer or other loan with a financial institution that is an “accredited investor” as defined in Rule 501(a) under the Securities Act or other loan secured by this Warrant or the Warrant Shares, the Company may require the transferor to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of this Warrant or the Warrant Shares under the Securities Act.

(e)	Representation by the Holder. The Holder, by the acceptance hereof, represents and warrants that it is acquiring this Warrant and, upon any exercise hereof, will acquire the Warrant Shares issuable upon such exercise, for its own account and not with a view to or for distributing or reselling such Warrant Shares or any part thereof in violation of the Securities Act or any applicable state securities law, except pursuant to sales registered or exempted under the Securities Act.

Section 5. Miscellaneous.

(a)	No Rights as Shareholder Until Exercise. This Warrant does not entitle the Holder to any voting rights, dividends or other rights as a shareholder of the Company prior to the exercise hereof as set forth in Section 2(d)(i), except as expressly set forth in Section 3.

(b)	Loss, Theft, Destruction or Mutilation of Warrant. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any share certificate relating to the Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which, in the case of the Warrant, shall not include the posting of any bond), and upon surrender and cancellation of such Warrant or share certificate, if mutilated, the Company will make and deliver a new Warrant or share certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or share certificate.

(c)	Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then, such action may be taken or such right may be exercised on the next succeeding Business Day.

(d)	Authorized Shares.

(i)	The Company covenants that, during the period the Warrant is outstanding, it will reserve from its authorized and unissued Common Shares a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under this Warrant (without regard to any limitation on exercise set forth herein and assuming an Exercise Price equal to the lower of (i) $5.00 and (ii) the Exercise Price then in effect). The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of issuing the necessary Warrant Shares upon the exercise of the purchase rights under this Warrant. The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the Trading Market upon which the Common Shares may be listed. The Company covenants that all Warrant Shares which may be issued upon the exercise of the purchase rights represented by this Warrant will, upon exercise of the purchase rights represented by this Warrant and payment for such Warrant Shares in accordance herewith, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges created by the Company in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

(ii)	Except and to the extent as waived or consented to by the Holder, the Company shall not by any action, including, without limitation, amending its Articles or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder as set forth in this Warrant against impairment. Without limiting the generality of the foregoing, the Company will (i) not increase the par value of any Warrant Shares above the amount payable therefor upon such exercise immediately prior to such increase in par value, (ii) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares upon the exercise of this Warrant and (iii) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof, as may be, necessary to enable the Company to perform its obligations under this Warrant.

(iii)	Before taking any action which would result in an adjustment in the number of Warrant Shares for which this Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

(e)	Jurisdiction. All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal Proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Warrant (whether brought against a party hereto or its respective Affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in any New York State court or Federal court of the United States of America sitting in New York City in the Borough of Manhattan. Each party hereby irrevocably submits to the exclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City in the Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of this Warrant), and hereby irrevocably waives, and agrees not to assert in any Action or Proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such Action or Proceeding is improper or is an inconvenient venue for such Proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such Action or Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Warrant and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If any party shall commence an Action or Proceeding to enforce any provisions of this Warrant, then, the prevailing party in such Action or Proceeding shall be reimbursed by the non-prevailing party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such Action or Proceeding.

(f)	Restrictions. The Holder acknowledges that the Warrant Shares acquired upon the exercise of this Warrant, if not registered, and the Holder does not utilize cashless exercise, will have restrictions upon resale imposed by state and federal securities laws.

(g)	Nonwaiver and Expenses. No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice the Holder’s rights, powers or remedies. Without limiting any other provision of this Warrant, if the Company willfully and knowingly fails to comply with any provision of this Warrant, which results in any material damages to the Holder, the Company shall pay to the Holder such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys’ fees, including those of appellate proceedings, incurred by the Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

(h)	Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) the time of transmission, if such notice or communication is delivered via email at the e-mail address as set forth on the signature pages attached hereto, or to such other address as the Company or the Holder may indicate by a notice delivered to the other from time to time, at or prior to 5:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the time of transmission, if such notice or communication is delivered via email attachment at the e-mail address as set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (c) the second (2nd) Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages attached hereto, or to such other address as the Company or the Holder may indicate by a notice delivered to the other from time to time.

(i)	Limitation of Liability. No provision hereof, in the absence of any affirmative action by the Holder to exercise this Warrant to purchase Warrant Shares, and no enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the purchase price of any Common Shares or as a shareholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

(j)	Remedies. The Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive and not to assert the defense in any action for specific performance that a remedy at law would be adequate.

(k)	Successors and Assigns. Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors and permitted assigns of the Company and the successors and permitted assigns of Holder. The provisions of this Warrant are intended to be for the benefit of any Holder from time to time of this Warrant and shall be enforceable by the Holder or holder of Warrant Shares.

(l)	Amendment. This Warrant may be modified, waived or amended or the provisions hereof waived with the written consent of the Company and the Holder.

(m)	Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

(n)	Headings. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

********************

(Signature Page Follows)

IN WITNESS WHEREOF, the parties hereto have caused this Common Share Purchase Warrant to be duly executed by their respective authorized signatories as of the date first indicated above.

INOBAT N.V..	Address for Notice:

By:
Name:
Title:	Email:

With a copy to (which shall not constitute notice):

IN WITNESS WHEREOF, the undersigned have caused this Common Share Purchase Warrant to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser:

Signature of Authorized Signatory of Purchaser:

Name of Authorized Signatory:

Title of Authorized Signatory:

Email Address of Authorized Signatory:

Address for Notice to Purchaser:

Address for Delivery of Securities to Purchaser (if not same as address for notice):

Warrant Shares:

EIN Number:

SCHEDULE A

“Action” means any action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the applicable party, threatened against or affecting the applicable party or any of its properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign).

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act.

“Black Scholes Value” means the value of this Warrant based on the Black-Scholes Option Pricing Model obtained from the “OV” function on Bloomberg determined as of the day of consummation of the applicable Fundamental Transaction for pricing purposes and reflecting (A) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the time between the date of the public announcement of the applicable contemplated Fundamental Transaction and the Termination Date, (B) an expected volatility equal to the greater of 100% and the 100 day volatility obtained from the HVT function on Bloomberg (determined utilizing a 365 day annualization factor) as of the Trading Day immediately following the public announcement of the applicable contemplated Fundamental Transaction, (C) the underlying price per share used in such calculation shall be the greater of (i) the sum of the price per share being offered in cash, if any, plus the value of any non-cash consideration, if any, being offered in such Fundamental Transaction and (ii) the highest VWAP during the period beginning on the Trading Day immediately preceding the announcement of the applicable Fundamental Transaction (or the consummation of the applicable Fundamental Transaction, if earlier) and ending on the Trading Day of the Holder’s request pursuant to this Section 3(f), (D) a remaining option time equal to the time between the date of the public announcement of the applicable Fundamental Transaction and the Termination Date and (E) a zero cost of borrow.

“Bloomberg” means Bloomberg L.P.

“Business Combination” means the transactions contemplated by the Business Combination Agreement.

“Business Combination Agreement” means that certain Business Combination Agreement, dated as of July 24, 2026, by and among Cartesian Growth Corporation II, a Cayman Islands exempted company, InoBat AS, a private limited company (aksjeselskap) organized under the laws of Norway, the Company, and InoBat Cayman Merger Sub, a Cayman Islands exempted company.

“Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed; provided, however, for clarification, commercial banks shall not be deemed to be authorized or required by law to remain closed due to “stay at home,” “shelter-in-place,” “non-essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems (including for wire transfers) of commercial banks in The City of New York are generally are open for use by customers on such day.

“Closing Date” means the Trading Day on which the Business Combination is consummated.

“Common Share Equivalents” means any securities of the Company which would entitle the holder thereof to acquire at any time Common Share, including, without limitation, any debt, preferred share, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Share, and any securities of the Company that when paired with one or more other securities of the Company or another entity entitles the holder thereof to receive, Common Share.

“Convertible Securities” means any shares or securities (other than Options) directly or indirectly convertible into or exercisable or exchangeable for, or which otherwise entitles the holder thereof to acquire, any Common Shares and any securities of the Company that when paired with one or more other securities of the Company or another entity entitles the holder thereof to receive, Common Share.

“Exempt Issuance” means the issuance of (a) any securities of the Company to employees, officers or directors, consultants, contractors, vendors or other agents of the Company pursuant to any share or option plan duly adopted for such purpose, by a majority of the non-employee members of the Board of Directors or a majority of the members of a committee of non-employee directors established for such purpose for services rendered to the Company, (b) securities upon the exercise or exchange of or conversion of any securities issued pursuant to the Purchase Agreements or the Business Combination Agreement and/or other securities exercisable or exchangeable for or convertible into Common Shares issued and outstanding on the Closing Date, provided that such securities have not been amended since the Closing Date to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities (other than in connection with share splits or combinations and automatic adjustments to such terms pursuant to anti-dilution or similar provisions of such securities which are not more favorable to the holder thereof than the anti-dilution and similar provisions set forth herein) or to extend the term of such securities, (c) the Underlying Shares, and (d) securities issued pursuant to any merger, acquisition or strategic transaction or partnership approved by a majority of the directors of the Company, provided that (i) such securities are issued as “restricted securities” (as defined in Rule 144) or are issued pursuant to an effective registration statement pursuant to the Securities Act and (ii) any such issuance shall only be to a Person (or to the equityholders of a Person) which is, itself or through its subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds, but any such Exempt Issuance shall not include a transaction in which the Company is issuing securities (i) primarily for the purpose of raising capital, including an at-the-market offering, or (ii) to an entity whose primary business is investing in securities.

“Options” means any rights, warrants or options to subscribe for or purchase Common Shares or Convertible Securities.

“Option Value” means the value of an Option based on the Black-Scholes Option Pricing model obtained from the “OV” function on Bloomberg determined as of (A) the Trading Day prior to the public announcement of the issuance of the applicable Option, if the issuance of such Option is publicly announced or (B) the Trading Day immediately following the issuance of the applicable Option if the issuance of such Option is not publicly announced, for pricing purposes and reflecting (i) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the remaining term of the applicable Option as of the applicable date of determination, (ii) an expected volatility equal to the greater of 100% and the 100 day volatility obtained from the HVT function on Bloomberg as of (A) the Trading Day immediately following the public announcement of the applicable Option if the issuance of such Option is publicly announced or (B) the Trading Day immediately following the issuance of the applicable Option if the issuance of such Option is not publicly announced, (iii) the underlying price per share used in such calculation shall be the highest weighted average price of the Common Shares during the period beginning on the Trading Day prior to the execution of definitive documentation relating to the issuance of the applicable Option and ending on (A) the Trading Day immediately following the public announcement of such issuance, if the issuance of such Option is publicly announced or (B) the Trading Day immediately following the issuance of the applicable Option if the issuance of such Option is not publicly announced, (iv) a zero cost of borrow and (v) a 360 day annualization factor, provided, however, in case any Option is issued in connection with the issue or sale of other securities of the Company, together comprising one integrated transaction, in no event shall the Option Value exceed a fraction of the aggregate consideration received (excluding the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Company upon the exercise of such Options, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities) equal to (1) the number of Common Shares underlying such Option divided by (2) the total number of Common Shares issued or issuable in the integrated transaction (including the number of shares underlying such Option).

“Other Warrants” means the other Common Share purchase warrants, with substantially the same terms as this Warrant, with an initial exercise price of $12.00 per share, issued on the Initial Exercise Date.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Proceeding” means an action, claim, suit, investigation or proceeding, whether commenced or threatened.

“Purchase Agreements” means the several Securities Purchase Agreements, between the Company and certain original holders of Common Share purchase warrants, with an initial exercise price of $12.00 per share, issued on the Initial Exercise Date, as amended, modified or supplemented from time to time in accordance with its terms.

“Registration Rights Agreement” means the Amended and Restated Registration Rights Agreement among the Company, the initial Holder of this Warrant and the other parties thereto.

“Trading Day” means a day on which the principal Trading Market is open for trading.

“Trading Market” means any of the following markets or exchanges on which the Common Shares are listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market or the New York Stock Exchange (or any successors to any of the foregoing).

“Transaction Documents” means this Warrant, the Other Warrants and the Registration Rights Agreement, and all exhibits and schedules thereto.

“Transfer Agent” means Continental Stock Transfer & Trust Company, the current transfer agent of the Company, and any successor transfer agent of the Company.

“Underlying Shares” means the Common Shares issuable upon conversion of the Company’s 12.0% Series A Cumulative Convertible Preference Shares or Series B Convertible Preference Shares or exercise of this Warrant or the Other Warrants.

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Shares are then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Shares for the 20 Trading Day preceding such date (or the nearest preceding date) on the Trading Market on which the Common Shares are then listed or quoted as reported by Bloomberg (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b) if OTCQB or OTCQX is not a Trading Market, the volume weighted average price of the Common Shares for the 20 Trading Days preceding such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, (c) if the Common Shares are not then listed or quoted for trading on OTCQB or OTCQX and if prices for the Common Shares are then reported in The Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices), the average of the highest closing bid price per share and the lowest closing ask price per share of the Common Shares for the 20 Trading Days preceding such date, or (d) in all other cases, the fair market value of a Common Share as determined by an independent appraiser selected in good faith by the holders of a majority in interest of this Warrant and the Other Warrants then outstanding, and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

EXHIBIT A

NOTICE OF EXERCISE

To:

Attn:

Email:

(1) The undersigned hereby elects to purchase ________ Warrant Shares of the Company pursuant to the terms of the attached Warrant (only if exercised in full), and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

(2) Payment shall take the form of (check applicable box):

☐ in lawful money of the United States; or

☐ if permitted the cancellation of such number of Warrant Shares as is necessary, in accordance with the formula set forth in subsection 2(c), to exercise this Warrant with respect to the maximum number of Warrant Shares purchasable pursuant to the cashless exercise procedure set forth in subsection 2(c).

(3) Please issue said Warrant Shares in the name of the undersigned or in such other name as is specified below:

The Warrant Shares shall be delivered to the following DWAC Account Number:

[(4) Accredited Investor. The undersigned is an “accredited investor” as defined in Regulation D promulgated under the Securities Act of 1933, as amended.]

[SIGNATURE OF HOLDER]

Name of Investing Entity:

Signature of Authorized Signatory of Investing Entity:

Name of Authorized Signatory:

Title of Authorized Signatory:

Date:

EXHIBIT B

ASSIGNMENT FORM

(To assign the foregoing Warrant, execute this form and supply required information. Do not use this form to purchase shares.)

FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

Name:
(Please Print)

Address:
(Please Print)

Phone Number:

Email Address:

Dated: _______________ __, ______

Holder’s Signature:

Holder’s Address:

EXHIBIT D

Form of SPA Joinder

Reference is made to the Securities Purchase Agreement, dated as of [●], 2026 (the “SPA”), by and among, inter alios, Cartesian Growth Corporation II, InoBat AS and the Purchaser party thereto. Capitalized terms used but not defined herein have the meanings set forth in the SPA.

The undersigned, InoBat N.V., hereby joins the SPA as the “Company” and agrees to be bound by all provisions of the SPA applicable to the Company as if it were an original signatory thereto.

This SPA may be executed in counterparts and by electronic signature and shall be governed by the governing law applicable to the SPA.

Dated: [●], 2026

INOBAT B.V.

By:

Name:

Title:

1

Annex to A to Securities Purchase Agreement

Draft of the articles of association of InoBat N.V. prepared and updated by Dentons Notary dated July 24, 2026, who is also attending the incorporation of InoBat B.V. and its subsequent conversion and restatement if its articles

Governance included is based on the two-tier system (but can be amended to one tier system in view of listing)

In this translation an attempt has been made to be as literal as possible without jeopardizing the overall continuity. Inevitably, differences may occur in translation, and if so, by law the Dutch text will govern

ARTICLES OF ASSOCIATION

1	Definitions (for convenience sake the following definitions are listed in alphabetical order not necessarily in the order of the Dutch original)

1.1	In these Articles of Association:

(a)	Accrued Dividend means: a dividend on a Series A Preference Share that has accrued but not yet been paid, as referred to in Article 34.

(b)	Accrued Value means: as of any date and with respect to each Series A Preference Share: the sum of (i) the Stated Value; plus (ii) the aggregate amount of all PIK Dividends on such Series A Preference Share that have been added to the Accrued Value; plus (iii) on each Dividend Compounding Date, all Cash Dividends that have accrued on such Series A Preference Share but have not been paid and have not yet been added to the Accrued Value; in each case subject to appropriate adjustment for any share split, share consolidation or similar recapitalisation affecting the Series A Preference Shares.

(c)	Affiliate (Deelneming) means: an affiliation, within the meaning of Section 24c of Book 2, of the Company.

(d)	Annual Accounts (Jaarrekening) means: the balance sheet, the profit and loss account and the explanatory notes thereon.

(e)	Annual EBITDA means EBITDA for the four (4) most recently ended consecutive fiscal quarters of the Company for which financial statements have been published; provided that, any fiscal quarter ending more than sixty (60) days prior to the date of determination shall be deemed a fiscal quarter for which financial statements have been published, whether or not such financial statements have in fact been published as of such date of determination.

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(f)	Annual Rate means: twelve percent (12%) per annum of the Accrued Value in respect of a PIK Dividend, and ten percent (10%) per annum of the Accrued Value in respect of a Cash Dividend; provided that if, on the second anniversary (or any subsequent anniversary) of the Issue Date, the Company's Annual EBITDA equals or exceeds fifty million United States Dollars (USD 50,000,000.00), the Annual Rate shall be reduced with effect from that date to ten percent (10%) in respect of a PIK Dividend and eight percent (8%) in respect of a Cash Dividend.

(g)	Available Proceeds means: in connection with a Deemed Liquidation Event, the consideration received by the Company or any Group Company in respect of that Deemed Liquidation Event, less:

(i)	liabilities retained by the Company or any Group Company in connection with the assets, undertaking or technology transferred, sold or licensed pursuant to that Deemed Liquidation Event;

(ii)	taxes, costs, fees and expenses incurred or reasonably expected to be incurred in connection with that Deemed Liquidation Event, any redemption pursuant to Article 39.8 or any subsequent dissolution and winding-up of the Company; and

(iii)	such amounts as the Board of Managing Directors, acting in good faith, determines are required to satisfy or make reasonable provision for the liabilities of the Company and its Group Companies,

(iv)	together with any other assets of the Company lawfully available for distribution to Shareholders or for the acquisition or redemption of Preference Shares, in each case subject to Articles 10 and 33.1 and applicable law.

(h)	Board of Managing Directors (bestuur) means: the Body of the Company controlling the management of the Company’s business within the meaning of Book 2.

(i)	Board of Supervisory Directors (Raad van Commissarissen) means: the Body of the Company supervising the policy of the Board of Managing Directors and the general course of affairs of the Company and of the business connected with it.

(j)	Body of the Company (Vennootschapsorgaan) means: the General Meeting, the Board of Supervisory Directors or the Board of Managing Directors.

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(k)	Book 2 (Boek 2) means: Book 2 of the Dutch Civil Code.

(l)	Business Day means: a day (other than a Saturday or Sunday) on which commercial banks are generally open for business in Amsterdam, the Netherlands, the City of New York, United States or Bratislava, Slovakia.

(m)	Cancellable Preference Shares means: Preference Shares in respect of which the Accrued Value, together with all accrued and unpaid dividends thereon, has been repaid in full, and which may accordingly be cancelled pursuant to Article 11.

(n)	Cash Dividend means: a dividend on the Series A Preference Shares paid in cash, as further described in Article 34.

(o)	Conversion Price means: the price per Common Share at which a Preference Share may be converted into Common Shares pursuant to Article 36, being twelve United States Dollars (USD 12.00) as at the Issue Date), as adjusted from time to time in accordance with Article 35.5;

(p)	CEO means: the Company’s chief executive officer, which title may be granted to a member of the Board of Managing Directors in accordance with article 14.3.

(q)	Chairperson (Voorzitter) means: the chairperson of the Board of Supervisory Directors.

(r)	Common Shares means: the common shares in the capital of the Company.

(s)	Company (Vennootschap) means: the company governed by these Articles of Association.

(t)	Conflict of Interest (Tegenstrijdig Belang) means: the interest of a Managing Director or Supervisory Director that conflicts with the interest of the Company and the business connected with it within the meaning of Dutch law.

(u)	Convertible Securities means: any securities or other instruments that are directly or indirectly convertible into, exchangeable for or exercisable for Common Shares, other than those in existence on the Issue Date.

(v)	Dependent Company (Afhankelijke Maatschappij) means: a dependent company, of the Company within the meaning of Section 152 of Book 2.

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(w)	Deemed Liquidation Event means, unless the Required Holders otherwise consent in writing:

(i)	a merger, legal merger, consolidation, demerger, reorganisation, compulsory share exchange or other transaction or series of related transactions as a result of which:

(A) the Shareholders immediately prior to such transaction or series of transactions cease to hold, directly or indirectly, a majority of the voting rights in the surviving, acquiring or resulting entity; or

(B) all or substantially all of the Shares are converted into, exchanged for or otherwise become entitled to receive cash, securities or other property;

(ii)	the sale, transfer, lease, exclusive licence or other disposal, in a single transaction or series of related transactions, of all or substantially all of the assets, business, undertaking or intellectual property of the Company and its Subsidiaries, taken as a whole; or

(iii)	any other transaction or series of related transactions having substantially the same economic effect as a transaction described in paragraph (a) or (b),

provided that a transaction effected solely for the purpose of changing the jurisdiction of incorporation or legal form of the Company, and pursuant to which the economic and voting interests of the Shareholders remain substantially unchanged, shall not constitute a Deemed Liquidation Event.

(x)	Dividend Compounding Date means: the first (1) day of [June] and the first (1) day of [December] of each calendar year.

(y)	Dutch Corporate Governance Code means: the code of conduct referred to in Section 391, paragraph 5 of Book 2.

(z)	EBITDA means: for any period, the net income (or net loss, as applicable) as reported in the Company's consolidated financials for such period plus, in each case to the extent deducted in computing net income (or added in computing net loss): (a) interest or financial expense or income; (b) income tax expenses, benefits or credits; (c) depreciation; and (d) amortisation, in each case calculated in accordance with IFRS;

(aa)	Exempt Issuances means: (i) issuances of Common Shares or rights to subscribe for Common Shares to employees, managing directors, supervisory directors or consultants of the Company or a Group Company pursuant to a share incentive plan or compensation programme; (ii) issuances in connection with an acquisition or strategic transaction approved by the Board of Managing Directors; (iii) conversions of Preference Shares pursuant to Article 35; (iv) issuances upon exercise of the Issue Date Warrants; and (v) issuances pursuant to a rights issue in respect of which the pre-emptive right has not been excluded.

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(bb)	Floor Price means: five United States Dollars (USD 5.00) per Common Share, as adjusted for any share split, share consolidation, reclassification or similar transaction occurring after the Issue Date, being the minimum Conversion Price which no adjustment shall reduce the Conversion Price.

(cc)	General Meeting (Algemene Vergadering) means: the Body of the Company formed by its Shareholders, and also meetings of that body.

(dd)	Group Company (Groepsmaatschappij) means: a legal entity, a company or a partnership which is economically united in one group, within the meaning of Section 24b of Book 2 with the Company.

(ee)	IFRS means: means the International Financial Reporting Standards as issued by the International Accounting Standards Board.

(ff)	Indemnified Officer (Gevrijwaarde Fuctionaris) means: a current or former Managing Director or Supervisory Director and such other current of former officer or employee of the Company or a Group Company, as determined by the Board of Managing Directors.

(gg)	Issue Date means: the date of first issuance of any Preference Shares.

(hh)	Issue Date Warrants means: the rights to subscribe for Common Shares granted to subscribers for Preference Shares on the Issue Date.

(ii)	Junior Securities means: the Common Shares and any other class of shares ranking junior to the Preference Shares as to dividend rights and rights on a liquidation or winding-up.

(jj)	Managing Director (Directeur) means: a managing director of the Company within the meaning of Book 2.

(kk)	Option means: any right, option or warrant to subscribe for, acquire or otherwise receive Common Shares or Convertible Securities, other than Warrants.

(ll)	Option Value means: in respect of an Option issued together with one or more other securities as part of an integrated transaction, the fair value of that Option as of the date of issuance, determined by the Board of Managing Directors acting reasonably and in good faith, subject to Article 35.5(c)(iii)(c).

(mm)	Permitted Bond Financing means: (i) the issuance by the Company of non-dilutive, non-convertible bonds (that carry no warrant, option or other equity-linked right) in the Nordic bond market (a “Nordic Bond”) in an aggregate principal amount not exceeding thirty million United States Dollars (USD 30,000,000.00) (or the equivalent in Norwegian Krone (NOK), Swedish Krona (SEK), Euro (EUR) or any other currency, determined as of the issue date) and occurring prior to the incurrence or guarantee of other financial indebtedness pursuant to Section 17.3(b) (other than financial indebtedness that is fully paid off and satisfied within 5 Business Days of the adoption of these Articles) and (ii) any refinancing, replacement, renewal or extension of such a Nordic Bond; provided that the aggregate outstanding principal amount is not increased (other than by accrued interest, fees, costs and premium and reasonable refinancing expenses).

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(nn)	PIK Dividend means: a dividend on a Series A Preference Share that is not paid in cash but in kind by increasing the Accrued Value of such Series A Preference Share, as further described in Article 34.

(oo)	Preference Shares means: the Series A Preference Shares and the Series B Preference Shares.

(pp)	Preference Share Liquidation Amount means: in respect of a Preference Share, the aggregate amount that the holder of that Preference Share would be entitled to receive under Article 39.6 if the Company were dissolved and wound up immediately following the relevant Deemed Liquidation Event, determined on the basis of the Available Proceeds and the Conversion Price then in effect.

(qq)	Record Date (Registratiedatum) means: the date of registration for a General Meeting as provided by law.

(rr)	Restricted Right (Beperkt Recht) means: a right of usufruct within the meaning of Part 8 of Book 3 of the Dutch Civil Code, or a right of pledge within the meaning of Part 9 of Book 3 of the Dutch Civil Code.

(ss)	Required Holders means: the holders of a majority of the issued and outstanding Preference Shares, for so long as at least twenty percent (20%) of the Preference Shares issued as of the Issue Date remain outstanding.

(tt)	Series A Preference Shares means: the twelve percent (12%) Series A cumulative convertible preference Shares in the capital of the Company having the rights, preferences and privileges as set forth in these Articles and identified in the Shareholders' Register and on any share certificate by the letters P-A.

(uu)	Series B Preference Shares means: the Series B convertible preference Shares in the capital of the Company having the rights, preferences and privileges as set forth in these Articles and identified in the Shareholders' Register and on any share certificate by the letters P-B.

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(vv)	Share Delivery Date means: in relation to a conversion of Preference Shares, the last day on which the Company is required to deliver the resulting Common Shares pursuant to Article 35.3(b).

(ww)	Share Premium Reserve means: a reserve which the Company records in its books for amounts paid on Shares in excess of the par value thereof; in as much as these Articles provide that only holders of a particular class of Shares are entitled to a Share Premium Reserve, this reserve shall be recorded with the letter(s), as stated in Article 4, of that particular class of Shares.

(xx)	Shares (Aandelen) means: both the Common Shares and the Preference Shares.

(yy)	Shareholder (Aandeelhouder) means: both the holder of Common Shares and the holder of Preference Shares.

(zz)	Shareholders Register (Register van Aandeelhouders) means: the register setting out the names and addresses of all Shareholders and holders of a Restricted Right within the meaning of Section 85 of Book 2.

(aaa)	Stated Value means: one hundred and twenty United States Dollars (USD 120.00) per Preference Share.

(bbb)	Subsidiary (Dochtermaatschappij) means: a subsidiary, within the meaning of Section 24a of Book 2, of the Company.

(ccc)	Supervisory Director (Commissaris) means: a supervisory director of the Company within the meaning of Book 2.

(ddd)	Trading Day means: a day on which the principal Trading Market is open for business or, if the Common Shares are not listed on a Trading Market but are listed or quoted on OTCQB Venture Market or the OTCQX Best Market, a day on which such market is open for business.

(eee)	Trading Market means: any of the following markets or exchanges on which the Common Shares are listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market or the New York Stock Exchange (or any successors to any of the foregoing).

(fff)	VWAP means: for any date, the price determined by the first of the following clauses that applies: (a) if the Common Shares are then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Shares for the twenty (20) Trading Days preceding such date, or the nearest preceding date, on the Trading Market on which the Common Shares are then listed or quoted, as reported by Bloomberg L.P., based on a Trading Day from nine hours and thirty minutes ante meridiem (9:30 a.m.) (New York City time) to four hours and two minutes post meridiem (4:02 p.m.) (New York City time); (b) if the Common Shares are not listed on a Trading Market but are listed or quoted on the OTCQB Venture Market or the OTCQX Best Market, the volume weighted average price of the Common Shares for the twenty (20) Trading Days preceding such date, or the nearest preceding date, on the OTCQB Venture Market or the OTCQX Best Market, as applicable; (c) if the Common Shares are not then listed or quoted for trading on a Trading Market or the OTCQB Venture Market or the OTCQX Best Market and prices for the Common Shares are then reported in the Pink Open Market, or a similar organisation or agency succeeding to its functions of reporting prices, the average of the highest closing bid price and the lowest closing ask price of the Common Shares for the twenty (20) Trading Days preceding such date; and (d) in all other cases, the fair market value of a Common Share as determined by an independent appraiser selected in good faith by the holders of a majority in interest of the Preference Shares then outstanding and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

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1.2	Except as otherwise required by law, the expressions "written" and "in writing" used in these Articles of Association include: communications sent by telegraph, telex, telefax or any other means of an electronic communication system which is readable and printable. The written form requirement will be met if the document is recorded electronically.

1.3	Save where the context shows otherwise or as evidently otherwise intended, words or expressions in the singular shall include the plural and vice versa.

1.4	Save where the context shows otherwise or as evidently other intended, referents in the masculine form shall include the feminine form and vice versa.

2	Name. Registered Office

2.1	The Company is a limited liability company under Dutch law (naamloze vennootschap) and its name is: InoBat N.V.

2.2	The Company has its registered office in Amsterdam, The Netherlands.

2.3	The Company may have branch offices elsewhere, also in and outside The Netherlands.

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3	Objects

3.1	The objects for which the Company is established are:

(a)	to, either alone or jointly with others, acquire and dispose of affiliations or other interests in legal entities, companies and enterprises, and to collaborate with and to manage such legal entities, companies or enterprises;

(b)	to acquire, manage, turn to account, encumber and dispose of any property - including intellectual property rights - and to invest capital;

(c)	to supply or procure the supply of money loans, particularly - but not exclusively - to Subsidiaries, Group Companies and/or Affiliates, as well as to draw or to procure the drawing of money loans;

(d)	to enter into agreements whereby the Company commits itself as guarantor or severally liable co-debtor, or grants security or declares itself jointly or severally liable with or for others, particularly - but not exclusively - to the benefit of companies as referred to above under clause (d) above, all this subject to the provision in article 3.2;

(e)	for purposes not related to the conduct of its business to make periodic payments for or towards pension funds or other objectives;

(f)	to do all such things as are incidental or may be conducive to the above objects or any of them.

3.2	The Company may not grant security, give price guarantees, commit itself in any other way or declare itself jointly or severally liable with or for others with a view to enabling third parties to take or acquire Shares or depository receipts issued therefore. This prohibition applies equally to the Company's Subsidiaries.

3.3	The Company and its Subsidiaries may not provide loans with a view to subscription for or acquisition of Shares or depositary receipts for Shares in the Company's capital by others, unless the Board of Managing Directors resolves to do so and Section 98c of Book 2 is observed.

3.4	Article 3.2 and 3.3 do not apply if Shares or depositary receipts for Shares are subscribed for or acquired by or for employees of the Company or of a Group Company.

4	Capital

4.1	The authorised share capital of the Company amounts to [ ] divided into:

(a)	[ ] Common Shares, having a par value of twelve eurocents (EUR 0.12) each;

(b)	[ ] Series A Preference Shares, each having a par value of twelve eurocents (EUR 0.12); and

(c)	[ ] Series B Preference Shares, each having a par value of twelve eurocents (EUR 0.12).

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5	Shares. Restricted Rights

5.1	All Shares shall be registered shares. The Company may issue share certificates for Shares in a form approved by the Board of Managing Directors. The Series A Preference Shares shall be identified by the letter: P-A. The Series B Preference Shares shall be identified by the letter: P-B. The Board of Managing Directors may number the Shares in consecutive order, starting from number 1. Subject to the provision in the preceding sentence the Board of Managing Directors may change the numbering of the Shares. Shares may be encumbered with a Restricted Right.

6	Transfer of Shares. Exercise of Shareholders' Rights

6.1	Unless the laws of The Netherlands provide or allow otherwise, the transfer of Shares requires a deed executed for that purpose.

6.2	Save in case the Company itself has been a party to the transaction, the rights attached to the Shares concerned may not be exercised until the transaction has been acknowledged by the Company or until the deed has been served upon the Company in compliance with the provisions of Section 86b of Book 2, or until the transaction has been acknowledged by the Company by the registration thereof in the Shareholder’s Register.

6.3	The acknowledgement is effected by such deed or otherwise in the manner provided by law.

6.4	For as long as the Common Shares are admitted to trading on a Trading Market, the laws of the State of New York shall apply to the property law aspects of the Shares reflected in the register administered by the relevant transfer agent, without prejudice to Sections 10:140 and 10:141 of the Dutch Civil Code.

7	Addresses. Shareholders Register

7.1	Shareholders, pledgees and usufructuaries of Shares must supply their addresses and other particulars to the Company in writing. Any consequences of not doing so in a timely and correct manner are borne by the party concerned.

7.2	The Board of Managing Directors shall keep a Shareholders Register. Part of the Shareholders Register may be kept outside The Netherlands to comply with applicable local law or pursuant to stock exchange rules.

8	Issuance of Shares

8.1	The Company may only issue Shares pursuant to a resolution of the General Meeting or of another Body of the Company in case such Body of the Company is designated to do so by a resolution of the General Meeting for a fixed period, not exceeding five years. Such designation shall specify the number of Shares that may be issued. The designation may be extended, from time to time, for periods not exceeding five years. Unless such designation provides otherwise, it may not be withdrawn. For as long as and to the extent that another Body of the Company has been authorized to resolve to issue shares, the General Meeting shall not have this authority.

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8.2	The number of authorised Preference Shares may not be increased without the prior consent of the holders of at least fifty per cent (50%) of the then issued and outstanding Preference Shares at a combined class meeting of the Class A Preference Shares and the Class B Preference Shares, voting (each) as a single class.

8.3	Within eight days following a resolution by the General Meeting to issue Shares or to designate another Body of the Company, the Company shall file the full text of such resolution at the Trade Register of the Dutch Chamber of Commerce.

8.4	The provisions of the preceding paragraphs of this Article 8 shall apply mutatis mutandis to the granting of rights to subscribe for Shares, but shall not apply to the issue of Shares to a person who exercises a previously-acquired right to subscribe for Shares.

8.5	The issuance of Shares requires a deed executed for that purpose to which the Company and each person to whom Shares are issued are parties, except as otherwise provided or allowed by Dutch law and notwithstanding Article 6.4.

8.6	The Company may not subscribe for Shares.

8.7	On subscription for a Share, payment must be made for its par value and, in addition, if the Share is subscribed at a higher amount, the difference between such amounts. It may be agreed that part, such part not to exceed three fourths of the par value of the Shares, may remain unpaid until the Company makes a call in respect of the monies unpaid on the Shares. Such arrangement may only be agreed prior to the resolution to issue Shares and requires the approval of the Body of the Company which has the power to pass the resolution for the issuance concerned.

8.8	Parties who professionally place shares for their own account may be allowed by virtue of an agreement to pay up less than the par value of the Shares they subscribe for, under the proviso that at least ninety-four percent (94%) of this amount is paid up in cash ultimately upon subscription for such Shares.

8.9	Payment in a currency other than the euro may only be made with the Company’s consent. In the event such a payment is made, the payment obligation is satisfied for the amount of in euro for which the paid amount can be freely exchanged. Without prejudice to the last sentence of Section 80a, paragraph 3, Book 2, the date of payment determines the exchange rate.

8.10	Calls upon the Shareholders in respect of any monies unpaid on their Shares shall be made by the Board of Managing Directors.

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8.11	The Body of the Company which has the power to resolve to issue Shares may resolve that payment on Shares shall be made by some other means than payment in cash.

8.12	The Company shall maintain three Share Premium Reserves. A Share Premium Reserve to which only the holders of Common Shares shall be entitled, a Share Premium Reserve P-A to which only the holders of Series A Preference Shares shall be entitled, and a Share Premium Reserve P-B to which only the holders of Series B Preference Shares shall be entitled. Any resolution to make a distribution to the debit of a Share Premium Reserve or to convert (a part of) a Share Premium Reserve into share capital can only be taken by the General Meeting with the prior approval of the class meeting of Shareholders who are entitled to the Share Premium Reserve concerned.

9	Pre-emptive Rights

9.1	Save as otherwise provided by law, at the issuance of Common Shares each holder of Common Shares shall have a pre-emptive right pro rata to the total amount of the Common Shares held by him on the date of the resolution to issue Common Shares. At the issue of Common Shares no pre-emptive right shall vest in holders of Preference Shares.

9.2	If at the issuance of Common Shares any Shareholder fails to exercise, or does not exercise on time or in full, his pre-emptive right, the pre-emptive right in respect of the Common Shares so becoming available shall enure to the benefit of the other holders of Common Shares in the proportion described in Article 9.1.

9.3	Save as otherwise provided by law, at the issuance of Preference Shares each holder of Preference Shares shall have a pre-emptive right pro rata to the total amount of the Preference Shares held by him on the date of the resolution to issue Preference Shares. At the issue of Preference Shares no pre-emptive right shall vest in holders of Common Shares.

9.4	If at the issuance of Preference Shares any holder of such Preference Shares fails to exercise, or does not exercise on time or in full, his pre-emptive right, the pre-emptive right in respect of the Preference Shares so becoming available shall enure to the benefit of the other Shareholders in the proportion described in Article 9.3.

9.5	In deviation of Article 9.1 and 9.2, Shareholders do not have pre-emptive rights in respect of:

(a)	Shares issued against non-cash contribution; or

(b)	Shares issued to employees of the Company or of a Group Company.

9.6	The Company will announce an issuance of Shares with pre-emptive rights and the period during which such pre-emption rights may be exercised in the Dutch State Gazette, as well as in a Dutch daily newspaper distributed nationally, unless the announcement is sent in writing to all shareholders at the addresses submitted by them.

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9.7	Pre-emption rights may be exercised for a period of at least two weeks after the date of announcement in the Dutch State Gazette or after the announcement was sent to the Shareholders.

9.8	If as a result of the ratio between the Shareholders' respective holdings one or several of the Shares to be issued cannot be allotted to a Shareholder or Shareholders, said Share(s) shall be allotted to the Shareholders by ballot.

9.9	The General Meeting may, each time in respect of one particular issuance of Shares, resolve to limit or to exclude the pre-emptive right to subscribe for Shares.

If at a General Meeting at which a proposal to limit or exclude the pre-emptive right to subscribe for Shares comes up for discussion and less than one half of the issued capital is represented, a resolution to limit or exclude the pre-emptive right may only be adopted by at least two-thirds of the votes cast.

Any proposal to limit or exclude the pre-emptive right must contain a written explanation of the reasons for the proposal and the choice of the proposed price of issue.

The pre-emptive right may also be limited or excluded by another Body of the Company if such Body of the Company by resolution of the General Meeting has been designated for a period not exceeding five years as the Body of the Company having the power to limit or exclude pre-emptive subscription rights.

Such designation may be renewed for subsequent periods not exceeding five years each.

Unless the terms of the designation provide otherwise, it cannot be revoked. For as long as and to the extent that other Body of the Company has been authorized to resolve to limit or exclude pre-emption rights, the General Meeting shall not have this authority.

Within eight days following a resolution by the General Meeting to limit or exclude the pre-emptive right or to designate the Board of Managing Directors, the Company shall file the full text of such resolution at the Trade Register of the Dutch Chamber of Commerce.

9.10	A Share issuance at which Shareholders may exercise a pre-emptive right and the period during which said right is to be exercised shall be announced by the Company to all Shareholders. The pre-emptive right may be exercised during the period to be determined by the Body of the Company authorized to issue Shares, that period to be at least two weeks from the day following the date of dispatch of the announcement.

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9.11	The provisions of the preceding paragraphs of this Article 9 shall mutatis mutandis apply to the grant of rights to take Shares, but do not apply in respect of issuing Shares to a party exercising a previously acquired right to subscribe for Shares.

10	Acquisition by the Company of Shares, the transfer thereof and the Creation of Restricted Rights on Shares held by the Company

10.1	Any acquisition by the Company of Shares that have not been paid-up in part or in full shall be null and void.

10.2	Unless it concerns Shares that have been acquired by the Company by way of universal succession, the Company - provided that the General Meeting has given the Board of Managing Directors authorisation for this purpose - may acquire fully paid-up Shares, otherwise than for no consideration, provided that the Company's equity capital, reduced by the acquisition price, is not less than the sum of the issued and paid-up capital and the reserves to be maintained pursuant to the law or the Articles of Association.

10.3	For the purpose of Article 10.2, the amount of the equity capital as shown in the most recently adopted balance sheet shall be the determining factor, reduced by the acquisition price of the Shares, the amount of loans as referred in Section 98c paragraph 2 Book 2 and any payments from profit or reserves to others which may have become due by the Company and its Subsidiaries since the date of the balance sheet. If more than six months of a financial year have passed without the Annual Accounts having been adopted, the acquisition of Shares under Article 10.2 shall not be permitted.

10.4	The authorisation of the General Meeting, referred to in Article 10.2, which shall be valid for a maximum of five years only, must specify how many Shares are permitted to be acquired, the manner in which they may be acquired and the permitted upper and lower limits of the price.

10.5	Any acquisition of Shares made in breach of the provisions of Article 10.2 shall be null and void. The Managing Directors shall be severally liable to the bona fide transferor who suffers loss as a result of the voidness.

10.6	The Body of the Company which has the power to resolve to issue Shares shall also have the power to resolve:

(a)	to transfer Shares held by the Company;

(b)	to enter into contracts whereby the Company is committed to transfer Shares held by it.

10.7	The word Shares where used in this Article 10 shall include depository receipts issued therefore.

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11	Reduction of Capital

11.1	The General Meeting may resolve to reduce the issued capital by cancelling Shares or by reducing the par value of all Shares, or by reducing the par value of only the Common Shares or only the Preference Shares, by amending the Articles of Association. In that resolution the Shares to which it relates must be specified and provisions for its implementation must be included.

11.2	The General Meeting may only pass a resolution to reduce the par value of any class of Shares after having obtained the prior approval of the class meeting of holders of the class of Shares concerned.

11.3	A resolution to cancel Shares may only relate to Shares which are held by the Company itself, to Shares of which the depository receipts issued therefor are held by the Company, or to the Cancellable Preference Shares.

11.4	Any reduction of the par value of Shares without redemption and without release of the obligation to pay up must be made pro rata to all Shares of the same class. Such pro rata requirement may be waived if all Shareholders of the class concerned so agree.

11.5	Any partial repayment on Shares or release of the obligation to pay up is possible only on the implementation of a resolution to reduce the par value of such Shares. Such repayment or release must be made pro rata to all Shares of the same class. The pro rata requirement may be waived if all Shareholders of the class concerned so agree.

11.6	A resolution for reduction of capital shall require a majority of at least two thirds of the votes cast, if less than one half of the issued capital is represented at the General Meeting.

11.7	The notice calling the General Meeting at which a resolution as referred to in this Article 11 is to be passed shall state the purpose of the reduction of capital and the manner of implementation thereof. The provisions of Articles 39.2 and 39.3 shall apply mutatis mutandis.

11.8	The Company shall file the resolutions referred to in this Article 11 at the Trade Register of the Dutch Chamber of Commerce and shall publish a notice of the filing in a national Dutch daily newspaper. In addition, Section 100 Book 2 applies.

12	Joint Ownership

If a Share, a Restricted Right on a Share or a depository receipt is held by more than one person jointly, the Company may require such joint holders to give one person a written power of attorney to represent them against the Company.

13	Transferabilty of Shares

The transfer of Shares is not restricted in any way.

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14	Board of Managing Directors

14.1	The business and affairs of the Company shall be managed by a Board of Managing Directors consisting of one or more Managing Directors. The number of Managing Directors shall be determined by the Board of Supervisory Directors.

14.2	Only natural persons shall be eligible for appointment as a Managing Director.

14.3	The Board of Supervisory Directors will appoint one of the Managing Directors as CEO. The Board of Supervisory Directors may dismiss the CEO, provided however that the CEO that is dismissed in such a manner may continue to hold office as a Managing Director, without the title CEO.

14.4	The Managing Directors shall be appointed by the General Meeting.

14.5	The appointment of Managing Directors will occur on the basis of a nomination by the Board of Supervisory Directors made with due regard to the rules and principles in the Company’s diversity policy for the composition of the Board of Managing Directors and the Board of Supervisory Directors. The General Meeting may at any time resolve that such nomination has a non-binding character, which resolution is adopted by a majority of two thirds of the votes cast, which votes represent more than half of the issued capital of the Company. After a resolution that a nomination is non-binding, the Board of Supervisory Directors will issue a new nomination, again made with due regard to the rules and principles in the Company’s diversity policy for the composition of the Board of Managing Directors and the Board of Supervisory Directors. In the event that the nomination comprises one candidate for a vacancy, such resolution to nominate the single candidate will result in the appointment of such candidate, unless the nomination is resolved to be non-binding. A second meeting as referred to in Section 120, paragraph 3, Book 2, cannot be convened.

14.6	At a General Meeting, a resolution to appoint a Managing Director can only be passed in respect of candidates whose names are stated for that purpose in the agenda of that General Meeting or the explanatory notes thereto.

14.7	Managing Directors may be suspended and/or removed from office by the General Meeting at any time. Before consulting the General Meeting on the intended dismissal, the Managing Director concerned shall be given the opportunity, to account for his conduct at a General Meeting. For that purpose he may have himself assisted by a legal adviser. A resolution of the General Meeting to suspend or dismiss a Managing Director requires a majority of at least two thirds of the votes cast representing more than half of the Company’s issued capital, unless such resolution is adopted at the proposal of the Board of Supervisory Directors. A second meeting as referred to in Section 120, paragraph 3, Book 2, cannot be convened.

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14.8	A Managing Director’s suspension shall terminate if within three months after the effective date of his suspension the General Meeting has not passed a resolution to remove him from office or to lift or to extend his suspension. The period of extension of a Managing Director’s suspension may not exceed three months from the date on which the resolution to extend the suspension was passed.

14.9	A resolution of the General Meeting to suspend a Managing Director or to extend a Managing Director’s suspension or to remove a Managing Director from office must be passed by a majority of at least two thirds of the votes cast, that majority to represent more than half of the issued capital.

A proposal to suspend a Managing Director, or to extend a Managing Director’s suspension or to remove a Managing Director from office cannot be put forward for discussion at a second General Meeting as defined in Section 120 of Book 2 if the part of the issued capital required by virtue of this Article was not represented at the preceding General Meeting.

14.10	The Board of Supervisory Directors shall have the power to suspend a Managing Director. If a Managing Director has been suspended by the Board of Supervisory Directors:

(a)	the General Meeting shall have the power to extend or to lift the suspension at any time;

(b)	the suspended Managing Director’s account for his conduct, as referred to in Article 14.7, shall be given at the General Meeting.

14.11	The General Meeting shall determine the Company’s policy concerning the compensation of the Board of Managing Directors with due observance of the relevant statutory requirements.

14.12	The compensation of Managing Directors shall be determined by the Board of Supervisory Directors with due observance of the policy referred to in Article 14.11.

14.13	The Board of Supervisory Directors will submit proposals concerning compensation arrangements for the Board of Managing Directors in the form of Common Shares or rights to subscribe for Common Shares to the General Meeting for approval. This proposal must at least include the number of Common Shares or rights to subscribe for Common Shares that may be awarded to the Board of Managing Directors and which criteria apply for such awards or changes thereto.

15	Duties and Powers of the Managing Directors. Managing Directors' ceasing to hold office or Inability to Act

15.1	Save any restrictions under the Articles of Association, the Board of Managing Directors shall control and manage the Company's business and affairs.

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15.2	Each Managing Director shall be answerable to the Company for a proper discharge of his duties of office.

15.3	The Board of Managing Directors shall adopt management board rules with due observance of these Articles of Association. Such rules may contain variations from the provisions of Article 15.4. These rules may contain provisions defining which particular duties shall be assigned to each of the Managing Directors. However, such division of duties shall not derogate from the joint responsibility of all Managing Directors for the whole of the management.

15.4	Meetings of a Board of Managing Directors consisting of several members shall be held as frequently as any Managing Director may wish. Meetings will be held in Amsterdam, the Netherlands, unless the Board of Managing Directors explicitly determined otherwise. Each Managing Director shall have the power to call a Board Meeting, provided that written notice of such meeting, stating the subjects to be discussed and voted upon, is given to each of the other Managing Directors. The term of notice shall be at least three days, not including the date of dispatch of the notice and the date of the meeting. In special cases the term of notice may be reduced, provided that all Managing Directors in office agree thereto. At any duly convened meeting resolutions may be passed on all subjects announced in the notice of that meeting, irrespective of the number of Managing Directors present at the meeting in person or by proxy.

15.5	Each Managing Director may be represented at Board Meetings by another Managing Director of the Company acting by virtue of a power of attorney issued in writing. The power of attorney may only concern one specifically designated meeting stated therein.

15.6	In a meeting of the Board of Managing Directors each Managing Director is allowed to cast one vote in the decision-making, subject to Article 15.8.

15.7	Invalid votes, blank votes and abstentions shall not be counted as votes cast. Managing Directors who casted an invalid or blank vote or who abstained from voting shall be taken into account when determining the number of Managing Directors who are present or represented at a meeting of the Board of Managing Directors.

15.8	If the Board of Managing Directors consists of several members, resolutions of the Board of Managing Directors shall require an absolute majority of the votes cast. If the voting for and against a proposal is equally divided, the CEO will have a casting vote, provided the CEO cannot cast more votes than the other Managing Directors jointly. Otherwise, the applicable resolution is not adopted.

15.9	Meetings of the Board of Managing Directors may be held through audio-communication means, save if one or more Managing Directors objects to such manner of holding a meeting.

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15.10	All resolutions which the Managing Directors can pass at a Board Meeting may also be passed outside a meeting, whether or not using electronic means of communication, provided all Managing Directors are familiar with the resolution to be passed and each of them approves this manner of decision-making and that the resolution be passed by the majority of votes required under these Articles of Association. A resolution thus taken must be recorded in writing by the Managing Directors concerned. Said document shall be kept at the office of the Company and shall be open to the inspection of any Managing Director.

15.11	In the event that one or several Managing Directors cease to hold office or are unable to act, the other or remaining Managing Directors or the only other or remaining Managing Director shall be temporarily in charge of the management of the Company. In the event that all Managing Directors or the sole Managing Director cease(s) to hold office or are unable to act, the person (to be) designated thereto by the Board of Supervisory Directors, whether or not from its midst, shall be temporarily entrusted with the management of the Company. Failing such designation by the Board of Supervisory Directors said person shall be designated by the General Meeting; the General Meeting is completely free in this designation. The provisions of these Articles of Association concerning the Board of Managing Directors and the Managing Director(s) individually shall apply mutatis mutandis to that person. Furthermore, that person shall be required to call a General Meeting as soon as possible, which General Meeting may decide on the appointment of one or several new Managing Directors.

15.12	A Managing Director shall be considered to be unable to act within the meaning of Article 15.11:

a.	during the existence of a vacancy on the Board of Managing Directors, including as a result of:

(i)	his death;

(ii)	his dismissal by the General Meeting, other than at the proposal of the Board of Supervisory Directors; or

(iii)	his voluntary resignation before his term of office has expired;

(iv)	not being reappointed by the General Meeting, notwithstanding a (binding) nomination to that effect by the Board of Supervisory Directors,

provided that the Board of Supervisory Directors may always decide to decrease the number of Managing Directors such that a vacancy no longer exists; or

b.	during his suspension; or

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c.	in a period during which the Company has not been able to contact him (including as a result of illness), provided that such period lasted longer than five consecutive days (or such other period as determined by the Board of Supervisory Directors on the basis of the facts and circumstances at hand).

15.13	A Managing Director shall not participate in the deliberations and decision-making of the Board of Managing Directors on a matter in relation to which he has a direct or indirect personal interest which conflicts with the interests of the Company and of the business connected with it. If, as a result thereof, no resolution can be passed by the Board of Managing Directors, the resolution shall be passed by the Board of Supervisory Directors.

15.14	The Board of Managing Directors and the Board of Supervisory Directors shall provide to the General Meeting all such information as it may request, unless doing so would conflict with a material interest of the Company.

16	Representation

16.1	The Board of Managing Directors shall represent the Company. The power to represent the Company shall also vest in the CEO individually, as well as in two other Managing Directors, acting jointly.

The Board of Managing Directors is, when consisting of several members, authorised to issue powers of attorney authorising one or more Managing Directors to represent the Company within the scope of said power of attorney.

16.2	The Board of Managing Directors may give power of attorney to one or several persons and may alter or revoke such power of attorney.

17	Restrictions in the authority to manage

17.1	Any resolution of the Board of Managing Directors involving a significant change in the identity or character of the Company, including at least the events listed in Section 107a of Book 2 requires the approval of the General Meeting.

17.2	In addition, the prior approval of the Board of Supervisory Directors is required for the following resolutions of the Board of Managing Directors:

(a)	the making of a proposal to the General Meeting concerning:

(i)	the issue of Shares or the granting of rights to subscribe for Shares;

(ii)	the limitation or exclusion of pre-emption rights;

(iii)	the designation or granting of an authorisation as referred to in Articles 8.1, 8.3, 9.8, 9.10, 10.2 and 10.4, respectively;

(iv)	the reduction of the Company’s issued share capital;

(v)	the making of a distribution from the Company’s profits or reserves;

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(vi)	the determination that all or part of a distribution, instead of being made in cash, shall be made in the form of Shares or in the form of assets;

(vii)	the amendment of these Articles of Association;

(viii)	the entering into of a merger or demerger;

(ix)	the instruction of the Board of Managing Directors to apply for the Company’s bankruptcy;

(x)	the Company’s dissolution;

(b)	the issue of Shares or the granting of rights to subscribe for Shares;

(c)	the limitation or exclusion of pre-emption rights;

(d)	the acquisition of Shares by the Company in its own capital, including the determination of the value of a non-cash consideration for such an acquisition;

(e)	the drawing up or amendment of the management rules referred to in Article 15.3;

(f)	the performance of the legal acts described in Article 17.1 and 17.6;

(g)	the charging of amounts to be paid up on Shares against the Company’s reserves;

(h)	the making of an interim distribution; and

(i)	such other resolutions of the Board of Managing Directors as the Board of Supervisory Directors shall have specified in a resolution to that effect and notified to the Board of Managing Directors.

17.3	For so long as the condition in the definition of Required Holders is satisfied, the following resolutions of the Board of Managing Directors shall require the prior approval of the combined class meeting of Class A Preference Shares and the Class B Preference Shares, voting (each) as a single class:

(a)	entering into any transaction with an Affiliate of the Company, other than:

(i)	the issuance of shares or awards to eligible participants pursuant to a share incentive or compensation plan;

(ii)	employment or consulting arrangements with members of the Board of Managing Directors; or

(iii)	transactions approved in accordance with the Company's related party transaction policy as required by the applicable provisions of the Dutch Corporate Governance Code; or

(b)	incurring or guaranteeing any financial indebtedness, other than equipment leases or trade payables arising in the ordinary course of business, in an aggregate outstanding amount in excess of two (2.0) times EBITDA, calculated on a trailing twelve-month basis as of the last day of the most recently ended fiscal period for which financial statements have been published; provided that (i) the Preference Shares shall not be treated as indebtedness for the purpose of this calculation, and (ii) the prior written consent required by this paragraph (b) shall be deemed to have been given in respect of the incurrence of the Permitted Bond Financing (which shall, for the avoidance of doubt, be included in the calculation of aggregate financial indebtedness for the purpose of any subsequent incurrence).

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17.4	The absence of any consent required pursuant to this Article 17.1, 17.2 and 17.3 shall not affect the power of representation referred to in Article 16.1. The Board of Managing Directors shall, before passing any resolution referred to in this Article 17.3, notify the holders of Preference Shares in writing of the proposed resolution with reasonable prior notice to enable the Required Holders to respond.

17.5	The Board of Supervisory Directors may determine that also other resolutions of the Board of Managing Directors than those specified in Article 17.2 shall be subject to its prior approval, provided that the Board of Supervisory Directors shall carefully describe such resolutions and notify the Board of Managing Directors accordingly.

17.6	The Board of Managing Directors may resolve to perform as well as perform the transactions identified in Section 94 of Book 2.

17.7	The Board of Managing Directors must follow the directions given by the Board of Supervisory Directors with respect to the general lines of the financial, social, economic and personnel policies to be pursued.

18	BOARD OF SUPERVISORY DIRECTORS - COMPOSITION

18.1	The Company has a Board of Supervisory Directors consisting of one or more Supervisory Directors. The Board of Supervisory Directors shall be composed of natural persons.

18.2	The Board of Supervisory Directors shall determine the number of Supervisory Directors.

18.3	The Board of Supervisory Directors shall elect a Supervisory Director to be the Chairperson. The Board of Supervisory Directors may dismiss the Chairperson, provided that the Supervisory Director so dismissed shall subsequently continue his term of office as a Supervisory Director without having the title of Chairperson.

18.4	Where a Supervisory Director is no longer in office or is unable to act, he may be replaced temporarily by a person whom the Board of Supervisory Directors has designated for that purpose and, until then, the other Supervisory Director(s) shall be charged with the supervision of the Company. Where all Supervisory Directors are no longer in office or are unable to act, the supervision of the Company shall be attributed to the former Supervisory Director who most recently ceased to hold office as the Chairperson, provided that he is willing and able to accept that position, who may designate one or more other persons to be charged with the supervision of the Company (instead of, or together with, such former Supervisory Director). The person(s) charged with the supervision of the Company pursuant to the previous sentence shall cease to hold that position when the General Meeting has appointed one or more persons as Supervisory Director(s). Article 15.12 applies mutatis mutandis.

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19	BOARD OF SUPERVISORY DIRECTORS - APPOINTMENT, SUSPENSION AND DISMISSAL

19.1	The General Meeting shall appoint the Supervisory Directors and may at any time suspend or dismiss any Supervisory Director.

19.2	The General Meeting can only appoint a Supervisory Director upon a binding nomination by the Board of Supervisory Directors made with due regard to the rules and principles in the Company’s diversity policy for the composition of the Board of Managing Directors and the Board of Supervisory Directors as made by the Board of Supervisory Directors and the profile for the composition of the Board of Supervisory Directors. The General Meeting may at any time resolve to render such nomination to be non-binding by a majority of at least two thirds of the votes cast representing more than half of the issued share capital. If a nomination is rendered non-binding, a new nomination shall be made by the Board of Supervisory Directors. A second meeting as referred to in Section 120 paragraph 3 of Book 2 cannot be convened.

19.3	Upon the making of a nomination for the appointment of a Supervisory Director, the following information shall be provided with respect to the candidate:

(a)	his age and profession;

(b)	the aggregate par value of the Shares held by him;

(c)	his present and past positions, to the extent that these are relevant for the performance of the tasks of a Supervisory Director;

(d)	the names of any entities of which he is already a supervisory director or a non-executive director; if these include entities that form part of the same group, a specification of the group’s name shall suffice.

The nomination must be supported by reasons. In the case of a reappointment, the manner in which the candidate has fulfilled his duties as a Supervisory Director shall be taken into account.

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19.4	At a General Meeting, a resolution to appoint a Supervisory Director can only be passed in respect of candidates whose names are stated for that purpose in the agenda of that General Meeting or in the explanatory notes thereto.

19.5	A resolution of the General Meeting to suspend or dismiss a Supervisory Director shall require a majority of at least two thirds of the votes cast representing more than half of the issued share capital, unless the resolution is passed at the proposal of the Board of Supervisory Directors. A second meeting as referred to in Section 120 paragraph 3 of Book 2 cannot be convened.

19.6	If a Supervisory Director is suspended and the General Meeting does not resolve to dismiss him within three months from the date of such suspension, the suspension shall lapse.

20	BOARD OF SUPERVISORY DIRECTORS - DUTIES AND ORGANISATION

20.1	The Board of Supervisory Directors is charged with the supervision of the policy of the Board of Managing Directors and the general course of affairs of the Company and of the business connected with it. The Board of Supervisory Directors shall provide the Board of Managing Directors with advice. In performing their duties, Supervisory Directors shall be guided by the interests of the Company and of the business connected with it.

20.2	The Board of Managing Directors shall provide the Board of Supervisory Directors with the information necessary for the performance of its tasks in a timely fashion. At least once a year, the Board of Managing Directors shall inform the Board of Supervisory Directors in writing of the main features of the strategic policy, the general and financial risks and the administration and control system of the Company.

20.3	The Board of Supervisory Directors shall draw up Supervisory Board rules concerning its organisation, decision-making and other internal matters, with due observance of these Articles of Association. In performing their duties, the Supervisory Directors shall act in compliance with these rules.

20.4	The Board of Supervisory Directors shall establish the committees which the Company is required to have and otherwise such committees as are deemed to be appropriate by the Board of Supervisory Directors. The Board of Supervisory Directors shall draw up (and/or include in the Supervisory Board rules) rules concerning the organisation, decision-making and other internal matters of its committees.

21	BOARD OF SUPERVISORY DIRECTORS - DECISION-MAKING

21.1	Without prejudice to Article 21.5, each Supervisory Director may cast one vote in the decision-making of the Board of Supervisory Directors.

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21.2	A Supervisory Director can be represented by another Supervisory Director holding a written proxy for the purpose of the deliberations and the decision-making of the Board of Supervisory Directors.

21.3	Resolutions of the Board of Supervisory Directors shall be passed, irrespective of whether this occurs at a meeting or otherwise, by simple majority of the votes cast unless the Supervisory Board rules provide differently.

21.4	Invalid votes, blank votes and abstentions shall not be counted as votes cast. Supervisory Directors who casted an invalid or blank vote or who abstained from voting shall be taken into account when determining the number of Supervisory Directors who are present or represented at a meeting of the Board of Supervisory Directors.

21.5	Where there is a tie in any vote of the Board of Supervisory Directors, the Chairperson shall have a casting vote, provided that the Chairperson cannot cast more votes than the other Supervisory Directors together. Otherwise, the relevant resolution shall not have been passed.

21.6	A Supervisory Director shall not participate in the deliberations and decision-making of the Board of Supervisory Directors on a matter in relation to which he has a direct or indirect personal interest which conflicts with the interests of the Company and of the business connected with it. If, as a result thereof, no resolution can be passed by the Board of Supervisory Directors, the resolution may nevertheless be passed by the Board of Supervisory Directors as if none of the Supervisory Directors has a conflict of interests as described in the previous sentence.

21.7	Meetings of the Board of Supervisory Directors can be held through audio-communication facilities, unless a Supervisory Director objects thereto.

21.8	Resolutions of the Board of Supervisory Directors may, instead of at a meeting, be passed in writing, provided that all Supervisory Directors are familiar with the resolution to be passed and none of them objects to this decision-making process. Articles 21.1 through 21.6 apply mutatis mutandis.

22	BOARD OF SUPERVISORY DIRECTORS - COMPENSATION

The General Meeting may grant a compensation to the Supervisory Directors.

23	INDEMNITY

23.1	The Company shall indemnify and hold harmless each of its Indemnified Officers against:

(a)	any financial losses or damages incurred by such Indemnified Officer; and

(b)	any expense reasonably paid or incurred by such Indemnified Officer in connection with any threatened, pending or completed suit, claim, action or legal proceedings of a civil, criminal, administrative or other nature, formal or informal, in which he becomes involved,

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to the extent this relates to his current or former position with the Company and/or a Group Company and in each case to the extent permitted by applicable law.

23.2	No indemnification shall be given to an Indemnified Officer:

(a)	if a competent court or arbitral tribunal has established, without having (or no longer having) the possibility for appeal, that the acts or omissions of such Indemnified Officer that led to the financial losses, damages, expenses, suit, claim, action or legal proceedings as described in Article 23.1 are of an intentional unlawful nature (being acts or omissions which are considered to constitute malice, gross negligence, intentional recklessness and/or serious culpability attributable to such Indemnified Officer);

(b)	to the extent that his financial losses, damages and expenses are covered under insurance and the relevant insurer has settled, or has provided reimbursement for, these financial losses, damages and expenses (or has irrevocably undertaken to do so);

(c)	in relation to proceedings brought by such Indemnified Officer against the Company, except for proceedings brought to enforce indemnification to which he is entitled pursuant to these Articles of Association, pursuant to an agreement between such Indemnified Officer and the Company which has been approved by the Board of Managing Directors or pursuant to insurance taken out by the Company for the benefit of such Indemnified Officer;

(d)	for any financial losses, damages or expenses incurred in connection with a settlement of any proceedings effected without the Company’s prior consent.

23.3	The Board of Managing Directors may stipulate additional terms, conditions and restrictions in relation to the indemnification referred to in Article 23.1.

24	General Meeting - Notice and Venue of the General Meeting

24.1	General Meetings shall be held as frequently as the Board of Managing Directors or any Managing Director or the Board of Supervisory Directors or any Supervisory Director may wish. The power to call the General Meeting shall vest in the Board of Managing Directors, in each Managing Director individually, in the Board of Supervisory Directors and in each Supervisory Director individually.

24.2	The Board of Managing Directors must call a General Meeting:

(a)	if one or several Shareholders jointly representing at least the part of the Company’s share capital provided by law so request the Board of Managing Directors, that request to specify the subjects to be discussed and voted upon;

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(b)	within three months after the Board of Managing Directors has considered it plausible that the equity capital of the Company has decreased to an amount equal to or less than one-half of the paid and called up part of the capital to discuss any potential measures.

This obligation shall apply mutatis mutandis to the Board of Supervisory Directors.

If the General Meeting is not held within six weeks after the request referred to under (a), the applicants themselves may call the General Meeting - with due observance of the applicable provisions of the law and the Articles of Association - without for that purpose requiring authorisation from the President of the District Court. The provisions of Article 24.3 shall apply mutatis mutandis to the procedure of calling a General Meeting referred to in the preceding sentence.

24.3	Notice of the General Meeting must be given to each Shareholder and to everyone in whom the right to attend General Meetings is vested. The term of notice must be at least fifteen clear days before the date on which the meeting is held. Notice shall be given by means of letters specifying the venue and the date of the meeting and the hour at which it shall begin. The subjects to be discussed and voted upon at the meeting shall be listed in the letters or shall be announced to the Shareholders by separate letters sent within the term set for giving notice. Shareholders may also be convened by an electronic communication system in accordance with Section 113, paragraph 4, of Book 2. Persons who are given notice of the General Meeting and who jointly represent at least the part of the issued share capital of the Company prescribed by law for this purpose, may have the Board of Managing Directors or the Board of Supervisory Directors place on the agenda any subjects which such persons wish to be discussed and voted upon at the meeting, provided that they shall inform the Board of Managing Directors or the Board of Supervisory Directors of such subjects no later than thirty (30) days before the date on which the meeting intended for their discussion shall be held. Any announcements which by law or pursuant to the Articles of Association must be addressed to the General Meeting may be inserted in the letters of notice of the General Meeting.

24.4	Persons with the right to attend General Meetings who wish to exercise their rights as described in Articles 24.2 and 24.3 should first consult the Board of Managing Directors. If the intended exercise of such rights might result in a change to the Company’s strategy, including by dismissing one or more Managing Directors or Supervisory Directors, the Board of Managing Directors shall be given the opportunity to invoke a reasonable period to respond to such intention. Such period shall not exceed the term stipulated by Dutch law and/or the Dutch Corporate Governance Code for that purpose. The person(s) with the right to attend General Meetings concerned should respect the response time stipulated by the Board of Managing Directors. If invoked, the Board of Managing Directors shall use such response period for further deliberation and constructive consultation, in any event with the person(s) with the right to attend General Meetings concerned, and shall explore the alternatives. At the end of the response time, the Board of Managing Directors shall report on this consultation and the exploration of alternatives to the General Meeting. This shall be supervised by the Board of Supervisory Directors. The response period may be invoked only once for any given General Meeting and shall not apply in the situations stipulated by Dutch law and/or the Dutch Corporate Governance Code for that purpose.

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24.5	If the term of notice has not been observed or if notice has not been given or has not been served in the appropriate manner, resolutions may nevertheless be validly passed, also on subjects which were not announced or the announcement of which had not been made in the prescribed manner, provided that any such resolution be passed unanimously at a General Meeting at which the entire issued capital is represented.

24.6	General Meetings shall be held in the municipality where the Company's registered office is situated or in The Hague, Rotterdam, or at Schiphol Airport in the municipality of Haarlemmermeer. Entirely without prejudice to the provisions of Article 24.5, any resolution passed at a General Meeting held elsewhere - in or outside The Netherlands - shall be valid only if the entire issued capital is represented.

25	Admittance to and ChairPERSONship of the General Meeting

25.1	The Shareholders and everyone in whom the right to attend General Meetings is vested, have admittance to the General Meeting. Save any Managing Director and/or any Supervisory Director who has been suspended, the Managing Directors and the Supervisory Directors also are entitled to admittance, as is any person who has been invited by the chairperson of the meeting concerned to attend the General Meeting or any part of that meeting.

25.2	If a Shareholder or anyone in whom the rights to attend General Meetings is vested, wishes to attend a General Meeting by proxy he must issue a written power of attorney for that purpose, which must be presented to the chairperson of the meeting concerned.

25.3	The General Meeting shall be chaired by the Chairperson or by the CEO or by the person designated thereto by the Board of Supervisory Directors, whether or not from its midst. If the Chairperson and the CEO are absent and the Board of Supervisory Directors has not designated another person as aforesaid, the General Meeting itself shall appoint its chairperson.

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25.4	The conclusion of the chairperson of the meeting concerned, pronounced by him at the meeting, as to the result of any vote shall be decisive. This applies also to the content of any resolution passed, to the extent that the vote taken related to a proposal not recorded in writing. However, if immediately after the pronouncement of such conclusion that conclusion is called into question, another vote shall be taken if so desired by the majority at the meeting or - if the original vote was not taken on a poll or by a secret ballot - by any person present who is entitled to vote. Such new vote shall override the legal consequences of the original vote.

25.5	Unless an official record of the business done at the meeting is drawn up by a notary or unless the chairperson of the relevant meeting himself wishes to keep the minutes, such chairperson shall designate a person charged with keeping the minutes. The minutes shall be confirmed by the General Meeting at the same meeting or at a subsequent meeting, in evidence of which the minutes shall be signed by the chairperson and the Secretary of the meeting at which the minutes were confirmed. If the General Meeting, the Board of Supervisory Directors or the Board of Managing Directors resolves to instruct a notary to draw up an official record of the proceedings at a General Meeting, or if one or several Shareholders jointly representing at least one tenth of the issued capital so decide, the Board of Managing Directors shall instruct a notary to draw up such official record. The cost of the notarial record shall be borne by the Company.

25.6	The Board of Managing Directors shall keep a minute book in which the confirmed minutes of each General Meeting shall be entered and in which shall further be inserted a copy of each notarial record made of any General Meeting. The minute book shall be open to the inspection of the Shareholders and to everyone in whom the right to attend General Meetings is vested at the registered office of the Company. Upon request any Shareholder and anyone in whom the right to attend General Meetings is vested, shall be issued a copy of or an extract from the minutes of any General Meeting, at a charge not exceeding cost.

25.7	Each Shareholder is entitled to attend the General Meeting in person or by written proxy by means of an electronic communication system and to address the meeting and exercise the voting right there. Holders of fractional shares which collectively constitute the par value of a share shall exercise these rights collectively, whether through one of them or through the holder of a written proxy.

25.8	For the purposes of Article 25.7 above, it is mandatory that the Shareholder may be identified by means of such electronic communication system, that he may follow the transaction at the meeting directly and exercise the voting right.

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25.9	The Board of Managing Directors may subject the use of such electronic communication system to certain conditions which will be announced in the convocation.

25.10	The Board of Managing Directors can also decide that votes cast through electronic means of communication or by means of a letter prior to the General Meeting are considered to be votes that are cast during the General Meeting. These votes shall not be cast prior to the Record Date.

25.11	For the purpose of Articles 25.7 up to and including 25.10, those who have voting rights and/or the right to attend General Meetings on the Record Date and are recorded as such in a register designated by the Board of Managing Directors shall be considered to have those rights, irrespective of whoever is entitled to the Shares or depository receipts at the time of the General Meeting. Unless Dutch law requires otherwise, the Board of Managing Directors is free to determine, when convening a General Meeting, whether the previous sentence applies.

25.12	Each person with the right to attend General Meetings must notify the Company in writing of his identity and his intention to attend the General Meeting. This notice must be received by the Company ultimately on the seventh day prior to the General Meeting, unless indicated otherwise when such General Meeting is convened. Persons with the right to attend General Meetings that have not complied with this requirement may be refused entry to the General Meeting.

26	Voting rights. Decision-making

26.1	Each Share carries the right to cast one vote.

26.2	At the General Meeting no votes can be cast for Shares which are held by the Company or Subsidiaries, nor for depository receipts issued for Shares which are held by the Company or Subsidiaries. Usufructuaries and pledgees of Shares which belong to the Company or Subsidiaries shall not, however, be excluded from the right to vote if the usufruct or pledge was created before the Shares concerned came to be held by the Company or a Subsidiary. The Company or a Subsidiary cannot cast votes for Shares in respect of which the Company or the Subsidiary possesses a pledge or usufruct.

26.3	For the purpose of determining to which extent Shareholders cast votes, are present or are represented, or to which extent the share capital is represented, the Shares in respect of which no votes can be cast shall not be taken into account.

26.4	Unless the law or these Articles of Association stipulate a larger majority, all resolutions of the General Meeting shall be passed by an absolute majority of the votes cast. Subject to any provision of mandatory Dutch law and any higher quorum requirement stipulated by these articles of association, if and for as long as the Company is subject under applicable securities law or applicable exchange rules to the requirement that the General Meeting can only pass certain resolutions if a certain part of the Company's issued capital is represented at such General Meeting, then such quorum as determined under such securities law or such exchange rules shall apply to such resolutions and a second meeting as referred to in Section 120, paragraph 3, Book 2 cannot be convened.

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26.5	Blank votes, invalid votes and abstentions shall not be counted as votes cast.

26.6	Votes on business matters - including proposals for suspension, dismissal or removal of persons - shall be taken by voice, but votes on the election of persons shall be taken by secret ballot, unless the chairperson decides a different method of voting and none of the persons present at the meeting object to such different method of voting.

26.7	If at the election of persons the voting for and against the proposal is equally divided, another vote shall be taken at the same meeting; if again the votes are equally divided, then - without prejudice to the provision in the next following sentence of this Article 27.7 - a drawing of lots shall decide. If at an election of persons the vote is taken between more than two candidates and none of the candidates receive the absolute majority of votes, another vote - where necessary after an interim vote and/or a drawing of lots - shall be taken between the two candidates who have received the largest number of votes in their favour.

If the voting for and against any other proposal than as first referred to in this Article 27.7 is equally divided, that proposal shall be rejected.

26.8	If pursuant to the Articles of Association the validity of a resolution depends also upon the part of the issued capital represented at the meeting and if such quorum is not present at the meeting, then - unless elsewhere in these Articles of Association the contrary is provided with respect to any subject specifically mentioned there - a second meeting may be called and held at which such resolution may be passed irrespective of the part of the issued capital represented at that meeting.

The notice calling the second meeting must state that and pursuant to which provision a resolution may be passed at that meeting irrespective of the part of the issued capital represented at that meeting.

Notice calling the second meeting shall not be given until after the end of the first meeting. The second meeting must be held within six weeks after the first meeting.

27	Decision-making outside a Meeting

27.1	Unless the Company has cooperated with the issuance of depositary receipts for Shares in its capital, any resolution which Shareholders entitled to vote can pass at a General Meeting may also be passed by them outside a meeting, provided that anyone having the right to attend General Meetings approve this manner of decision making. The approval to the manner of decision making and the votes may be submitted by electronic means of communication. The members of the Board of Managing Directors and the Board of Supervisory Directors will be allowed to give their advice prior to the decision making.

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27.2	In case of decision making outside a meeting, the votes are cast in writing. The written form requirement will be met provided the resolution is recorded in writing or in electronic form getting out the manner each Shareholder votes and provided such resolution is undersigned by each person having the right to attend General Meetings.

28	GENERAL MEETING - SPECIAL RESOLUTIONS

28.1	Subject to Article 17.2, the following resolutions can only be passed by the General Meeting at the proposal of the Board of Managing Directors:

(a)	the issue of Shares or the granting of rights to subscribe for Shares;

(b)	the limitation or exclusion of pre-emption rights;

(c)	the designation or granting of an authorisation as referred to in Articles 8.1, 8.3, 9.9, 9.11, 10.2 and 10.4, respectively;

(d)	the reduction of the Company’s issued share capital;

(e)	the making of a distribution from the Company’s profits or reserves;

(f)	the making of a distribution in the form of Shares or in the form of assets, instead of in cash;

(g)	the amendment of these Articles of Association;

(h)	the entering into of a merger or demerger;

(i)	the instruction to the Board of Supervisory Directors to apply for the Company’s bankruptcy; and

(j)	the Company’s dissolution.

28.2	For so long as the condition in the definition of Required Holders is satisfied, the following resolutions of the General Meeting and/or the Board of Managing Directors, shall require the prior written approval of the Required Holders at a combined class meeting of Series A Preference Shares and the Series B Preference Shares, voting (each) as a single class:

(a)	the issuance of Shares or granting of rights to subscribe for Shares, to the extent that the securities to be issued constitute or would rank senior to or pari passu with the Preference Shares as to dividend rights or liquidation preference, or increase the number of authorised Preference Shares;

(b)	the amendment of these Articles of Association, to the extent that such amendment materially and adversely affects the powers, preferences or rights attached to the Preference Shares;

(c)	the Company’s dissolution;

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(d)	the making of a distribution from the Company’s profits or reserves, or the making of a distribution in the form of Shares or in the form of assets, instead of in cash, on any class of shares constituting Junior Securities prior to the payment in full of all Accrued Dividends on the Preference Shares, other than repurchases of shares at cost from former employees or consultants upon cessation of their employment or services pursuant to an equity incentive plan of the Company.

28.3	A resolution of the General Meeting referred to in this Article 28.2 that is passed without the prior consent of the Required Holders shall be null and void (nietig). The Board of Managing Directors shall ensure that notice of any General Meeting at which any such resolution is proposed to be passed is given to the holders of Preference Shares in accordance with Article 24.3, and shall include in such notice confirmation of whether the prior consent of the Required Holders has been obtained or is being sought concurrently.

28.4	A matter which pursuant to articles 24.2 and/or 24.3 has been included in the convening notice or announced in the same manner by or at the request of one or more Shareholders or anyone having the right to attend General Meetings shall not be considered to have been proposed by the Board of Managing Directors for purposes of article 28.1, unless the Board of Managing Directors has expressly indicated that it supports the discussion of such matter in the agenda of the General Meeting concerned or in the explanatory notes thereto.

29	Class Meetings

29.1	The provisions of this Article 29 apply to every class of Shares issued and outstanding in the capital of the Company, including the Common Shares, the Series A Preference Shares, the Series B Preference Shares and to any class of Shares that may in the future be issued in the capital of the Company.

29.2	The Board of Managing Directors, as well as one or more holders of Shares of a particular class who jointly represent at least one-tenth of the capital issued and outstanding in the form of that class, are each authorised to convene a class meeting of holders of that class. The notice period shall be at least seven clear days before the day of the meeting.

29.3	Admittance to a class meeting shall be given to:

(a)	the holders of Shares of the relevant class;

(b)	the holders of depository receipts issued for Shares of that class with the concurrence of the Company;

(c)	usufructuaries and pledgees of Shares of that class who are entitled to vote;

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(d)	every Managing Director and every Supervisory Director; and

(e)	any other person who has received an invitation to attend.

29.4	A class meeting may adopt resolutions if Shareholders of the relevant class holding more than half of the total issued capital of that class are present or represented. If a quorum is not present, a second meeting shall be convened at which no quorum requirement applies. Unless these Articles of Association or mandatory law require a larger majority, resolutions of a class meeting shall require an absolute majority of the votes cast. Where a resolution of a class meeting is required as a condition for a resolution of the General Meeting that itself requires a two-thirds majority, the same two-thirds majority shall apply at the class meeting.

29.5	The approval of a class meeting required under these Articles shall not be required if all Shareholders of the relevant class have given their prior written consent to the matter set forth for approval at such class meeting.

29.6	Without prejudice to the foregoing, the provisions of Articles 24 through 27 of these Articles of Association shall apply mutatis mutandis to class meetings.

30	Financial Year. Annual Accounts

30.1	The financial year of the Company shall be the calendar year.

30.2	Each year within five months after the end of the Company's financial year, save where this term is extended by a maximum of five months by the General Meeting on account of special circumstances, the Board of Managing Directors shall draw up Annual Accounts and a management report on that financial year. To these documents shall be added the particulars referred to in Section 392 paragraph 1 of Book 2. The Annual Accounts shall be signed by each of the Managing Directors and each of the Supervisory Directors. If the signature of any of the Managing Directors and/or any Supervisory Directors is missing, this and the reason for such absence shall be stated.

30.3	The Company shall ensure that the Annual Accounts and the management report and the particulars added by virtue of Section 392 Book 2 shall be available at the registered office of the Company as soon as possible but not later than as from the date of notice calling the General Meeting intended for the discussion and approval thereof. Shareholders or other persons with the right to attend General Meetings may inspect said documents at the business office of the Company and obtain copies thereof free of charge.

31	Auditor

31.1	The General Meeting shall give a certified public accountant or other expert within the meaning of Section 393 of Book 2 - both referred to herein as the "Expert" - or, as the case may be, an organisation in which such Experts work together, instruction to audit the Annual Accounts. If the General Meeting fails to give such instruction the Board of Supervisory Directors or - if it fails to give such instruction - the Board of Managing Directors shall be authorised and required to do so. The General Meeting may at any time revoke the instruction as first referred to in this Article 30.1 and give it to another Expert.

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31.2	The Expert shall report on his audit to the Board of Managing Directors and to the Board of Supervisory Directors and shall set out the result of his audit in a certificate.

31.3	In cases in which the law so permits, the instruction referred to in Article 30.1 may be dispensed with or the instruction may be given to another person than the Expert referred to therein.

32	Annual Meeting. Adoption of Annual Accounts

32.1	Each year at least one General Meeting shall be held, that meeting to be held within six months after the end of the Company's last expired financial year; this General Meeting is referred to hereinafter as the Annual Meeting. The agenda of the Annual Meeting shall contain at least the following subjects:

(a)	if an annual report on the past financial year is required: discussion of the annual report;

(b)	adoption of the Annual Accounts of the past financial year;

(c)	allocation of the profits realized in the past financial year, or determination of the manner whereby any loss sustained in that financial year is to be cleared.

32.2	The subjects listed in Article 32.1 need not be stated in the agenda of the Annual Meeting if the term for preparing the Annual Accounts has been extended or if a proposal to extend said term is on the agenda.

32.3	The Annual Accounts shall be adopted by the General Meeting. Said adoption shall not constitute a release from liability of the Managing Directors and the Supervisory Directors.

32.4	If an auditor's certificate on the Annual Accounts is required and if the General Meeting has not had the opportunity of inspecting that certificate, the Annual Accounts cannot be adopted unless the other, added particulars include a statement giving a lawful reason for the absence of the certificate.

32.5	If the Annual Accounts are adopted after they have been amended, copies of the amended Annual Accounts may be obtained by the Shareholders and everyone in whom the right to attend General Meetings is vested free of charge.

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33	DISTRIBUTIONS - GENERAL

33.1	A distribution can only be made to the extent that the Company’s equity exceeds the amount of the paid up and called up part of its capital plus the reserves which must be maintained by law.

33.2	The Board of Managing Directors may resolve to make interim distributions, provided that it appears from interim accounts to be prepared in accordance with Section 105 paragraph 4 Book 2 that the requirement referred to in Article 33.1 has been met.

33.3	The parties entitled to a distribution shall be the relevant Shareholders, usufructuaries and pledgees, as the case may be, at a date to be determined by the Board of Managing Directors for that purpose. This date shall not be earlier than the date on which the distribution was announced.

33.4	The General Meeting may resolve, subject to Article 28, that all or part of a distribution, instead of being made in cash, shall be made in the form of Shares or in the form of the Company’s assets.

33.5	A distribution shall be payable on such date and, if it concerns a distribution in cash, in such currency or currencies as determined by the Board of Managing Directors. If it concerns a distribution in the form of the Company’s assets, the Board of Managing Directors shall determine the value attributed to such distribution for purposes of recording the distribution in the Company’s accounts with due observance of applicable law (including the applicable accounting principles).

33.6	A claim for payment of a distribution shall lapse after five years have expired after the distribution became payable.

33.7	For the purpose of calculating the amount or allocation of any distribution, Shares held by the Company in its own capital shall not be taken into account. No distribution shall be made to the Company in respect of Shares held by the Company in its own capital.

34	Ranking and Distributions. Profits, Reserves and Priority

34.1	The Preference Shares shall rank senior to all Junior Securities and, except as set forth in Article 34.2 and 39.6, the Class A Preference Shares and the Class B Preference Shares shall rank pari passu to each other, in each case as to:

(a)	the right to receive dividends and other distributions of profits or reserves; and

(b)	the right to participate in distributions of cash or assets upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary.

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34.2	Subject to Article 33.1, the freely distributable reserves shown in the Company's annual accounts in respect of a financial year shall be appropriated as follows, and in the following order of priority:

(a)	First: out of the freely distributable reserves, a dividend shall first be paid on the Series A Preference Shares at the Annual Rate on the Accrued Value of each Series A Preference Share (the Preference Dividend), to the extent the Company is permitted to make such payment pursuant to Article 33.1.

Dividends on each Series A Preference Share shall be cumulative and shall accrue daily from and after the Issue Date, compounding on a semi-annual basis on each Dividend Compounding Date, whether or not earned or declared. Each Preference Dividend so accrued (an Accrued Dividend) shall be paid, at the election of the Board of Managing Directors, either:

(i)	in cash (a Cash Dividend); or

(ii)	in kind, by increasing the Accrued Value of such Series A Preference Share by the amount of such accrued dividend (a PIK Dividend).

For the avoidance of doubt, the cumulative nature of the Preference Dividend means that Accrued Dividends shall accumulate and be carried forward regardless of whether they have been earned or declared, subject at all times to Article 33.1. A PIK Dividend that solely increases the Accrued Value is not a distribution for the purposes of Section 105 of Book 2 at the time of accrual; the distribution test of Article 33.1 applies only upon any subsequent Cash Dividend payment or redemption giving effect to that increased Accrued Value.

(b)	Second: the Company shall not declare, pay or set aside any dividend or distribution on Preference Shares (other than the Series A Preference Shares), Common Shares or any other Junior Securities (other than dividends on Common Shares payable solely in Common Shares) unless the holders of all outstanding Series A Preference Shares shall first receive, or simultaneously receive, an amount per Series A Preference Share at least equal to the sum of: (i) all Accrued Dividends then outstanding and not previously paid; and (ii) in the case of a dividend on Common Shares, the dividend per Series A Preference Share that would be payable on an as-converted basis in accordance with Article 34.2(d) below.

(c)	Third: if in any financial year the Company's distributable profits or distributable reserves are insufficient to pay the Preference Dividend in full, or if Article 33.1 prevents full payment, the unpaid amount shall be carried forward cumulatively. In each subsequent financial year, until the holders of Series A Preference Shares have received in full all arrears of the Preference Dividend together with the Preference Dividend accrued for the then-current financial year: (i) no distribution shall be made on any Junior Securities; and (ii) no amounts shall be added to free reserves beyond what is required by law.

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(d)	Fourth: subject to Articles 35 (Conversion) and 34.2(b), holders of Preference Shares shall be entitled to receive, on an as-converted basis, any dividend paid on Common Shares (other than Accrued Dividends), in the same form and at the same time as such dividend is paid on the Common Shares. The number of Common Shares into which each Preference Share is deemed converted for this purpose shall be calculated by dividing the Accrued Value of such Preference Share by the Conversion Price then in effect.

(e)	Fifth: the Board of Managing Directors shall determine what part of the remaining profits, after application of sub-paragraphs (a) through (d) above, shall be added to the Company's reserves.

(f)	Sixth: subject to Article 28.1(e), the profits remaining after sub-paragraphs (a) through (e) above shall be at the disposal of the General Meeting for distribution on the Common Shares.

34.3	Subject to Article 33.1, a distribution of profits shall be made after the adoption of the Annual Accounts that show that such distribution is permitted.

34.4	The Board of Managing Directors may resolve to make interim distributions, provided that:

(a)	interim accounts prepared in accordance with Section 105 paragraph 4 of Book 2 demonstrate that the requirement of Article 33.1 has been satisfied; and

(b)	all Accrued Dividends on the Series A Preference Shares in respect of the then-current financial year (calculated on a time-proportionate basis to the proposed distribution date) have been paid in full or, in the case of a PIK Dividend election, credited in full to the Accrued Value of each Series A Preference Share.

34.5	Subject to Article 33.1, the General Meeting is authorised to resolve to make a distribution from the Company's reserves, provided that no distribution may be made to the debit of the Share Premium Reserve of a class of Preference Shares (and the Share Premium Reserve of the relevant class of Preference Shares may not be used, released, converted or otherwise applied in a manner adverse to the holders of such Preference Shares) without the prior approval of the relevant class meeting of Shareholders who are entitled to the Share Premium Reserve concerned.

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34.6	The Board of Managing Directors may resolve to charge amounts to be paid up on Shares against the Company's reserves, irrespective of whether those Shares are issued to existing Shareholders, provided that no such charge may be made to the debit of the Share Premium Reserve of a class of Preference Shares (and the Share Premium Reserve of the relevant class of Preference Shares may not be used, released, converted or otherwise applied in a manner adverse to the holders of such Preference Shares) without the prior approval of the relevant class meeting of Shareholders who are entitled to the Share Premium Reserve concerned.

35	Conversion of Preference Shares

35.1	Each Preference Share shall be convertible, at any time and from time to time from and after the Issue Date, at the option of the holder thereof, into that number of whole Common Shares determined by dividing the Accrued Value of such Preference Share by the Conversion Price then in effect.

35.2	The initial Conversion Price shall be twelve United States Dollars (USD 12.00) per Common Share, subject to adjustment in accordance with Article 35.5.

35.3	Mechanics of Conversion:

(a)	A holder wishing to convert Preference Shares shall deliver a written conversion notice to the Company specifying the number of Preference Shares to be converted and the intended date of conversion.

(b)	Not later than the number of settlement days comprising the standard settlement period on the principal stock exchange on which the Common Shares are listed as of the date of delivery of the conversion notice, the Company shall deliver to the converting holder the number of Common Shares resulting from such conversion, which shall be free of transfer restrictions following the earlier of (i) the first anniversary of the Issue Date and (ii) the effective date of any applicable registration or admission to trading.

(c)	No fractional shares shall be issued upon conversion of Preference Shares. As to any fraction of a share to which a holder would otherwise be entitled, the Company shall, at its election, either pay a cash adjustment equal to such fraction multiplied by the Conversion Price or round up to the next whole Common Share.

(d)	Preference Shares converted into Common Shares shall be cancelled and shall not be reissued. All rights with respect to converted Preference Shares shall terminate upon conversion, save for the right to receive Common Shares.

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35.4	The Company shall at all times reserve and keep available out of its authorised Common Shares, for the sole purpose of conversion of Preference Shares, not less than such number of Common Shares as shall be required for the conversion of all then-outstanding Preference Shares, assuming a Conversion Price equal to the Floor Price. In case of a shortage of authorised Common Shares for the purpose as described before, the Board of Managing Directors will call a General Meeting so that within a term of seventy-five (75) calendar days a resolution can be passed to amend the Articles to increase the authorised capital of the Company. In case the term ends a calendar day which is not a Business Day, the term is extended to the next Business Day.

35.5	Adjustments to Conversion Price:

(a)	If the Company at any time while Preference Shares are outstanding (i) pays a share dividend or makes a distribution payable in Common Shares, (ii) subdivides outstanding Common Shares into a larger number of shares, (iii) combines outstanding Common Shares into a smaller number of shares, or (iv) issues shares by way of reclassification, then the Conversion Price and the Floor Price shall each be adjusted by multiplying them by a fraction of which the numerator is the number of Common Shares issued and outstanding immediately before such event and the denominator is the number of Common Shares issued and outstanding immediately after such event.

(b)	If, on the twenty-first trading day following the date that is six months after the Issue Date, the VWAP of the Common Shares (the Measurement Price) is less than the Conversion Price then in effect, the Conversion Price shall be reduced to an amount equal to the greater of (i) the Measurement Price and (ii) the Floor Price.

(c)	If and whenever on or after the Issue Date, until no Preference Shares remain outstanding, the Company issues or sells Common Shares (excluding Exempt Issuances) for a consideration per share (the New Issuance Price) less than the Conversion Price then in effect, and the aggregate consideration received by the Company in connection with all such issuances for the purpose of raising capital on or after the Issue Date exceeds five hundred thousand United States Dollars (USD 500,000.00) (a Dilutive Issuance), then immediately after such issuance the Conversion Price shall be reduced to an amount equal to the New Issuance Price. For the purposes of this Article 35.5(c):

(i)	Options and Convertible Securities

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The consideration per Common Share received or receivable by the Company in respect of Common Shares issued or deemed issued pursuant to an Option or Convertible Security shall be determined by dividing:

(A)   the aggregate amount received or receivable by the Company as consideration for the issuance of the relevant Options or Convertible Securities, plus the minimum aggregate amount of additional consideration payable to the Company upon:

(1)   exercise of the Options;

(2)   conversion or exchange of the Convertible Securities; or

(3)   in the case of Options to acquire Convertible Securities, exercise of the Options and subsequent conversion or exchange of the Convertible Securities,

in each case without giving effect to any provision providing for a subsequent adjustment of such consideration; by

(B)   the maximum number of Common Shares issuable upon exercise, conversion or exchange, determined without giving effect to any provision providing for a subsequent adjustment of that number.

(ii)	Deemed issuance of Options and Convertible Securities

(A)   If the Company issues an Option or Convertible Security, the maximum number of Common Shares issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued at the time the Option or Convertible Security is issued. Where the Company fixes a record date for determining the persons entitled to receive an Option or Convertible Security, the deemed issuance shall occur at the close of business on that record date. The number of Common Shares deemed issued shall be determined assuming satisfaction of any conditions to exercise, conversion or exchange, but without giving effect to any provision providing for a subsequent adjustment of that number.

(B)   If at any time:

(1) the purchase or exercise price under an Option;

(2) the additional consideration payable upon issuance, conversion, exercise or exchange of a Convertible Security; or

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(3) the rate at which a Convertible Security is convertible into or exchangeable or exercisable for Common Shares, is increased or decreased, the Conversion Price shall be recalculated to the Conversion Price that would have been in effect had the amended terms applied when the Option or Convertible Security was initially issued.

(C)   Paragraph (B) shall not apply to:

(1) proportionate adjustments resulting from an event described in Article 35.5(a); or

(2)   automatic anti-dilution adjustments that are no more favourable to the holder of the relevant Option or Convertible Security than the adjustments provided for in this Article 35.5.

(D) If the terms of an Option or Convertible Security outstanding on the Issue Date are subsequently amended in a manner described in paragraph (B), that Option or Convertible Security and the Common Shares issuable upon its exercise, conversion or exchange shall be deemed issued on the date of the amendment.

(E) No adjustment under this Article 35.5(c)(ii) shall increase the Conversion Price.

(iii)	Calculation of consideration

(A)   Where one or more Options are issued together with other securities as part of a single integrated transaction:

(1) each Option shall be deemed issued for its Option Value; and

(2) the other securities shall be deemed issued for the aggregate consideration received or receivable by the Company in the integrated transaction, less:

(a) any consideration paid or payable by the Company pursuant to the terms of those other securities; and

(b) the aggregate Option Value of the Options issued in the transaction.

(B) If Common Shares, Options or Convertible Securities are issued or sold for cash, the consideration shall be the net cash proceeds received or receivable by the Company.

(C) If Common Shares, Options or Convertible Securities are issued or sold for consideration other than cash:

(1) publicly traded securities shall be valued at their VWAP on the date on which they are received or become receivable by the Company; and

(2) all other consideration shall be valued at its fair market value.

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(D) If Common Shares, Options or Convertible Securities are issued to the shareholders or other equity holders of a non-surviving or acquired entity in connection with a merger, acquisition, legal merger, demerger or similar transaction, the consideration shall be the fair market value of the portion of the net assets and business acquired by the Company that is reasonably attributable to the relevant Common Shares, Options or Convertible Securities.

(E) The fair market value of any consideration referred to in paragraph (C)(2) or (D) shall be determined jointly by the Company and the Required Holders. If they do not agree within ten (10) Business Days after the event requiring valuation, the fair market value shall be determined by an independent, reputable appraiser jointly appointed by the Company and the Required Holders. If they fail to agree on an appraiser within a further five (5) Business Days, the appraiser shall, at the request of either party, be appointed by the president of the Royal Netherlands Institute of Chartered Accountants or its successor organisation.

The appraiser shall act as an expert and not as an arbitrator. Its determination shall, absent manifest error, be final and binding, and its reasonable fees and expenses shall be borne by the Company.

(iv)	No duplication: No issuance or deemed issuance shall result in more than one adjustment of the Conversion Price. Upon the expiry, cancellation or termination of an Option or Convertible Security without all underlying Common Shares having been issued, the Conversion Price shall not be increased unless and only to the extent expressly approved by the Required Holders through a class meeting of Class A Preference Shares and the Class B Preference Shares, voting (each) as a single class.

(d)	If the Company effects any merger, consolidation, sale of all or substantially all of its assets, compulsory share exchange or similar transaction pursuant to which Common Shares are converted into or exchanged for other securities, cash or property (each a Fundamental Transaction), then upon any subsequent conversion of Preference Shares, the holder shall have the right to receive, for each Common Share that would have been issuable upon conversion immediately prior to such Fundamental Transaction, the same consideration receivable by a holder of Common Shares as a result of such Fundamental Transaction (the Alternate Consideration).

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35.6	Subject only to mandatory applicable law and the receipt of a valid conversion notice in accordance with Article 35.3(a), the Company’s obligation to issue and deliver Common Shares upon conversion of Preference Shares shall be absolute and unconditional, irrespective of:

(a)	any act or omission of the relevant holder in enforcing its rights;

(b)	any waiver or consent relating to these Articles of Association or any agreement between the Company and that holder;

(c)	any set-off, counterclaim, recoupment, defence or other claim that the Company or any Group Company may have against that holder or any of its Affiliates;

(d)	any actual or alleged breach by that holder or any other person of an obligation owed to the Company or any Group Company; or

(e)	any actual or alleged violation of law by that holder or any person associated or affiliated with it.

The delivery of Common Shares shall not constitute a waiver of any claim that the Company may have against the relevant holder.

35.7	The Company may not refuse or delay a conversion on the basis of a claim described in Article 35.6, unless:

(a)	a competent court has issued an immediately enforceable injunction or order restraining or prohibiting the relevant conversion, following notice to the relevant holder and an opportunity for that holder to be heard; and

(b)	to the extent permitted by applicable law, the Company has provided security, in a form reasonably satisfactory to the relevant holder, in an amount equal to one hundred fifty percent (150%) of the Accrued Value of the Preference Shares subject to the injunction or order.

Such security shall remain in place until the underlying dispute has been finally resolved and shall be available to satisfy any final judgment or award in favour of the holder.

35.8	In the absence of an injunction or order satisfying Article 35.7, the Company shall issue and deliver the applicable Common Shares and any cash payable in respect of fractional Common Shares following receipt of a valid conversion notice.

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35.9	If the Company fails to deliver the Common Shares resulting from a conversion by the tenth (10th) Trading Day after the applicable Share Delivery Date, the Company shall pay to the relevant holder, in cash, as a contractual penalty and without prejudice to Article 35.10, for each five thousand United States Dollars (USD 5,000.00) of Accrued Value being converted:

(a)	twenty-five United States Dollars (USD 25.00) for each Trading Day commencing on the eleventh (11th) Trading Day after the Share Delivery Date;

(b)	fifty United States Dollars (USD 50.00) for each Trading Day commencing on the third (3rd) Trading Day after the payments under paragraph (a) begin to accrue; and

(c)	one hundred United States Dollars (USD 100.00) for each Trading Day commencing on the sixth (6th) Trading Day after the payments under paragraph (a) begin to accrue,

in each case until the Common Shares have been delivered or the holder has withdrawn or rescinded the relevant conversion notice.

The payments provided for in this Article 35.9 shall not constitute the holder’s exclusive remedy. Subject to applicable law, the holder may seek specific performance, injunctive relief and compensation for losses exceeding the amounts paid under paragraphs (a) through (c) above, provided that there shall be no double recovery in respect of the same loss.

35.10	Notice of specified corporate actions

(a)	If the Company proposes to:

(i)	declare or make a dividend or other distribution, in cash, Shares or other assets, on the Common Shares;

(ii)	acquire, redeem or cancel Common Shares, other than an acquisition in the ordinary course pursuant to an employee share plan;

(iii)	grant to all or substantially all holders of Common Shares any rights, Options or warrants to subscribe for or acquire Shares or other securities;

(iv)	effect or submit for approval any reclassification of the Common Shares, legal merger, demerger, consolidation, compulsory share exchange, Fundamental Transaction or sale or transfer of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole; or

(v)	resolve upon, apply for or otherwise commence the voluntary or involuntary dissolution, liquidation, winding-up, bankruptcy or suspension of payments of the Company,

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the Company shall give written notice to each holder of Preference Shares at the address, including any electronic address, recorded for that holder in the Shareholders Register.

(b)	The notice shall be given at least twenty (20) calendar days before the applicable record date, effective date or expected completion date and shall state, as applicable:

(i)	the date on which the relevant record is to be taken;

(ii)	if no record date is to be fixed, the date as of which the holders entitled to the relevant dividend, distribution, acquisition, redemption, rights, Options or warrants are to be determined;

(iii)	the expected effective or completion date of the relevant reclassification, merger, demerger, consolidation, share exchange, Fundamental Transaction, sale, transfer, dissolution, liquidation or winding-up;

(iv)	the date as of which holders of Common Shares are expected to become entitled to receive or exchange their Common Shares for securities, cash or other property;

(v)	a reasonably detailed description of the material terms of the proposed action and the consideration payable or distributable in connection with it; and

(vi)	the manner in which the proposed action is expected to affect the rights of the holders of Preference Shares, including their conversion rights and any proposed adjustment to the Conversion Price.

(c)	Failure to give a notice under this Article 35.10, or any defect in such notice, shall not of itself invalidate the relevant corporate action, but shall not prejudice:

(i)	any conversion right of a holder of Preference Shares;

(ii)	any claim arising from the Company’s failure to comply with this Article 35.10; or

(iii)	any right of the holders of Preference Shares under Articles 28, 35, 37 or 39.

(d)	Each holder of Preference Shares shall remain entitled to convert all or any portion of its Preference Shares during the period commencing on the date of the notice and ending on the effective or completion date of the relevant action, unless conversion is prohibited by mandatory applicable law or by an immediately enforceable order of a competent court.

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(e)	To the extent the notice contains inside information or other non-public price-sensitive information, its delivery and any public disclosure shall be made in compliance with applicable securities laws and the rules of the relevant Trading Market. The Company shall not withhold or delay the notice solely because it contains such information, except to the extent a delay is permitted by applicable law, in which case the notice shall be delivered as soon as the lawful basis for delay ceases to apply.

36	[Reserved].

37	Redemption of Preference Shares

37.1	Subject to this Article and to Articles 10.2, 10.3 and 33.1, the Company may in its sole discretion redeem all or a portion of the outstanding Preference Shares at the following redemption prices per Preference Share:

(a)	In the case of Series A Preference Shares:

(i)	Issue Date to first anniversary: one hundred fifty percent (150%) of Accrued Value;

(ii)	First to second anniversary: one hundred forty percent (140%) of Accrued Value;

(iii)	Second to third anniversary: one hundred thirty percent (130%) of Accrued Value;

(iv)	Third to fourth anniversary: one hundred twenty percent (120%) of Accrued Value;

(v)	Fourth to fifth anniversary: one hundred ten percent (110%) of Accrued Value; and

(vi)	Fifth anniversary onwards: one hundred percent (100%) of Accrued Value; and

(b)	In the case of Series B Preference Shares:

(i)	Issue Date to first anniversary: one hundred fifty percent (150%) of Stated Value;

(ii)	First to second anniversary: one hundred forty percent (140%) of Stated Value;

(iii)	Second to third anniversary: one hundred thirty percent (130%) of Stated Value;

(iv)	Third to fourth anniversary: one hundred twenty percent (120%) of Stated Value;

(v)	Fourth to fifth anniversary: one hundred ten percent (110%) of Stated Value; and

(vi)	Fifth anniversary onwards: one hundred percent (100%) of Stated Value.

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37.2	The Company shall provide not less than fifteen (15) days' prior written notice to each holder of Preference Shares of the intended redemption, specifying the number of Preference Shares to be redeemed, the redemption date and the applicable redemption price. Each holder shall remain entitled to convert all or a portion of its Preference Shares at any time during the fifteen (15)-day period commencing on the date of such notice through the applicable redemption date.

37.3	Subject to Articles 10 and 33.1 and applicable law, if at any time after the fifth (5th) anniversary of the Issue Date, a holder delivers to the Company a written notice demanding redemption of all or part of such holder's Preference Shares, the Company shall redeem the relevant Preference Shares at a price per share equal to, in the case of Series A Preference Shares, the Accrued Value, and, in the case of Series B Preference Shares, the Stated Value (in each case, as applicable, the Redemption Price). The Company shall apply all of its available assets to such redemption until the Redemption Price has been paid in full.

37.4	If any portion of the Redemption Price has not been paid within five (5) Business Days following the applicable redemption date, interest on such unpaid amount shall accrue at a rate equal to the lesser of (i) twenty-four percent (24%) per annum and (ii) the maximum rate permitted under Dutch law.

37.5	Upon redemption of any Preference Shares, all rights with respect to such shares shall immediately terminate, except the right of the holder to receive the applicable redemption price. Redeemed Preference Shares shall constitute Cancellable Preference Shares and shall be cancelled in accordance with Article 11.

38	Amendment of the Articles of Association. Merger. Division

38.1	Notwithstanding Article 26.1 and 28.1, a resolution to amend the Articles of Association or a resolution for a merger or division in the terms of Part 7 of Book 2 may be passed by the General Meeting only by a majority of at least two thirds of the votes cast; that majority must represent more than half of the issued capital; provided, that no amendment of these Articles may adversely affect the rights of the holders of a class of Preference Shares without the prior approval of a class meeting of such Preference Shares.

38.2	If a proposal to amend the Articles of Association is to be made to the General Meeting, this must be stated in the notice calling the General Meeting. The persons giving such notice must at the same time deposit a copy of that proposal, containing the verbatim text of the proposed amendment, at the business office of the Company for inspection by the Shareholders and everyone in whom the right to attend General Meetings is vested. Failing this no resolution can be validly passed on the proposal unless the requirements set out in Article 24.5 have been fulfilled.

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38.3	From the day of deposit of the proposal to amend the Articles of Association and until the end of the General Meeting at which that proposal will be discussed and voted upon, the Shareholders and everyone in whom the right to attend General Meetings is vested, must be given the opportunity to obtain copies of that proposal. The copies shall be issued free of charge.

39	Dissolution and Winding up

39.1	The General Meeting has the power to resolve to dissolve the Company, provided with due observance of the requirements set out in Articles 28.1(j) and 28.2(c).

39.2	In the event of its voluntary dissolution the Company shall continue in existence for such period of time as the liquidation of its assets and liabilities may require.

39.3	In any document issued and notice served by the Company in the course of its winding up the words: "in liquidation" must be added to its name.

39.4	Unless otherwise resolved by the General Meeting or unless otherwise provided by law, the Managing Directors of the Company shall be the liquidators of the Company under the supervision of the Supervisory Directors.

39.5	The reports and statements relating to the dissolution and the winding up as required by law shall be filed by the liquidators at the Trade Register of the Dutch Chamber of Commerce.

39.6	The surplus assets remaining after all the Company's liabilities have been satisfied shall be distributed as follows:

(a)	First: to the holders of Preference Shares, an amount per Preference Share equal to the greater of:

(i)	one hundred per cent (100%) of the Accrued Value of such Preference Share (including all Accrued Dividends, as applicable); or

(ii)	such amount per Preference Share as would have been payable had all Preference Shares been converted into Common Shares pursuant to Article 35 immediately prior to the liquidation, dissolution or winding-up, calculated at the Conversion Price then in effect;

together with the balance, if any, of the Share Premium Reserve allocated to the Preference Shares. If the available assets are insufficient to pay the full amount under (i) or (ii) (as applicable), the holders of Preference Shares shall share pro rata in the available assets in proportion to their respective entitlements.

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(b)	Second: to the holders of Common Shares the paid-up par value of their Common Shares together with the balance, if any, of the Share Premium Reserve allocated to the Common Shares;

(c)	Third: following full satisfaction of the liquidation preference under (a) and (b) above, any remaining surplus shall be distributed to the holders of Preference Shares and holders of Common Shares pro rata, treating all Preference Shares as converted into Common Shares at the Conversion Price then in effect.

Each distribution referred to in this Article 39.6 shall be made in proportion to the amount of paid-up par value of the relevant Shares held by each Shareholder.

39.7	After completion of the winding up, during the safe-keeping period prescribed by law the books, records and other data carriers of the dissolved Company shall remain in the custody of the person whom the liquidators have appointed for that purpose in writing.

39.8	Deemed Liquidation Events

(a)	If a Deemed Liquidation Event occurs and the Company has not been dissolved within ninety (90) days after its completion, the Company shall, no later than the ninetieth (90th) day following completion of that Deemed Liquidation Event, give written notice to each holder of Preference Shares:

(i)	describing the material terms of the Deemed Liquidation Event and the consideration received or receivable in connection with it;

(ii)	setting out the Company’s good-faith calculation of the Available Proceeds and the Preference Share Liquidation Amount; and

(iii)	advising the holders of Preference Shares of their rights under this Article 39.8 and the procedure and time limits for exercising those rights.

(b)	If the Required Holders so request by written notice delivered to the Company no later than one hundred twenty (120) days after completion of the Deemed Liquidation Event, the Company shall, on the one hundred fiftieth (150th) day after completion of the Deemed Liquidation Event, apply the Available Proceeds to acquire or redeem all outstanding Preference Shares at a price per Preference Share equal to the Preference Share Liquidation Amount.

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(c)	Any acquisition or redemption pursuant to this Article 39.8 shall be effected only to the extent permitted by Articles 10 and 33.1 and applicable law. To the extent that the Available Proceeds or the amount lawfully available are insufficient to acquire or redeem all outstanding Preference Shares in full:

(i)	the Company shall acquire or redeem the maximum number or portion of Preference Shares that it may lawfully acquire or redeem;

(ii)	the amount applied shall be allocated among the holders of Preference Shares pro rata in proportion to the respective Preference Share Liquidation Amounts that would have been payable to them if all Preference Shares had been acquired or redeemed in full; and

(iii)	the Company shall acquire or redeem the remaining Preference Shares, or unpaid portions thereof, as soon as and to the maximum extent that it may lawfully do so.

(d)	Until the obligations under this Article 39.8 have been satisfied in full, the Company shall not, and shall procure that its Subsidiaries do not, expend, transfer or otherwise dissipate any consideration received in connection with the Deemed Liquidation Event, except:

(i)	to discharge liabilities, taxes, costs, fees and expenses taken into account in determining the Available Proceeds;

(ii)	in the ordinary course of business consistent with past practice and as reasonably necessary to preserve the value of the Company and its Subsidiaries; or

(iii)	with the prior consent of the Required Holders through a class meeting of Class A Preference Shares and the Class B Preference Shares, voting (each) as a single class.

(e)	Preference Shares acquired or redeemed pursuant to this Article 39.8 shall constitute Cancellable Preference Shares and shall be cancelled in accordance with Article 11. Article 37.6 shall apply mutatis mutandis.

39.9	Valuation of non-cash consideration

(a)	If any part of the Available Proceeds consists of property other than cash, the value of that property shall be its fair market value as at the date on which it was received or became receivable by the Company or the relevant Group Company.

(b)	The fair market value shall be determined as follows:

(i)	securities listed or quoted on a Trading Market and not subject to restrictions on transfer or marketability shall be valued at their VWAP as at the relevant valuation date;

(ii)	securities subject to investment letters, lock-ups or other restrictions on free marketability, other than restrictions arising solely from a holder’s status as an affiliate or former affiliate, shall be valued at the value determined under paragraph (i), less an appropriate discount reflecting those restrictions; and

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(iii)	all other property shall be valued by the Board of Managing Directors acting reasonably and in good faith.

(c)	If the Required Holders object in writing to a valuation under paragraph (b)(ii) or (b)(iii) within ten (10) Business Days after receiving notice of it, the fair market value shall be determined by an independent, reputable appraiser jointly appointed by the Company and the Required Holders. If they fail to agree on an appraiser within five (5) Business Days, the appraiser shall, at the request of either party, be appointed by the president of the Royal Netherlands Institute of Chartered Accountants or its successor organisation.

(d)	The appraiser shall act as an expert and not as an arbitrator. Its determination shall, absent manifest error, be final and binding. The Company shall bear the appraiser’s reasonable fees and expenses.

39.10	If the Company is dissolved following a Deemed Liquidation Event, Articles 39.1 through 39.6 shall apply, provided that any amount previously paid to a holder of Preference Shares pursuant to Article 39.8 shall be credited against the amount otherwise payable to that holder pursuant to Article 39.6, so that no holder receives more than the aggregate amount to which it is entitled under those Articles.

40	Federal forum provision

40.1	Except as otherwise consented into writing by the Company, the sole and exclusive forum of any complaint asserting a cause of action arising under the United States Securities Act of 1933, as amended, to the fullest extent permitted by applicable law, shall be the federal district courts of the United States of America.